As filed with the Securities and Exchange Commission on February, 13, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UPSON BANKSHARES, INC.

(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	58-06011136 (I.R.S. Employer Identification Number)

108 South Church Street
Thomaston, Georgia 30286-4104
(706) 647-5426
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel W. Brinks, President
108 South Church Street
Thomaston, Georgia 30286-4104
(706) 647-5426
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Thomas O. Powell Troutman Sanders LLP 600 Peachtree Street, N.E., Suite 5200 Atlanta, Georgia 30308-2216 (404) 885-3294	Walter G. Moeling, IV Powell, Goldstein, Frazer & Murphy LLP 191 Peachtree Street, Suite 1600 Atlanta, Georgia 30303 (404) 572-6629

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered	Offering Price per Share	Aggregate Offering Price	Registration Fee

Common Stock, no par value per share	1,484,029 shares (1)	(2)	$18,758,126.56 (3)	$2,376.65

(1)	Based upon the maximum number of shares of common stock of Upson Bankshares, Inc. which will be issued in exchange for shares of common stock of First Polk Bankshares, Inc. pursuant to the merger described in the prospectus which is a part of this registration statement.

(2)	Not applicable.

(3)	In accordance with Rule 457(f)(2), the registration fee is based on the aggregate book value, as of September 30, 2003, of the maximum number of shares of common stock of First Polk Bankshares, Inc. to be received by Upson Bankshares, Inc., in exchange for the securities being registered hereby.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

MERGER PROPOSED — YOUR VOTE IS IMPORTANT

     The Boards of Directors of Upson Bankshares, Inc. and First Polk Bankshares, Inc. have each unanimously agreed to a merger of equals that will result in First Polk merging with Upson, with the combined company operating under the name SouthCrest Financial Group, Inc. The subsidiary banks will continue to operate under their current names. Based on September 30, 2003 financial data, the combined holding company will have assets of approximately $397 million.

     We expect the proposed merger will bring together two complementary institutions to create a company positioned for further growth. Furthermore, we believe the combined company will achieve stronger earnings growth and create more shareholder value than either could achieve separately.

     Under our merger agreement, each outstanding share of First Polk common stock will be exchanged, at the election of each First Polk shareholder, for either (i) one share of Upson common stock or (ii) $16.00 in cash. Because Upson’s name will change to “SouthCrest Financial Group, Inc.” in the merger, the shares of stock issued in the merger will be evidenced by SouthCrest stock certificates. Each share of Upson common stock will remain outstanding as a share of common stock of the combined company except that each Upson shareholder may elect to receive $16.00 per share in cash in exchange for all or a portion of his or her shares of Upson common stock.

     As a result of the merger, all shares of common stock held by former First Polk and Upson shareholders that are not exchanged for cash will represent the same number of shares of SouthCrest common stock. If all of the First Polk and Upson shareholders elect to receive or retain stock instead of receiving cash in the merger, the former First Polk shareholders will own approximately 40.5% of the outstanding shares of the combined company, while the Upson shareholder group will own the remaining 59.5%.

     We cannot complete our merger unless we obtain regulatory and shareholder approval. As a result, each company will hold a special meeting of its shareholders to vote on the merger. Your vote is important. Whether or not you plan to attend your shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you are a First Polk shareholder and do not return your card or otherwise vote, or do not instruct your broker how to vote any shares held for you in your broker’s name, the effect will be a vote against the merger.

     The places, dates and times of the special meetings are as follows:

For Upson shareholders:	For First Polk shareholders:

     This joint proxy statement/prospectus provides detailed information about our proposed merger. You should read it carefully. The merger involves risks. See “RISK FACTORS RELATING TO THE MERGER” on page    of this joint proxy statement/prospectus.

     We enthusiastically support this combination of our two companies and join with the other members of our Boards of Directors in unanimously recommending that you vote in favor of the merger.

Robert P. Cravey, Chairman	Harold W. Wyatt, Jr., Chairman
Upson Bankshares, Inc.	First Polk Bankshares, Inc.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the securities to be issued under this document or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Joint Proxy Statement/Prospectus dated __________ __, 2004
and first mailed to shareholders on or about __________ __, 2004

UPSON BANKSHARES, INC.
108 South Church Street
Thomaston, Georgia 30286-4104

Notice of Special Meeting of Shareholders
to be held on__________, 2004

To the Shareholders of Upson Bankshares, Inc.:

     A special meeting of shareholders of Upson Bankshares, Inc. will be held at              , on              , 2004, at        .m., local time, for the following purposes:

(1)	to approve an Agreement and Plan of Merger, dated as of November 24, 2003, by and between First Polk Bankshares, Inc., a bank holding company based in Cedartown, Georgia, and Upson, pursuant to which First Polk and Upson will merge, as more particularly described in the enclosed joint proxy statement/prospectus; and

(2)	to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

     Only Upson shareholders of record at the close of business on                , 2004 are entitled to vote at the special meeting or any postponements or adjournments thereof. The approval of the merger agreement requires the affirmative vote of at least a majority of all of the votes cast at the special meeting.

     UPSON’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UPSON SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Notice of Right to Dissent. If Proposal 1 above is approved and the merger is consummated, each shareholder of Upson will have the right to dissent from approval of the merger and will be entitled to the rights and remedies of dissenting shareholders provided in the Georgia Business Corporation Code. The right of any such shareholder to any dissenters’ rights is contingent upon consummation of the merger and upon strict compliance with the requirements of Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code. The full text of these sections is attached as Appendix B to this joint proxy statement/prospectus. For a summary of these requirements, see “TERMS OF THE MERGER — Dissenters’ and Appraisal Rights” in this joint proxy statement/prospectus.

     Each shareholder, whether or not he or she plans to attend the special meeting, is requested to sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. Any proxy given by the shareholder may be revoked by filing with Upson’s Secretary a written revocation or a duly executed proxy bearing a later date. Any shareholder present at the special meeting may revoke his or her proxy and vote personally on each matter brought before the special meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the special meeting.

By Order of the Board of Directors,

____________, 2004 Thomaston, Georgia	_____________________________________ Daniel W. Brinks President and Chief Executive Officer
IMPORTANT: The prompt return of proxies will save Upson Bankshares, Inc. the expense of further requests for proxies in order to ensure a quorum at the special meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

FIRST POLK BANKSHARES, INC.

967 North Main Street
Cedartown, Georgia 30125-2327

Notice of Special Meeting of Shareholders
to be held on __________, 2004

To the Shareholders of First Polk Bankshares, Inc.:

     A special meeting of shareholders of First Polk Bankshares, Inc. will be held at              , on              , 2004, at    .m., local time, for the following purposes:

(1)	to approve an Agreement and Plan of Merger, dated as of November 24, 2003, by and between First Polk and Upson Bankshares, Inc., a bank holding company based in Thomaston, Georgia, pursuant to which First Polk and Upson will merge, as more particularly described in the enclosed joint proxy statement/prospectus; and

(2)	to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

     Only First Polk shareholders of record at the close of business on              , 2004 are entitled to vote at the special meeting or any postponements or adjournments thereof. The approval of the merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast at the special meeting.

     FIRST POLK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FIRST POLK SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Notice of Right to Dissent. If Proposal 1 above is approved and the merger is consummated, each shareholder of First Polk will have the right to dissent from approval of the merger and will be entitled to the rights and remedies of dissenting shareholders provided in the Georgia Business Corporation Code. The right of any such shareholder to any dissenters’ rights is contingent upon consummation of the merger and upon strict compliance with the requirements of Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code. The full text of these sections is attached as Appendix B to this joint proxy statement/prospectus. For a summary of these requirements, see “TERMS OF THE MERGER — Dissenters’ and Appraisal Rights” in this joint proxy statement/prospectus.

     Each shareholder, whether or not he or she plans to attend the special meeting, is requested to sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. Any proxy given by the shareholder may be revoked by filing with First Polk’s Secretary a written revocation or a duly executed proxy bearing a later date. Any shareholder present at the special meeting may revoke his or her proxy and vote personally on each matter brought before the special meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the special meeting.

By Order of the Board of Directors,

___________, 2004 Cedartown, Georgia	_____________________________________ Larry T. Kuglar President and Chief Executive Officer
IMPORTANT: The prompt return of proxies will save First Polk the expense of further requests for proxies in order to ensure a quorum at the special meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS	1
SUMMARY	2
RISK FACTORS	7
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	9
THE SPECIAL MEETINGS	10
Meeting Dates, Time, Places and Record Dates	10
Matters to be Considered	10
Vote Required	10
Voting of Proxies	11
Revocability of Proxies	11
Solicitation of Proxies	12
Recommendation of the Boards of Directors	12
Auditor Information	12
BACKGROUND OF AND REASONS FOR THE MERGER	14
Background of the Merger	14
First Polk’s Reasons for the Merger	15
Upson’s Reasons for the Merger	15
Opinion of First Polk’s Financial Advisor	16
TERMS OF THE MERGER	17
General	17
Conversion of Stock; Treatment of Options	17
Effective Time of the Merger	18
Exchange of Certificates	18
Important Federal Income Tax Consequences	19
Management and Operations After the Merger	20
Interests of Employees and Directors of Upson and First Polk in the Merger	21
Conditions to Consummation	22
Regulatory Matters	23
Amendment, Waiver and Termination	24
Conduct of Business Pending the Merger	25
Expenses and Fees	26
Accounting Treatment	27
Resales of SouthCrest Common Stock	27
Dissenters’ and Appraisal Rights	27
PRO FORMA COMBINED FINANCIAL DATA	29
INFORMATION ABOUT UPSON	33
General	33
Bank of Upson/Meriwether Bank and Trust	33
Legal Proceedings	35
Properties	36
UPSON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
Management of Upson	51
Directors	51
Executive Officers	51
Certain Transactions	51
Executive Compensation	52
Life Insurance Plan	52
Director Compensation	52
Security Ownership of Certain Beneficial Owners and Management	52
INFORMATION ABOUT FIRST POLK	54
General	54
The First National Bank of Polk County	54
Legal Proceedings	55
Properties	55
FIRST POLK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	56
Management of First Polk	71
Directors	71
Executive Officers	71
Certain Transactions	71
Executive Compensation	72
Director Compensation	72
Security Ownership of Certain Beneficial Owners and Management	72
COMPARATIVE RIGHTS OF FIRST POLK SHAREHOLDERS AND UPSON SHAREHOLDERS	74
Authorized Capital Stock	74
Amendments to Articles of Incorporation and Bylaws	74
Board of Directors and Absence of Cumulative Voting	75
Removal of Directors	75
Indemnification of Directors and Officers	75
Special Meetings of Shareholders	76
Mergers, Share Exchanges and Sales of Assets	76
Shareholder Rights to Examine Books and Records	77
Dividends	77
SUPERVISION AND REGULATION	77
Regulation of Upson and First Polk	78
Regulation of Bank of Upson and The First National Bank of Polk County	79
Payment of Dividends	80
Capital Adequacy	80
Restrictions on Transactions with Affiliates	81
Monetary Policy	82
EXPERTS	82
LEGAL MATTERS	82
SHAREHOLDER PROPOSALS AND OTHER MATTERS	82
WHERE YOU CAN FIND MORE INFORMATION	82
INDEX TO UPSON BANKSHARES, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS	F-1
INDEX TO FIRST POLK BANKSHARES, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS	F-33

MERGER AGREEMENT	APPENDIX A
GEORGIA DISSENTERS’ RIGHTS STATUTE	APPENDIX B

ii

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this joint proxy statement/prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by Upson, Bank of Upson, First Polk or The First National Bank of Polk County. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of common stock of Upson to which it relates, or any offer of such shares of common stock of Upson to any person in any state or other jurisdiction in which such offer is unlawful. Neither the delivery of this joint proxy statement/prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Upson, Bank of Upson, First Polk or The First National Bank of Polk County since the date hereof or that information contained herein is correct as of any time subsequent to any of the dates as of which information is furnished herein or the date hereof.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
FOR THE SPECIAL MEETINGS

Q:	What should I do now?

A:	After you have carefully read this document, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the meeting. If you sign and send in a proxy card but do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the merger agreement.

First Polk shareholders must also complete and return the enclosed election form in which they will indicate whether they wish to receive cash or stock in the merger.

Upson shareholders who wish to redeem all or a portion of their shares of Upson common stock for cash in the merger must also complete and return the enclosed election form.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. Following the directions your broker provides, you should instruct your broker how to vote your shares. If you do not provide instructions to your broker, your shares will not be voted. With respect to First Polk, this will have the effect of a vote against the approval and adoption of the merger agreement. With respect to Upson, if you fail to vote on the merger it will have no effect on the outcome of the vote.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. There are three ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. The latest vote actually received by your company prior to your shareholders’ meeting will be your vote. Any earlier votes will be revoked. Third, you may attend your shareholders’ meeting and vote in person. Any earlier votes will be revoked. Simply attending your meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. You should not send in your stock certificates at this time. Instructions for exchanging your stock certificates for cash or SouthCrest stock certificates will be sent to you promptly after the merger is completed.

Q:	Whom should I call with questions about the merger?

A:	First Polk shareholders should call Larry T. Kuglar at (678) 721-5205. Upson shareholders should call Daniel W. Brinks at (706) 647-5426.

SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger and its potential impact on you, we urge you to read this entire document carefully, including the exhibits and enclosures. Each item in this summary includes a page reference directing you to a more complete discussion of the item.

The Companies (pages ___ and ___)

Upson Bankshares, Inc.
108 South Church Street
Thomaston, Georgia 30286-4104

     Upson Bankshares, Inc. was organized in 1996 and is headquartered in Thomaston, Georgia. As of September 30, 2003, Upson had approximately $249 million in assets. Its state bank subsidiary, Bank of Upson, operates five full service banking offices in Meriwether and Upson Counties in central Georgia. The bank offers a broad range of banking products and services, including commercial, real estate, residential mortgage, and consumer loans, cash management and other services.

First Polk Bankshares, Inc.
967 North Main Street
Cedartown, Georgia 30125-2327

     First Polk Bankshares, Inc. was organized in 1985 and is headquartered in Cedartown, Georgia. As of September 30, 2003, First Polk had approximately $147 million in assets. Its national bank subsidiary, The First National Bank of Polk County, operates three full service banking offices in Polk County, Georgia. The bank offers a broad range of banking products and services, including commercial, real estate, residential mortgage and consumer loans and other services.

The Merger (page __)

     We are proposing a merger of equals between Upson and First Polk whereby First Polk and Upson will merge. After the merger, the combined company will operate under the name “SouthCrest Financial Group, Inc.” and will own The First National Bank of Polk County and the Bank of Upson.

     SouthCrest’s articles of incorporation and bylaws will be the same as Upson’s articles of incorporation and bylaws as they exist immediately prior to the merger.

     After the merger, SouthCrest’s board of directors will have nine members — five from Upson and four from First Polk. The directors from Upson are expected to be Daniel W. Brinks, Robert P. Cravey, Zack D. Cravey, Jr., J. Warren Patrick, M.D., and Richard T. Bridges. The directors from First Polk are expected to be Larry T. Kuglar, Harold W. Wyatt, Jr., Michael D. McRae and Edmund J. Wall. Mr. Brinks will serve as SouthCrest’s chairman of the board and chief operating officer, and Mr. Kuglar will serve as its president and chief executive officer.

What Shareholders will Receive in the Merger

     Upon consummation of the merger, each share of First Polk common stock will be exchanged for either (i) one share of Upson common stock or (ii) $16.00 in cash, provided that each First Polk shareholder electing to receive cash for his or her shares must make this election for all of his or her shares. Because Upson’s name will change to “SouthCrest Financial Group, Inc.” in the merger, stock issued in the merger will be evidenced by SouthCrest stock certificates. In addition, Upson shareholders may redeem some or all of their shares of Upson common stock in exchange for $16.00 in cash per share. The maximum aggregate amount of cash that may be paid in exchange for shares of Upson and First Polk common stock is $1,500,000.

     The exchange ratio is fixed. However, the market value of the SouthCrest stock that First Polk shareholders will receive as a result of the merger may be significantly higher or lower than its current value or its value on the date of the shareholders’ meetings. Based on the current number of Upson and First Polk shares outstanding, and assuming all of the First Polk and Upson shareholders elect to receive or retain stock instead of receiving cash in the merger, Upson’s existing shareholders will own approximately 59.5% of the total SouthCrest shares outstanding and First Polk’s shareholders will own approximately 40.5% of such shares after the merger

Reasons for the Merger (page ___)

     We are proposing to merge our two companies because we believe that:

•	We will be better positioned to grow and compete successfully in a consolidating financial services industry;

•	We should be able to achieve better financial performance on a combined basis than our two companies could achieve separately;

•	We will have a deeper senior management team than either company has on its own, which should enhance our capacity to operate our business successfully;

•	We believe that increasing our shareholder base may increase the liquidity and marketability of our shareholders’ stock; and

•	The complementary, rather than competitive, geographic scope of our banks will allow us to continue to increase our banking presence in each company’s respective market.

Regulatory Approvals (page__)

     We cannot complete our merger unless we obtain the approval of applicable bank regulatory authorities.

Upson’s Shareholders’ Meeting (page )

     Upson will hold its special shareholders’ meeting on                , 2004 at         .m., local time at                   , Georgia.

Upson’s Record Date and Voting (page ___)

     If you owned shares of Upson common stock at the close of business on                , 2004, the record date, you are entitled to vote on the merger agreement, as well as any other matters considered at the meeting. On the record date, there were                 shares of Upson common stock outstanding. You will have one vote at the meeting for each share of Upson stock you owned on the record date. The affirmative vote of at least a majority of all of the votes cast at the special meeting is required to approve the merger agreement.

Upson’s Board Unanimously Recommends Shareholder Approval (page ___)

     Upson’s board of directors believes that the merger is in the best interest of Upson and its shareholders and unanimously recommends that the shareholders vote “FOR” approval of the merger agreement.

First Polk’s Shareholders’ Meeting (page __)

     First Polk will hold its special shareholders’ meeting on                , 2004 at         _.m., local time at                 , Georgia.

First Polk’s Record Date and Voting (page ___)

     If you owned shares of First Polk common stock at the close of business on                   , 2004, the record date, you are entitled to vote on the merger agreement as well as any other matters considered at the meeting. On the record date, there were          shares of First Polk common stock outstanding. You will have one vote at the meeting for each share of stock you owned on the record date. The affirmative vote of at least a majority of all of the votes entitled to be cast at the special meeting is required to approve the merger agreement.

First Polk’s Board Unanimously Recommends Shareholder Approval (page ___)

     First Polk’s board of directors believes that the merger is in the best interest of First Polk and its shareholders and unanimously recommends that the shareholders vote “FOR” approval of the merger agreement.

Interests of Directors and Officers of Upson and First Polk that Differ from Your Interests (page    )

     When considering the recommendations of the Upson and First Polk boards of directors, you should be aware that some directors and officers have interests in the merger that differ from the interests of other shareholders, including the following:

•	Upon completion of the merger, Larry T. Kuglar will serve as the president and chief executive officer of SouthCrest and The First National Bank of Polk County. Mr. Kuglar will enter into a new employment agreement under which he will receive an annual base salary of $160,000 and annual performance bonuses based on factors to be determined by the board. The agreement has a three-year term and is subject to annual automatic renewal absent the contrary indication of either party and may be terminated under specified conditions;

•	Upon completion of the merger, Daniel W. Brinks will serve as the chairman of the board of directors and chief operating officer of SouthCrest and as the president and chief executive officer of the Bank of Upson. Mr. Brinks will enter into an employment agreement under which he will receive an annual base salary of $242,403 and annual performance bonuses based on factors to be determined by the board. The agreement has a three-year term and is subject to annual automatic renewal absent the contrary indication of either party and may be terminated under specific conditions.

•	SouthCrest’s initial board of directors will be made up of five current Upson directors and four current First Polk directors;

•	First Polk’s officers and employees will receive employee benefits on terms and conditions substantially similar to those currently provided to similarly situated Upson officers and employees; and

•	Following the merger, SouthCrest will generally indemnify and provide liability insurance to the present directors and officers of Upson and First Polk, subject to certain exceptions.

     Each board was aware of these and other interests and considered them before approving and adopting the merger agreement.

Federal Income Tax Consequences (page    )

     First Polk’s shareholders generally will not recognize gain or loss for federal income tax purposes on the receipt of SouthCrest common stock in the merger in exchange for the shares of First Polk stock surrendered. First Polk shareholders will be taxed, however, on any cash that they receive in exchange for their shares of First Polk common stock. Upson shareholders not electing to receive cash for their shares of Upson common stock also generally will have no tax consequences as a result of the merger. Upson shareholders electing to receive cash in exchange for their shares will be taxed on the cash that they receive. In addition, First Polk and Upson shareholders who properly exercise their rights to dissent from the merger will generally be taxed on all or a portion of the cash they receive. Tax matters are complicated and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

     Comparative Rights of Shareholders (page    )

     Both Upson and First Polk are incorporated under the laws of the State of Georgia and are subject to the laws set forth in the Georgia Business Corporation Code. Upon consummation of the merger, the shareholders of First Polk will become shareholders of Upson, which will concurrently change its name to SouthCrest Financial Group, Inc., but will otherwise retain its existing articles of incorporation and bylaws. As a result, Upson’s articles of incorporation and bylaws, which differ somewhat from those of First Polk, will govern the rights of the former First Polk and Upson shareholders.

     Conditions of the Merger (page    )

     The completion of the merger depends on the fulfillment of a number of conditions, including the following:

•	Upson and First Polk shareholders must approve the merger agreement;

•	We must receive all required regulatory approvals and any waiting periods required by law must have passed;

•	We must receive a legal opinion from counsel confirming the tax-free nature of the merger;

•	Each party’s representations and warranties contained in the merger agreement must be accurate in all material respects, and each party must have complied with its agreements and covenants contained in the merger agreement;

•	Larry T. Kuglar and Daniel W. Brinks must have entered into employment agreements with SouthCrest and their respective subsidiary banks, and Mr. Kuglar must have terminated his existing separation agreement with First Polk; and

•	As of the effective date of the merger, Upson’s board of directors must have been reconstituted to include five Upson directors and four First Polk directors.

     Unless prohibited by law, either Upson or First Polk can elect to waive a condition that has not been satisfied and complete the merger. We cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that we will complete the merger.

Termination of the Merger Agreement (page __)

     Notwithstanding the approval of the merger by Upson and First Polk shareholders, the parties can agree at any time to terminate the merger agreement before completing the merger.

     Either Upson or First Polk can also terminate the merger agreement:

•	If the merger is not approved by either party’s shareholders;

•	If the other party materially violates any of its representations, warranties or agreements under the merger agreement and fails to cure the violation;

•	If we do not complete the merger or if any of the conditions to the party’s obligations to consummate the merger cannot be satisfied by June 30, 2004;

•	If any regulatory or governmental authority whose approval is necessary to complete the merger makes a final decision not to approve the merger; or

•	If the other party receives an acquisition offer from a third party and the other party’s board of directors fails to reaffirm the merger agreement after being requested to do so.

     A party cannot terminate the merger agreement based on the other’s breach of a representation, warranty or agreement or inability to fulfill a condition to closing if the terminating party is itself in material breach of such a provision.

Dissenters’ and Appraisal Rights (page ___)

     Georgia law permits First Polk’s shareholders to dissent from approving the merger agreement and to have the fair value of their First Polk shares paid to them in cash. In addition, Upson is allowing its shareholders to dissent from the approval of the merger agreement and to have the full value of their Upson shares paid to them in cash. To do this, both First Polk and Upson shareholders must follow specific procedures, including filing a written notice with First Polk or Upson, as applicable prior to that company’s shareholder vote on the merger agreement. It should be noted that these dissenters’ rights are distinct from Upson’s and First Polk’s shareholders’ rights to receive $16.00 per share in exchange for their shares of First Polk and Upson, as the case may be, pursuant to the terms of the merger. In addition, any cash payments made to Upson or First Polk shareholders exercising their right to dissent and receive the fair value of their respective shares in cash are not subject to the $1,500,000 aggregate consideration limitation which applies to exchanges of Upson and First Polk common stock for cash pursuant to the terms of the merger.

Accounting Treatment (page __)

     The merger will be accounted for using the purchase method of accounting, with Upson being treated as the acquiring entity for accounting purposes. Under the purchase method of accounting, the assets and liabilities of First Polk as of the effective time will be recorded at their respective fair values and added to those of Upson.

Dividends Following the Merger (page __)

     In recent years, both Upson and First Polk have paid quarterly dividends. After the merger, SouthCrest’s ability to pay dividends will depend largely on the ability of Bank of Upson and The First National Bank of Polk County to pay dividends to SouthCrest, which will be based on the banks’ earnings, capital requirements, and financial condition. Both parties anticipate, however, that SouthCrest will initially pay a quarterly dividend of $0.115 per share.

Value of Upson and First Polk Common Stock

     There is no established public trading market for shares of either First Polk or Upson common stock and, as a result, there are no uniformly quoted prices for such shares. There are, however, occasional transactions in First Polk and Upson common stock as a result of private negotiations. Neither First Polk nor Upson maintains a consistent record of the sales prices of trades of their respective common stock. The last known transaction in First Polk common stock was $16.00 per share on August 13, 2003. The last known transaction in Upson common stock was $15.75 per share on February 6, 2004.

     The following table sets forth the market value per share of Upson common stock on November 23, 2003, the last day prior to the public announcement of the merger agreement, and on              , 2004, the latest practicable date prior to the mailing of this joint proxy statement/prospectus, as well as the equivalent per share value of First Polk common stock on those dates. In view of the illiquid nature of the First Polk and Upson common stock as described above, the market values set forth below represent Upson’s and First Polk’s boards of directors’ best judgment of the market value of the shares of their respective companies’ common stock based on recent arms-length trading prices and other information available to them regarding their respective companies’ financial condition and earnings.

Equivalent Value of
	Upson	First Polk
	Common Stock	Common Stock(1)

November 23, 2003	$16.00	$16.00
________ __, 2004	$	$

(1)	Because the merger will involve an exchange ratio of one share of Upson common stock for each outstanding share of First Polk common stock, the values of the First Polk and Upson common stock are equivalent. The exchange ratio gives effect to a stock dividend that will be distributed immediately prior to the effective time of the merger to the Upson shareholders who were entitled to vote on the merger in the amount of 0.042 shares of Upson common stock for each of their outstanding shares of Upson common stock.

     Upson common stock was held by approximately          shareholders of record as of              , 2004.

     First Polk common stock was held by approximately              shareholders of record as of              , 2004.

Because the exchange ratio is fixed and because the market price of Upson common stock is subject to fluctuation, the market value of the shares of Upson common stock that you may receive in the merger may increase or decrease prior to and following the merger. Further, there can be no assurance that a ready market for your shares of SouthCrest common stock received in the merger will develop after the merger.

RISK FACTORS

     If the merger is consummated and you are a First Polk shareholder, you will receive in exchange for each share of First Polk common stock that you own at the effective time of the merger either (1) one share of Upson common stock or (2) $16.00 in cash. Because Upson’s name will change to “SouthCrest Financial Group, Inc.” in the merger, any stock you will receive in the merger will be evidenced by SouthCrest stock certificates. Should you choose to receive stock in the merger, you should be aware that an investment in the combined company is subject to a number of risks and uncertainties, many of which also apply to your existing investment in First Polk common stock. Risks and uncertainties relating to general economic conditions are not summarized below. Those risks, among others, are highlighted on page    under the heading “A Warning About Forward-Looking Statements.”

     However, there are a number of other risks and uncertainties relating to the merger and the business of the combined company, in addition to the risks and uncertainties associated with financial institutions generally, that you should consider in making your voting decision regarding the merger and your election to receive cash or stock in the merger. Many of these risks and uncertainties could affect the combined company’s future financial results and may cause its future earnings and financial condition to be less favorable than management’s expectations. This section summarizes those risks.

Risk Factors Relating to the Merger

There is no established trading market for shares of Upson common stock and we do not expect one to develop with respect to the SouthCrest stock after the merger.

     As is the case for First Polk, there is neither an established trading market for shares of Upson common stock nor are there any uniformly quoted prices for such shares. Furthermore, we do not expect that such a market will develop with respect to SouthCrest’s common stock after the merger. As a result, it may be difficult for you to sell the shares you receive in connection with the merger or purchase additional shares after the merger.

You will experience a reduction in percentage ownership and voting power with respect to your shares as a result of the merger.

     Upson shareholders and First Polk shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power relative to their respective percentage ownership interests in Upson and First Polk prior to the merger. If the merger is consummated and all of the First Polk and Upson shareholders elect to receive or retain stock in the merger instead of receiving cash, current Upson shareholders will own approximately 59.5% of SouthCrest’s outstanding common stock and current First Polk shareholders will own approximately 40.5% of the combined company. Accordingly, current First Polk shareholders will own less than a majority of the outstanding voting stock of the combined company and could, as a result, be outvoted by the pre-merger shareholders of Upson if such shareholders were to vote together as a group. Upson has, however, advised First Polk that it is not aware of any plans or agreements among its shareholders to act in concert with respect to any matter. Even though Upson shareholders will control approximately 59.5% of SouthCrest’s stock after the merger, the chief executive officer, president and 44.4% of SouthCrest’s initial board of directors will be comprised of individuals who formerly served as directors of First Polk. Therefore, neither group of shareholders will have the same control over the combined company as they currently have over their respective companies.

If Upson and First Polk do not successfully integrate, the combined company may not realize the expected benefits from the merger.

     The benefits of the merger depend on the successful integration of First Polk and Upson. These benefits may not be realized or may be less than we expect if we are unable to integrate in a timely manner, fail to realize cost savings from the merger or disrupt customer relationships.

     Integration in connection with a merger of equals is difficult, and integrating the key customers, personnel, systems and procedures of both parties to the merger may take a greater amount of resources and time than either expects. The necessary integration relies on a combination of management teams of both Upson and First Polk, which may not be able to combine effectively. The merger involves the integration of two bank holding companies that have previously operated independently. As a result, difficulties could arise. For example, the combined company could experience interruptions and dislocations associated with integrating business strategies and the different business backgrounds and operating cultures of the two constituent companies. Furthermore, 44.4% of SouthCrest’s board of directors after the merger will consist of former First Polk directors. Disagreements among the directors of the combined company may arise concerning the allocation of resources to Bank of Upson and The First National Bank of Polk County, strategic considerations relating to the two banks and other matters, and the directors may not be able to work together successfully following the merger. In addition, persuading employees that the business cultures of Upson and First Polk are compatible, maintaining employee morale and retaining key employees are additional challenges involved in integrating the two companies.

To be successful, the combined company must retain the relationships of its directors and motivate and retain its key employees, which will be more difficult in light of uncertainty regarding the merger.

     The combined company’s future success depends, in large part, upon the continuing contributions of the directors of The First National Bank of Polk County and Bank of Upson as well as their respective key management personnel. If we lose the services of one or more of these important individuals following the merger, SouthCrest could be adversely affected. The integration challenges in a merger of equals could make it difficult to retain the key employees and directors of Bank of Upson and The First National Bank of Polk County after the merger. SouthCrest’s future success also depends upon its continuing ability to attract and retain other highly qualified personnel. Although Larry T. Kuglar, who will serve as president and chief executive officer after the merger, and Daniel W. Brinks, who will serve as chief operating officer and chairman after the merger, will be subject to employment agreements, we cannot be assured of their continued service. Because SouthCrest will be customer focused and relationship driven, our directors’ and key employees’ community involvement, diverse backgrounds and extensive local business relationships are important to our success. The unexpected loss of services of one or more of our key employees or directors could have a material adverse effect on our operations and possibly result in reduced earnings and revenues.

The value of the consideration you receive in the merger may decrease.

     If you do not elect to receive cash in the merger, each share of First Polk common stock you own will be converted into the right to receive one share of Upson common stock. The value of Upson common stock when the merger takes place may vary from its value at the date of this joint proxy statement/prospectus and at the date of First Polk’s special meeting. These variations may result from changes in Upson’s business, operations or prospects, regulatory considerations, general market and economic conditions and other factors. At the time of First Polk’s special meeting, you will not know the exact value of the consideration you will receive when the merger is completed.

The $16.00 per share cash consideration offered to both First Polk and Upson shareholders represents Upson and First Polk’s boards of directors’ best judgment of the market value of Upson and First Polk common stock.

     The merger agreement permits both Upson and First Polk shareholders to exchange shares of Upson and First Polk common stock for $16.00 per share in cash. Neither the Upson board nor the First Polk board sought the advice or opinion of a financial advisor in establishing the $16.00 per share cash consideration. The cash consideration offered to First Polk and Upson shareholders represents Upson’s and First Polk’s boards of directors’ best judgment of the market value of Upson and First Polk common stock. The cash consideration is based on the price of recent arms-length transactions in both Upson and First Polk common stock, as well as other information available to the management and boards of directors of Upson and First Polk regarding the financial condition and earnings of Upson and First Polk.

Risk Factors Relating to the Business of the Combined Company

SouthCrest’s ability to pay dividends will depend largely on the ability of Bank of Upson and The First National Bank of Polk County to pay dividends to SouthCrest, which will be based on the banks’ earnings, capital requirements and financial condition.

     In recent years, both Upson and First Polk have paid quarterly dividends. After the merger, SouthCrest’s ability to pay dividends will depend largely on the ability of Bank of Upson and The First National Bank of Polk County to pay dividends to SouthCrest, which will be based on the banks’ earnings, capital requirements, and financial condition. Bank holding companies and their bank subsidiaries are both subject to significant regulatory restrictions on the payment of cash dividends. SouthCrest’s dividend policy will depend on its earnings, capital requirements and financial condition, as well as other factors its board of directors considers relevant. See “Supervision and Regulation — Payment of Dividends” on page    .

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     We make forward-looking statements in this joint proxy statement/prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger. Also, when we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these important factors when you vote on the merger. Factors that may cause actual results to differ materially from those contemplated by our forward-looking statements include the following:

•	The combined company’s operating costs after the merger may be greater than expected, and its cost savings from the merger may be less than expected, or it may be unable to obtain those cost savings as soon as expected;

•	The constituent companies may be unable to integrate successfully;

•	Key personnel could resign before or after the merger, and a greater amount of resources may be required to attract, retain and motivate them;

•	Competition among depository and other financial institutions may increase significantly;

•	Changes in the interest rate environment may reduce operating margins;

•	General economic or business conditions, including acquisition and growth opportunities, may be worse than expected;

•	Legislative or regulatory changes may adversely affect our businesses; and

•	The continuing war in Iraq and Afghanistan and against terrorism, as well as actions taken or to be taken by the United States and other governments as a result of future acts or threats of terrorism may adversely affect our business.

     We have based our forward-looking statements on our current expectations about future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee you that these expectations actually will be achieved. We are under no duty to update any of the forward-looking statements after the date of this joint proxy statement/prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “RISK FACTORS” beginning on page    .

THE SPECIAL MEETINGS

     First Polk. With respect to First Polk shareholders, this document constitutes a proxy statement of First Polk and a prospectus of Upson and is being mailed by First Polk and Upson to First Polk shareholders of record on or about               , 2004, together with the notice of the special meeting of shareholders of First Polk and a proxy solicited by First Polk’s board of directors for use at the special meeting and at any adjournments or postponements of the meeting.

     Upson. With respect to Upson shareholders, this document constitutes a proxy statement of Upson and is being mailed by Upson to Upson shareholders of record on or about              , 2004, together with the notice of the special meeting of shareholders of Upson and a proxy solicited by Upson’s board of directors for use at the special meeting and at any adjournments or postponements of the meeting.

Meeting Dates, Time, Places and Record Dates

     First Polk. The First Polk special meeting will be held at               located at               , Georgia, at          .m., local time, on               , 2004. Only First Polk shareholders of record at the close of business on               , 2004 will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were           shares of First Polk common stock outstanding and entitled to vote, with each such share entitled to one vote.

     Upson. The Upson special meeting will be held at                   located at                   located at               , Georgia, at          .m., local time, on                  , Georgia, at           .m., local time, on               located at               , Georgia, at          .m., local time, on                    , 2004. Only Upson shareholders of record at the close of business on    , 2004 will be entitled to receive notice of and to vote at the special meeting. As of the record date, there were               shares of Upson common stock outstanding and entitled to vote, with each such share entitled to one vote.

Matters to be Considered

     First Polk. At the First Polk special meeting, First Polk shareholders will be asked to approve the Agreement and Plan of Merger, dated as of November 24, 2003, by and between First Polk and Upson. A copy of the merger agreement is attached as Appendix A. Under the merger agreement, First Polk will merge with Upson and each outstanding share of First Polk common stock will be converted into the right to receive, at the election of the holder, either (i) one share of Upson common stock or (ii) $16.00 in cash. Upson’s name will change to SouthCrest Financial Group, Inc. in the merger, and as a result, First Polk shareholders receiving stock in the merger will receive SouthCrest certificates representing the number of shares they are entitled to receive in the merger. First Polk shareholders may also be asked to consider any other business that properly comes before the special meeting. Finally, First Polk shareholders may be asked to vote on a proposal to adjourn or postpone the special meeting, which could be used to allow more time for soliciting additional votes to approve the merger agreement. Each copy of this proxy statement/prospectus mailed to First Polk shareholders is accompanied by a proxy card for use at the special meeting.

     Upson. At the Upson special meeting, Upson shareholders will also be asked to approve the merger agreement. Upson shareholders may also be asked to consider any other business that properly comes before the special meeting. Finally, Upson shareholders may be asked to vote on a proposal to adjourn or postpone the special meeting, which could be used to allow more time for soliciting additional votes to approve the merger agreement. Each copy of this joint proxy statement mailed to Upson shareholders is accompanied by a proxy card for use at the special meeting.

Vote Required

     First Polk. Under Georgia law, approval of the merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast at the First Polk special meeting. On the record date, there were approximately                 outstanding shares of First Polk common stock, each of which is entitled to one vote at the special meeting. On that date, the directors and executive officers of First Polk beneficially owned a total of approximately         % of the outstanding shares of First Polk common stock. As of the date of this joint proxy statement/prospectus, neither Upson nor any of its affiliates owned any outstanding shares of First Polk common stock. The presence, in person or by proxy, of shares of First Polk common stock representing a majority of First Polk’s outstanding shares entitled to vote at the special meeting is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the vote on the merger agreement to occur.

     Upson. Approval of the merger agreement requires the affirmative vote of at least a majority of all of the votes cast at the Upson special meeting. On the record date, there were approximately                 outstanding shares of Upson common stock, each of which is entitled to one vote at the special meeting. On that date, the directors and officers of Upson beneficially owned

a total of approximately    % of the outstanding shares of Upson common stock. As of the date of this joint proxy statement/prospectus, neither First Polk nor any of its affiliates owned any shares of Upson common stock. The presence, in person or by proxy, of shares of Upson common stock representing a majority of Upson’s outstanding shares entitled to vote at the special meeting is necessary in order for there to be a quorum at the special meeting. A quorum must be present in order for the vote on the merger agreement to occur.

Voting of Proxies

     First Polk. Shares of common stock represented by properly executed proxies received at or prior to the First Polk special meeting will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted “FOR” approval of the merger agreement, and as determined by a majority of the persons appointed as proxies, as to any other matter that may come before the special meeting, including, among other things, a motion to adjourn or postpone the special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the merger will be voted in favor of any adjournment or postponement of the special meeting. Any shareholder present in person or by proxy (including broker non-votes, which generally occur when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter) at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

     Because approval of the merger agreement requires the affirmative vote of at least a majority of all the votes entitled to be cast at the special meeting, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, First Polk’s board of directors urges its shareholders to complete, date, and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

     If any other matters are properly presented at the special meeting, the person or persons named in the proxy card enclosed with this joint proxy statement/prospectus and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. First Polk has no knowledge of any matters to be presented at the special meeting, other than the matters described in this joint proxy statement/prospectus.

     Upson. Shares of common stock represented by properly executed proxies received at or prior to the Upson special meeting will be voted at the special meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted “FOR” approval of the merger agreement, and as determined by a majority of the persons appointed as proxies, as to any other matter that may come before the special meeting, including, among other things, a motion to adjourn or postpone the special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the merger will be voted in favor of any adjournment or postponement of the special meeting. Any shareholder present in person or by proxy (including broker non-votes, which generally occur when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter) at the special meeting who abstains from voting will be counted for purposes of determining whether a quorum exists.

     Because approval of the merger agreement requires only a majority of the votes cast at the Upson special meeting, abstentions and broker non-votes will have no impact on approval of the merger agreement.

     Upson’s board of directors urges its shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

     If any other matters are properly presented at the special meeting, the person or persons named in the proxy card enclosed with this joint proxy statement/prospectus and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. Upson has no knowledge of any matters to be presented at the special meeting, other than the matters described in this joint proxy statement/prospectus.

Revocability of Proxies

     First Polk. The grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking a proxy. You may revoke a proxy at any time prior to its exercise by delivering to the Secretary of First Polk either a duly executed revocation or a proxy bearing a later date. In addition, you may revoke a proxy prior to its exercise by voting in person at the special meeting. All written notices of revocation and other communications with respect to the revocation of First Polk proxies should be addressed to First Polk Bankshares, Inc., 967 North Main Street, Cedartown, Georgia 30125-2327, Attention: Secretary. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     Upson. The grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking a proxy. You may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Upson either a duly executed revocation or a proxy bearing a later date. In addition, you may revoke a proxy prior to its exercise by voting in person at the special meeting. All written notices of revocation and other communications with respect to the revocation of Upson proxies should be addressed to Upson Bankshares, Inc., 108 South Church Street, Thomaston, Georgia 30286-4104, Attention: Secretary. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

     First Polk. First Polk will pay all of the costs of soliciting proxies in connection with its special meeting, except that Upson will pay the costs of filing the registration statement with the SEC, of which this joint proxy statement/prospectus is a part, and one-half of the costs of printing the registration statement and this joint proxy statement/prospectus. Solicitation of proxies may be made in person or by mail, telephone, facsimile, or other form of communication by directors, officers, and employees of First Polk who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

     Upson. Upson will pay all of the costs of soliciting proxies in connection with its special meeting and one-half of the costs of printing the registration statement and this joint proxy statement/prospectus. Solicitation of proxies may be made in person or by mail, telephone, facsimile, or other form of communication by directors, officers, and employees of Upson who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

     No person is authorized to give any information or to make any representation not contained in this joint proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by First Polk, Upson or any other person. The delivery of this joint proxy statement/prospectus does not, under any circumstances, create any implication that there has been no change in the business or affairs of First Polk or Upson since the date of the joint proxy statement/prospectus.

Recommendation of the Boards of Directors

     First Polk. First Polk’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of First Polk and its shareholders, and recommends that First Polk shareholders vote “FOR” approval of the merger agreement.

     In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, First Polk’s board of directors, among other things, consulted with its legal advisors, Powell, Goldstein, Frazer & Murphy LLP, regarding the legal terms of the merger agreement. For a discussion of the factors considered by First Polk’s board of directors in reaching its conclusion, see “BACKGROUND OF AND REASONS FOR THE MERGER # First Polk’s Reasons for the Merger.”

     First Polk shareholders should note that First Polk’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of First Polk. See “TERMS OF THE MERGER - Interests of Employees and Directors of Upson and First Polk in the Merger.”

     Upson. Upson’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of Upson and its shareholders, and recommends that Upson shareholders vote “FOR” approval of the merger agreement.

     In the course of reaching its decision to approve the merger agreement and the transactions contemplated in the merger agreement, Upson’s board of directors, among other things, consulted with its legal advisors, Troutman Sanders LLP, regarding the legal terms of the merger agreement. For a discussion of the factors considered by Upson’s board of directors in reaching its conclusion, see “BACKGROUND OF AND REASONS FOR THE MERGER # Upson’s Reasons for the Merger.”

     Upson shareholders should note that Upson’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of Upson. See “TERMS OF THE MERGER # Interests of Employees and Directors of Upson and First Polk in the Merger.”

Auditor Information

     First Polk. A representative of Mauldin & Jenkins, LLC, First Polk’s independent auditors, is expected to be present at the First Polk special meeting and will have the opportunity to make a statement, if he or she desires, and respond to appropriate questions.

     Upson. A representative of Mauldin & Jenkins, LLC, Upson’s independent auditors, is expected to be present at the Upson special meeting and will have the opportunity to make a statement, if he or she desires, and respond to appropriate questions.

BACKGROUND OF AND REASONS FOR THE MERGER

Background of the Merger

     Over the past several years, there has been increasing consolidation of the banking industry. This consolidation has been fueled by, among other things, national and state banking-related legislation that has enabled certain financial institutions to benefit from the economies of scale and greater efficiencies available to combined entities. Financial institutions have sought suitable combinations as means of obtaining such benefits.

     In the cases of both Upson and First Polk, management has regularly reviewed with the board of directors the possible benefits of a strategic business combination with another financial institution. In each case, such a combination has been considered in light of various alternative means of increasing shareholder value and strengthening the bank’s franchise in order to better compete in a consolidating market for financial services and products. In addition, both Upson’s and First Polk’s senior management teams regularly review market conditions with their counterparts at other financial institutions.

     In January 2002, Daniel W. Brinks, Upson’s president and chief executive officer, and Larry T. Kuglar, First Polk’s president and chief executive officer, met to discuss the possibility of a strategic merger of equals between Upson and First Polk. As a result of their shared experiences involving branch acquisitions, Messrs. Brinks and Kuglar had become familiar with their companies’ shared vision of improving shareholder value.

     At that meeting, Messrs. Brinks and Kuglar concluded that Upson and First Polk were a strategic fit based on their respective businesses, management and employee cultures, geographic locations and breadth of franchise. Based on these discussions, the two executives decided it would be worthwhile to continue to consider a transaction. Discussions continued in May 2002 concerning the potential benefits and advantages of a merger of equals.

     During the remainder of 2002 and early part of 2003, discussions slowed while each company focused on executing its business plan. Messrs. Brinks and Kuglar met again in March 2003 with Harold W. Wyatt, Jr., chairman of First Polk, to further discuss the potential terms of a merger of equals and the issues relating to such a combination. The parties agreed that First Polk and Upson should enter a confidentiality agreement in order to pursue further discussions. In August 2003, the boards approved, and both companies executed, a confidentiality agreement.

     On August 14, 2003, Messrs. Wyatt, Kuglar, Zack Cravey and Brinks met with counsel to discuss the proposed exchange ratio and alternative structures for the merger.

     On or about September 15, 2003, First Polk engaged Edwin R. Burr of Financial Solutions to conduct a review of the merit and fairness of a merger with Upson. On October 6, 2003, Mr. Burr delivered a letter summarizing his review of the proposed merger to Larry T. Kuglar.

     Between mid-August and mid-October, the parties discussed the proposed merger with Mauldin & Jenkins, LLC who serves as independent auditor for both Upson and First Polk. In particular, the parties discussed possible exchange ratios for a potential merger and analyzed the combined financial statements of Upson and First Polk based on financial information then available to the parties.

     On October 17, 2003, Messrs. Wyatt, Kuglar, Zack Cravey and Brinks discussed with counsel the potential terms of the merger, including the exchange ratio, transaction structure, post-merger board composition, termination provisions and executive compensation arrangements. Management and counsel also updated the board regarding the status of the ongoing due diligence investigation. The parties agreed on the exchange ratio and other material terms of the merger and agreed to present the proposed merger agreement to their respective boards of directors in November 2003.

     Between mid-September and mid-November of 2003, the parties also conducted due diligence on their respective operations and, with counsel, negotiated the terms of the merger agreement. Messrs. Kuglar and Brinks also communicated on a regular basis regarding the potential merger, including the post-closing integration of the two companies.

     On November 13, 2003, the Upson board of directors met with counsel to consider and discuss the terms of the final merger agreement. Following a discussion of the terms of the merger agreement, the fairness of the exchange ratio to Upson’s shareholders and the other factors listed under “BACKGROUND AND REASONS FOR THE MERGER — Upson’s Reasons for the Merger,” the Upson board concluded unanimously that the merger was fair to the Upson shareholders and approved the merger agreement and the transaction contemplated thereby.

     On November 18, 2003, the First Polk board of directors met with counsel to consider and discuss the terms of the final merger agreement. Following a discussion of the terms of the merger agreement, the fairness of the exchange ratio to First

Polk’s shareholders and the other factors listed under “BACKGROUND AND REASONS FOR THE MERGER — First Polk’s Reasons for the Merger,” the First Polk board concluded unanimously that the merger was fair to the First Polk shareholders and approved the merger agreement and the transactions contemplated thereby.

     On November 24, 2003, First Polk and Upson entered into the merger agreement. The parties issued a joint press release announcing the execution of the merger agreement on December 4, 2003.

First Polk’s Reasons for the Merger

     First Polk’s board of directors believes that the merger is fair to, and in the best interest of, First Polk and its shareholders. In reaching its decision to approve the merger agreement, First Polk’s board of directors consulted with its management, as well as with its financial and legal advisors, and considered a variety of factors, including the following:

•	The expectation that the combined company’s earnings would increase at a more rapid rate than First Polk’s earnings were likely to grow on an independent basis;

•	The board’s analysis of Upson’s business, operations, financial condition, earnings and prospects, including information obtained in the due diligence process;

•	The increased capital base, higher lending limits, improved management depth, broader product line and larger market area that would be provided by the merger;

•	The complementary nature of First Polk’s and Upson’s respective business, management and employee cultures and skill sets;

•	The similarity of the visions and values held by the respective boards and management teams of First Polk and Upson;

•	The enhanced liquidity that a broader shareholder base could provide for First Polk shareholders after the merger;

•	The opportunity for shareholders who do not wish to invest in stock of the combined company to obtain cash and thereby liquidate their investment;

•	The tax-free nature of the merger for shareholders receiving stock in the transaction; and

•	The opinion of Financial Solutions, a division of Financial Supermarkets, Inc., with respect to the merits and fairness of the merger to First Polk and its shareholders.

     The discussion of the information and factors considered by First Polk’s board of directors is not intended to be exhaustive but includes all of the material factors the board considered. In reaching the determination to approve and recommend the merger, First Polk’s board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

Upson’s Reasons for the Merger

     Upson’s board of directors believes that the merger is fair to, and in the best interest of, Upson and its shareholders. In reaching its decision to approve the merger agreement, Upson’s board of directors consulted with its management, as well as with the company’s legal advisors, and considered a variety of factors, including the following:

•	The expectation that the rate of earnings growth of the combined company would be greater than Upson could achieve separately;

•	The analysis of the business, operations, financial condition, earnings and prospects of First Polk including the information obtained in Upson’s due diligence review of First Polk;

•	The strategic opportunity presented by a merger of equals between Upson and First Polk;

•	The complementary nature of Upson’s and First Polk’s businesses, management and employee cultures and the geographic locations of their respective banks;

•	The belief that Upson and First Polk share a common vision about the importance of delivering financial performance and shareholder value and that the management and employees of Upson and First Polk possess complementary skills and expertise; and

•	The belief that the risk of successfully combining and integrating Upson and First Polk would be less than the execution risks of other possible strategic alternatives that would be expected to provide benefits to Upson shareholders comparable to those we expect our shareholders to derive from a merger of equals with First Polk.

     The discussion of the information and factors considered by Upson’s board of directors is not intended to be exhaustive but includes all of the material factors the board considered. In reaching the determination to approve and recommend the merger, Upson’s board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

Opinion of First Polk’s Financial Advisor

     On or about September 15, 2003, First Polk asked its financial advisor, Financial Solutions, a division of Financial Supermarkets, Inc., for advice on the merit and fairness of Upson’s business combination proposal to First Polk. On October 6, 2003, Financial Solutions delivered to First Polk a written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, the combination was viewed as appropriate and fair to both parties. No limitations were imposed by the First Polk board upon Financial Solutions with respect to the investigation made or the procedures followed by Financial Solutions in rendering its opinion.

     The following is a summary of the analyses performed by Financial Solutions in connection with its opinion. the summary set forth below does not purport to be a complete description of the analyses performed by Financial Solutions in rendering its opinion to First Polk, but it does summarize all of the material analyses performed by Financial Solutions.

     Financial Solutions reviewed “A Business Combination Analysis 2003” prepared by M&J Resource Group, and available public information, including the Uniform Bank Performance Report. Financial Solutions compared the relative size of the participating banks, in terms of total assets, net deposits and net income. In each case, the numbers showed a ratio in the 62-38% range. Financial Solutions concluded that the 60-40 split proposed by the merger agreement was consistent with the size and most recent earning performance of both banks.

     Using the Uniform Bank Performance Report, Financial Solutions compared the participating banks with each other and their peer group. Under the Uniform Bank Performance Report, both banks fall within the same peer group. The banks had similar ratios for their percentage of net income to average assets for the six month period from January 1, 2003 through June 30, 2003, and both finished above their peer group. Both banks had similar total interest income as a percentage of average assets, in line with their peer group. While Bank of Upson’s interest expense to average assets was 60 basis points higher than First Polk’s, both were below the peer group average. Both banks were well-capitalized with strong Tier 1 ratios. The banks’ loan loss reserves were almost identical and above their peer group levels. Based on the Uniform Bank Performance Reports, Financial Solutions concluded that both banks were totally consistent with industry standards.

     Based on the preceding analyses, Financial Solutions stated that the proposed combination would provide: (i) enhanced value to shareholders, (ii) an opportunity for expansion into additional markets, and (iii) increased breadth and quality of products and services.

     Financial Solutions was a community bank oriented consulting firm whose chief executive officer was the former regional director of the Southeastern region of the FDIC. It provided consulting services and financial advice to a large number of community banks prior to its dissolution on December 31, 2003.

     First Polk selected Financial Solutions to render its opinion based on its reputation and experience in the area of financial analysis involving community bank transactions, particularly in the State of Georgia and the Southeastern United States. First Polk paid a fee of $5,000 to Financial Solutions for its analysis.

     A copy of Financial Solutions’ opinion will be made available for inspection and copying by any interested First Polk shareholder or representative )who has been so designated in writing) at First Polk’s principal executive offices at 967 North Main Street, Cedartown, Georgia 30125-2327 during First Polk’s regular business hours. A copy of the opinion will also be sent to any such shareholder or representative at his or her own expense upon his or her written request.

TERMS OF THE MERGER

     The descriptions of the terms and conditions of the merger, the merger agreement, and any related documents in this joint proxy statement/prospectus are qualified in their entirety by reference to the copy of the merger agreement attached as Appendix A to this joint proxy statement/prospectus, to the registration statement, of which this joint proxy statement/prospectus is a part, and to the exhibits to the registration statement.

General

     The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, First Polk will merge with and into Upson, with Upson remaining in existence as the surviving corporation in the merger and concurrently changing its name to SouthCrest Financial Group, Inc. After the merger, SouthCrest will have two subsidiary banks: The First National Bank of Polk County and Bank of Upson.

     At the effective time of the merger, SouthCrest’s articles of incorporation and bylaws will be the same as Upson’s articles of incorporation and bylaws. See “COMPARATIVE RIGHTS OF FIRST POLK SHAREHOLDERS AND UPSON SHAREHOLDERS — Authorized Capital Stock — Upson.”

Conversion of Stock

     First Polk Common Stock. At the effective time of the merger, each share of First Polk common stock outstanding will be exchanged, at the election of the holder, for either (i) one share of Upson common stock or (ii) $16.00 in cash. Because Upson’s name will change to “SouthCrest Financial Group, Inc.” in the merger, the shares of stock issued in the merger will be evidenced by SouthCrest stock certificates.

     First Polk shareholders who wish to receive cash for their shares must elect to receive cash for all of their shares. The maximum aggregate amount of cash that may be paid in exchange for First Polk and Upson common stock in connection with the merger shall be $1,500,000. If First Polk and Upson shareholders elect to exchange or redeem, as the case may be, shares representing more than $1,500,000 in cash, the $1,500,000 will be allocated by Upson in such a manner as will permit the maximum number of shareholders to receive cash for all of their shares, with any amounts remaining being allocated to the remaining electing shareholders on a pro rata basis.

     The exchange ratio is subject to customary adjustments to preserve the relative value of the consideration First Polk shareholders are to receive in the event of stock splits, reverse stock splits or the like before the merger is completed, as described below under “-Antidilution Adjustments.” Because the exchange ratio is fixed and because the market value of Upson common stock may fluctuate, the value of the shares of stock that First Polk shareholders will receive in the merger may increase or decrease, both before and after the merger.

     Fractional shares will not be issued in the merger. Because the exchange ratio is a whole number and no fractional shares of First Polk common stock are outstanding or subject to issuance upon conversion of a convertible security, the only event that could give rise to fractional shares in the merger would be a pro rata cutback in the cash issuable to First Polk shareholders based on the $1,500,000 cash maximum discussed above. In such an event, any First Polk shareholder who would be entitled to receive a fraction of a share of Upson common stock will receive, in lieu thereof, cash (without interest) in an amount equal to his or her fractional share multiplied by $16.00, representing the market value of one share of Upson common stock at the effective time of the merger.

     Any shares of First Polk common stock held by Upson, First Polk and their respective subsidiaries, except for shares held on behalf of third parties, and any shares as to which shareholders have properly exercised dissenters’ rights will be cancelled in the merger. Upson does not hold any shares of First Polk common stock.

     Antidilution Adjustments. If, before the effective time of the merger, the outstanding shares of First Polk common stock or Upson common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio. This adjustment excludes a stock dividend of 0.042 shares of Upson common stock declared on each share of Upson common stock that will be distributed immediately prior to the effective time of the merger to Upson shareholders of record on the record date for the Upson special meeting of shareholders. The purpose of this stock dividend is to make the exchange ratio in connection with the merger a one-to-one ratio, which is more easily understood by Upson and First Polk’s respective shareholders.

     Upson Common Stock. All shares of Upson common stock issued and outstanding immediately before the effective time of the merger will remain issued and outstanding immediately after completion of the merger as shares of common stock of the surviving corporation, provided that all or a portion of each Upson shareholder’s shares of Upson common stock may be redeemed in exchange for $16.00 in cash. The maximum aggregate amount of cash that may be paid in exchange for First Polk and Upson common stock in connection with the merger shall be $1,500.000. If First Polk and Upson shareholders elect to exchange or redeem, as the case may be, more than $1,500,000 in cash, the $1,500,000 will be allocated by Upson in such a manner as will permit the maximum number of shareholders to receive cash for all of their shares, with any amounts remaining being allocated to the remaining electing shareholders on a pro rata basis.

Effective Time of the Merger

     If the merger agreement is approved by the requisite votes of the shareholders of First Polk and Upson and all other required governmental and other consents and approvals are received, and if the other conditions to the obligations of the parties to consummate the merger are satisfied or waived (as permitted), the merger will be consummated and effected on the date and at the time the Articles or Certificate of Merger reflecting the merger become effective with the Secretary of State of Georgia. Unless otherwise mutually agreed upon in writing by our chief executive officers, we will use our reasonable efforts to cause the effective time of the merger to occur on the last business day of the month in which the last of the following occurs:

•	the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger;

•	the date on which First Polk shareholders approve the merger agreement;

•	the date on which Upson shareholders approve the merger agreement; or

•	a later date if agreed upon in writing by our chief executive officers.

     Assuming satisfaction of all of the conditions to consummation of the merger, the merger is expected to be made effective by the end of the second quarter of 2004.

     Either of us may terminate the merger agreement prior to the effective time, under several circumstances. See “- Conditions to Consummation” and “- Amendment, Waiver and Termination.”

Exchange of Certificates

     This joint proxy statement/prospectus is accompanied by an election form/letter of transmittal for each First Polk shareholder to elect to receive either (i) one share of Upson common stock for each share of First Polk common stock owned as of the effective time of the merger or (ii) subject to the allocation procedures described in “-Conversion of Stock” above, $16.00 in cash per share for all of the shares of First Polk common stock owned as of the effective time of the merger and for each Upson shareholder to elect to receive $16.00 per share for all or a portion of the shares of Upson common stock owned as of the effective time of the merger. The election form/letter of transmittal contains instructions on how to surrender First Polk and Upson common stock certificates and receive Upson common stock or cash, as the case may be. Because Upson will be changing its name to “SouthCrest Financial Group, Inc.” in the merger, the stock certificates First Polk shareholders will receive will bear the name “SouthCrest Financial Group, Inc.” instead of Upson.

     For those First Polk and Upson shareholders who do not submit an effective form of election/letter of transmittal, SouthCrest (formerly Upson) will forward to them, as soon as practicable after the merger becomes effective, a letter of transmittal for their use to send in their First Polk or Upson stock certificates, as applicable, for certificates evidencing SouthCrest common stock or cash, containing appropriate instructions for surrendering such certificates at that time. After SouthCrest receives their stock certificates with a properly completed letter of transmittal, it will issue and mail to them their stock certificates or cash, as the case may be. Even though the Upson stock certificates will be deemed, by operation of law, to represent the same number of shares of SouthCrest common stock without any action on the part of the holder, we plan to request that all Upson shareholders exchange their certificates for SouthCrest certificates promptly after the merger.

     Risk of loss and title to certificates representing shares of First Polk and Upson common stock will remain with the holder until proper delivery of such certificates to Upson or, following the effective date of the merger, to SouthCrest. SouthCrest will not be obligated to deliver the consideration to which any former holder of First Polk common stock or Upson shareholder electing to exchange shares for cash is entitled until the holder surrenders the certificate or certificates representing all of his or her shares for exchange. The certificate or certificates so surrendered must be duly endorsed as Upson or SouthCrest may require. Neither Upson nor SouthCrest will be liable to a holder of First Polk common stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     After the effective time of the merger, record holders of certificates that represented outstanding First Polk common stock immediately prior to the effective time will have no rights with respect to the certificates other than the right to surrender the certificates and receive in exchange for the certificates the consideration to which the holder is entitled pursuant to the merger agreement.

     In the event that any dividend or distribution, the record date for which is on or after the effective time of the merger, is declared by Upson or, following the effective date of the merger, SouthCrest on its common stock, no such dividend or other distributions will be delivered to the holder of a certificate representing shares of First Polk common stock immediately prior to the effective time until such holder surrenders all of his or her certificate(s) as set forth above.

     In addition, holders of certificates that represented outstanding First Polk common stock immediately prior to the effective time of the merger who receive shares of Upson common stock in the merger will be entitled to vote after the effective time at any meeting of SouthCrest shareholders the number of whole shares of SouthCrest common stock into which such shares have been converted, even if the holder has not surrendered his or her certificate(s) as set forth above.

Important Federal Income Tax Consequences

     First Polk Shareholders

     The following summarizes the material federal income tax consequences of the merger to First Polk shareholders. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of the merger and, in particular, may not address federal income tax consequences applicable to you if you are subject to special treatment under federal income tax law, such as rules relating to First Polk shareholders who are not citizens or residents of the United States, who are financial institutions, foreign corporations, tax-exempt organizations, insurance companies or dealers in securities, shareholders who acquired their shares of First Polk common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation, and shareholders who hold their shares of First Polk common stock as part of a straddle or conversion transaction. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. This discussion assumes you hold your shares of First Polk common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Each First Polk shareholder should consult with his or her tax advisor about the tax consequences of the merger in light of his or her individual circumstances, including the application of any federal, state, local or foreign law.

     The merger is intended to be a “reorganization” under Section 368(a) of the Internal Revenue Code. A condition to completing the merger is that, on the closing date, Upson and First Polk receive an opinion from Troutman Sanders LLP, counsel to Upson, that the merger will qualify as a reorganization. The closing date opinion will be based on customary assumptions and customary representations made by First Polk and Upson. An opinion of counsel represents the counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court. If the merger does not qualify as a reorganization, the exchange of First Polk common stock for Upson common stock in the merger will be a taxable transaction.

     Neither First Polk nor Upson intends to waive the condition that it receives an opinion that the merger will qualify as a reorganization. If, however, First Polk decides to waive the condition, First Polk will recirculate this document to disclose the waiver and to make all related material disclosures, and will resolicit proxies from the First Polk shareholders.

     Provided the merger qualifies as a reorganization, neither First Polk nor Upson will recognize any gain or loss for federal income tax purposes. The federal income tax consequences to you as a First Polk shareholder will depend on whether you receive shares of Upson common stock or cash for your First Polk common stock. The consequences of each of these two possibilities are summarized separately below. Because you may receive some stock in the event of a pro rata cutback in the cash issuable to First Polk shareholders based on the $1,500,000 cash consideration cap, you should consider the tax consequences of receiving stock even if you intend to receive only cash.

     Receipt of Upson Common Stock. This section applies to you if you receive only shares of Upson common stock, or shares of Upson common stock plus cash instead of a fractional share to which you otherwise might be entitled in the event of a pro rata cutback in the cash issuable to First Polk shareholders based on the $1,500,000 cash consideration cap, in exchange for all your First Polk common stock. If this section applies to you:

•	You will not recognize any gain or loss on the exchange of your First Polk common stock for Upson common stock, except for the receipt of cash instead of a fractional share;

•	Your aggregate tax basis for the shares of Upson common stock, including any fractional share interest, received for your First Polk common stock will be the same as your aggregate tax basis for the First Polk common stock;

•	Your holding period for shares of Upson common stock, including any fractional share interest, received for your First Polk common stock will include your holding period for the First Polk common stock exchanged for the Upson common stock; and

•	If you receive cash instead of a fractional share of Upson common stock, you will recognize gain or loss equal to the difference between the amount of the cash received and your tax basis allocable to the fractional share. This gain or loss generally will be capital gain or loss.

     Receipt of Cash. This section applies to you if you exchange all your First Polk common stock for cash in the merger. If this section applies to you:

•	The exchange of your First Polk common stock for cash will be a taxable transaction;

•	The exchange of your First Polk common stock for cash generally will be treated as a sale of the stock except as provided below. Accordingly, you should recognize gain or loss equal to the difference between the amount of cash received and your tax basis in your First Polk common stock. The gain or loss generally will be capital gain or loss; and

•	If you or a person related to you for purposes of Section 302 of the Internal Revenue Code will own shares or rights to acquire shares of Upson common stock after the merger, the entire amount of cash received for your First Polk common stock might be taxable as a dividend in certain circumstances. This potential treatment of the cash as a dividend should not apply if (i) the Upson common stock you and related persons directly or indirectly own after the merger, as a percentage of all Upson common stock, is less than (ii) the percentage of all Upson common stock you and related persons would directly or indirectly own after the merger if all outstanding First Polk common stock were exchanged solely for shares of Upson common stock.

You should consult your tax advisor to determine whether your exchange of First Polk stock for cash will be treated as a sale of stock, as typically will be the case, or potentially as a dividend.

Upson Shareholders

     Receipt of Cash. This section applies to you if you redeem all or a portion of your Upson common stock for cash in the merger. If this section applies to you:

•	The redemption of your Upson common stock for cash will be a taxable transaction;

•	The redemption of your Upson common stock for cash generally will be treated as a sale of the stock except as provided below. Accordingly, you should recognize gain or loss equal to the difference between the amount of cash received and your tax basis in your Upson common stock. The gain or loss generally will be capital gain or loss; and

•	If you or a person related to you for purposes of Section 302 of the Internal Revenue Code will own shares or rights to acquire shares of Upson common stock after the merger, the entire amount of cash received for your Upson common stock might be taxable as a dividend in certain circumstances. This potential treatment of the cash as a dividend should not apply if (i) the Upson common stock you and related persons directly or indirectly own after the merger, as a percentage of all Upson common stock, is less than (ii) the percentage of all Upson common stock you and related persons would directly or indirectly own after the merger.

You should consult your tax advisor to determine whether your exchange of Upson stock for cash will be treated as a sale of stock, as typically will be the case, or potentially as a dividend.

Management and Operations After the Merger

     Directors. Immediately prior to the effective time of the merger, all but five directors of Upson will resign as directors of Upson. The board of directors will, by majority vote, select those five directors who will not resign as directors of Upson. We expect that Daniel W. Brinks, Robert P. Cravey, Zack D. Cravey, Jr., J. Warren Patrick, M.D., and Richard T. Bridges, will continue as directors. The First Polk board of directors will designate four nominees to fill the four resulting vacancies on the board of directors of the combined company. We expect that Larry T. Kuglar, Harold W. Wyatt, Jr., Michael D. McRae, and Edmund J. Wall will be designated to serve on the SouthCrest board following the merger. In the event any of these directors does not serve his or her full term for any reason whatsoever prior to the next SouthCrest annual shareholders’ meeting, the remaining First Polk or Upson directors, as applicable, will by majority vote, appoint a replacement director or directors to serve out the remaining portion of the term. The current directors of The First National Bank of Polk County will continue to serve as its directors, and the current directors of Bank of Upson will continue to serve as its directors after the merger.

     Executive Officers. Daniel W. Brinks will serve as chairman and chief operating officer of SouthCrest and will continue serving as the president and chief executive officer of Bank of Upson after the merger. Robert P. Cravey will continue to serve as chairman of Bank of Upson after the merger. Larry T. Kuglar will serve as president and chief executive officer of SouthCrest and will continue to serve as president and chief executive officer of The First National Bank of Polk County after the merger. Harold W. Wyatt, Jr. will continue to serve as chairman of The First National Bank of Polk County after the merger.

Interests of Employees and Directors of Upson and First Polk in the Merger

     General. Some of the employees and directors of Upson and First Polk may be deemed to have interests in the merger in addition to their interests as shareholders of Upson or First Polk generally. These interests include, among others, proposed employee benefits for those who become employees of SouthCrest or a SouthCrest subsidiary after the merger, employment agreements between SouthCrest and Larry T. Kuglar and Daniel W. Brinks, the termination of a separation agreement between Larry T. Kuglar and The First National Bank of Polk County, the appointment of certain Upson and First Polk directors to the board of the combined company, insurance coverage for Upson and First Polk’s directors and officers, and the continuation of employee benefits after the merger, as described below.

     Kuglar Employment Agreement. The First National Bank of Polk County and its president and chief executive officer, Larry T. Kuglar, are currently bound by a separation agreement that provides, among other things, for a payment to Mr. Kuglar in the event his employment is involuntarily terminated following a change in control of First Polk. In order to avoid payment under the terms of the separation agreement and as a condition to the merger, The First National Bank of Polk County and Mr. Kuglar will terminate the separation agreement upon consummation of the merger. Mr. Kuglar will immediately enter into a new employment agreement pursuant to which he will serve as president and chief executive officer of SouthCrest, as successor to First Polk, and of The First National Bank of Polk County (collectively, for purposes of this discussion, the “Employer”) following the consummation of the merger.

     Under the terms of the new employment agreement, Mr. Kuglar will receive an annual base salary of $160,000. SouthCrest’s board of directors will review Mr. Kuglar’s base salary annually and may increase his base salary from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment shall be deemed to have commenced as of the effective date of the merger, and will continue until the third anniversary of the effective date of the merger, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

     The employment may be terminated (i) at the Employer’s election for cause; (ii) at Mr. Kuglar’s election, upon the Employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Kuglar’s death or disability. In the event that Mr. Kuglar’s employment is terminated by the Employer without cause or by Mr. Kuglar in the event of the Employer’s material breach of the agreement, the Employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the agreement with respect to Mr. Kuglar’s compensation and life, health and dental insurance coverages. In addition, Mr. Kuglar will be prohibited from competing with The First National Bank of Polk County or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

     Brinks Employment Agreement. Daniel W. Brinks is not currently a party to an employment agreement with Upson or Bank of Upson; however, SouthCrest and Bank of Upson (collectively, for purposes of this discussion, the “Employer”) will enter into an employment agreement with Mr. Brinks effective as of the effective date of the merger. Pursuant to the employment agreement, Mr. Brinks will serve as chief operating officer and chairman of the board of directors of SouthCrest and as president and chief executive officer of Bank of Upson. Under the terms of the employment agreement, Mr. Brinks will receive an annual base salary of $242,403. SouthCrest’s board of directors will review Mr. Brinks’ base salary annually and may increase his base salary from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment shall be deemed to have commenced as of the effective date of the merger, and will continue until the third anniversary of the effective date of the merger, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

     The employment may be terminated (i) at the Employer’s election for cause; (ii) at Mr. Brinks’ election, upon the Employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Brinks’ death or disability. In the event that Mr. Brinks’ employment is terminated by the Employer without cause or by Mr. Brinks in the event of the Employer’s material breach of the agreement, the Employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Brinks’ compensation and life, health and dental insurance coverages. In addition, Mr. Brinks will be prohibited from competing with Bank of Upson or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

     Directors. At the effective time of the merger, all but five current Upson directors will resign from the Upson board. We expect that Daniel W. Brinks, Robert P. Cravey, Zack D. Cravey, Jr., J. Warren Patrick, M.D., and Richard T. Bridges will continue as directors and that Upson’s other directors will resign from the board. Four of the resulting vacancies will be filled by four nominees designated by the board of directors of First Polk. We expect that the four nominees designated by the First Polk board will be Larry T. Kuglar, Harold W. Wyatt, Jr., Michael D. McRae, and Edmund J. Wall. As a result, SouthCrest’s board of directors will consist of five current Upson directors and four current First Polk directors. See “-Management and Operations After the Merger.”

     Insurance. Upson has agreed to provide directors’ and officers’ insurance coverage for directors and officers of First Polk, at Upson’s election, either (1) by purchasing continuation coverage under First Polk’s current policy for directors and officers for a period of not less than three years after the effective time of the merger, or (2) if Upson’s current directors’ and officers’ policy provides substantially similar coverage as First Polk’s current policy, by obtaining coverage under Upson’s current policy for First Polk’s directors and officers on a prior acts basis for a period not less than three years prior to the effective time of the merger.

     Employee Benefits. The merger agreement generally provides that SouthCrest will furnish to those employees of First Polk and its subsidiary bank who become employees of SouthCrest or a SouthCrest subsidiary after the effective time of the merger, benefits under employee benefit plans which, when taken as a whole, are substantially similar to those currently provided by Upson and its subsidiaries to their similarly situated employees. SouthCrest may apply any pre-existing condition exclusion or waiting period under any Upson employee health plan for which any employees and/or officers and dependents covered by the relevant First Polk benefit plans as of the date of the closing become eligible, but that portion of any such existing condition exclusion or waiting period will not be enforced to the extent it exceeds in duration the corresponding provision in effect under the First Polk benefit plans immediately prior to the date of the closing. For purposes of participation, vesting and benefit accrual under Upson’s employee benefit plans, service with First Polk prior to the effective time of the merger will be treated as service with Upson or its subsidiaries. SouthCrest will credit new SouthCrest employees for amounts paid under First Polk benefit plans for the plan year, including the effective time of the merger, for purposes of applying deductibles, co-payments and out of pocket maximums under the Upson benefit plans.

Conditions to Consummation

     The obligations of First Polk and Upson to consummate the merger are subject to the satisfaction or waiver (to the extent permitted) of several conditions, including:

•	First Polk and Upson shareholders must have approved the merger agreement and the consummation of the merger as and to the extent required by law and by the terms of First Polk’s and Upson’s respective articles of incorporation and bylaws;

•	the required regulatory approvals described under “Regulatory Matters” must have been received, without any conditions or requirements which would, in the reasonable judgment of the board of directors of First Polk or Upson, materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement so as to render inadvisable the consummation of the merger;

•	each party must have received all consents (other than those described in the preceding paragraph) required for consummation of the merger and for the prevention of a default under any contract of such party which, if not obtained or made, would reasonably likely have, individually or in the aggregate, a material adverse effect on such party. No such consent may carry any conditions or requirements which would, in the reasonable judgment of the board of directors of First Polk or Upson, materially adversely affect the economic or business benefits of the transactions contemplated by the merger agreement so as to render inadvisable the consummation of the merger;

•	no court or regulatory authority may have taken any action which prohibits, restricts or makes illegal the consummation of the transactions contemplated by the merger agreement;

•	the registration statement registering the shares of Upson common stock to be received by First Polk shareholders, of which this joint proxy statement/prospectus is a part, must have been declared effective by the SEC, no stop order suspending the effectiveness of the registration statement may have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement may have been initiated and be continuing and all necessary approvals under federal and state securities laws relating to the issuance or trading of the shares of Upson common stock issuable pursuant to the merger must have been received;

•	each party must have received an opinion of Troutman Sanders LLP as to the matters set forth above under “Important Federal Income Tax Consequences;”

•	Larry T. Kuglar must have entered into an employment agreement providing for his employment as president and chief executive officer of SouthCrest as successor to First Polk, and of The First National Bank of Polk County, and must have terminated his existing separation agreement with The First National Bank of Polk County;

•	Daniel W. Brinks must have entered into an employment agreement providing for his employment as chairman and chief operating officer of SouthCrest, as successor to Upson, and president and chief executive officer of Bank of Upson;

•	the other party’s representations and warranties must remain accurate, and the other party must have performed all of the agreements and covenants to be performed by it pursuant to the merger agreement, and must have delivered certificates confirming satisfaction of the foregoing requirements and certain other matters;

•	each party must have received an opinion of the other party’s counsel, dated the closing date, as to certain matters;

•	Upson must have received letters from Mauldin & Jenkins LLC, dated not more than five days prior to the date of this joint proxy statement/prospectus and the effective time of the merger, with respect to certain financial information regarding First Polk;

•	Each “affiliate” of First Polk must have executed and delivered an agreement stating, among other things, that he or she will comply with federal securities laws when transferring any shares of SouthCrest common stock received in the merger (see “# Resales of SouthCrest Common Stock”);

•	First Polk must have received copies of the resignations of all but five members of the board of directors of Upson; and

•	Effective as of the effective time of the merger, Upson’s board of directors shall have formed the prospective SouthCrest board of directors by filling the resulting vacancies on its board of directors with the four First Polk nominees named in “Management and Operations After the Merger” above.

     No assurances can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

     The conditions to consummation of the merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of First Polk or Upson shareholders.

Regulatory Matters

     The merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), and the Georgia Department of Banking and Finance (the “Georgia Department”). Under these agencies’ regulations, they are required, when approving a transaction such as the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering the financial resources and future prospects of the existing and proposed institutions, the Federal Reserve and the Georgia Department will, among other things, evaluate the adequacy of the capital level of the parties to the proposed transaction.

     In addition, federal regulations will prohibit the merger of bank holding companies if the merger would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the federal regulators find that the anti-competitive effects of an acquisition are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1978, federal regulators must take into account Upson’s and First Polk’s performance record in meeting the credit needs of their respective communities, including moderate and low-income neighborhoods.

     The merger generally may not be consummated until 15 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice (the “Justice Department”) may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve’s approval unless a court specifically ordered otherwise. Upson and First Polk believe that the merger does not raise any other significant regulatory concerns.

     Federal regulations provide for the publication of notices and the administrative hearings relating to the federal filings noted above and permit interested parties to intervene in the proceedings. If interested parties intervene, administrative and judicial proceedings relating to the Federal Reserve filing could substantially delay the regulatory approvals required for consummation of the merger.

     Upson and First Polk have filed or will file all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority.

     Other than as summarized above, we are not aware of any governmental approvals or actions that may be required for consummation of the merger. Should any other approval or action be required, we currently contemplate that we would seek such approval or action. To the extent that the above summary describes statutes and regulations, it is qualified in its entirety by reference to those particular statutes and regulations.

     The merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that any regulatory approvals will be obtained or as to the dates of any such approvals. There can also be no assurance that our regulatory approvals will not contain a condition or requirement which causes them to fail to satisfy the conditions set forth in the merger agreement or that an action will not be brought that challenges or ultimately causes the parties to abandon the merger. See “— Effective Time of the Merger,” “— Conditions to Consummation” and “— Amendment, Waiver and Termination.”

     In addition to the approvals and notifications of the regulatory authorities summarized above, we are subject to ongoing supervision, regulation and periodic examination by various federal and state regulatory agencies. Those discussions are qualified in their entirety by the actual language of the laws and regulations, which are subject to change based on possible future legislation and regulatory action. See “Supervision and Regulation.”

Amendment, Waiver and Termination

     To the extent permitted by law, First Polk and Upson, with the approval of their respective boards of directors, may amend the merger agreement by written agreement at any time without the approval of First Polk shareholders or Upson shareholders. However, after the approval of the merger by First Polk shareholders, no amendment may decrease the consideration to be received without the further approval of First Polk shareholders. Similarly, after the approval of the merger by Upson shareholders, no amendment may increase the consideration to be paid by Upson without the further approval of Upson shareholders.

     Prior to or at the effective time of the merger, either First Polk or Upson may waive any default in the performance of any term of the merger agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the merger agreement, and may waive any of the conditions precedent to the obligations of such party under the merger agreement, except any condition that, if not satisfied, would result in the violation of law.

     The merger agreement may be terminated, and the merger abandoned, at any time prior to its effective time, by mutual consent of the boards of directors of First Polk and Upson. In addition, the merger agreement may be terminated, and the merger abandoned, prior to the effective time of the merger by either First Polk or Upson if:

•	the other party breaches and does not timely cure any representation or warranty contained in the merger agreement;

•	any consent of any regulatory authority required for consummation of the merger is denied by final nonappealable action of the regulatory authority or if any action taken by the regulatory authority is not appealed within the time limit for appeals;

•	the First Polk shareholders or Upson shareholders fail to approve the merger agreement at their respective special meetings;

•	the merger has not been consummated by June 30, 2004 and the failure to consummate the merger by that date has not been caused by a breach of the terminating party;

•	any of the conditions precedent to the obligation of the terminating party to consummate the merger cannot be satisfied by June 30, 2004;

•	in the event the other party fails to reaffirm, following the written request of the terminating party after the other party received any inquiry or proposal with respect to an “acquisition proposal” (generally, a tender offer or proposal for a merger, asset acquisition or other business combination), its approval of the merger (to the exclusion of any other acquisition proposal), or resolves not to reaffirm the merger.

Conduct of Business Pending the Merger

     Under the merger agreement, each of the parties has agreed, except as otherwise contemplated by the merger agreement or with the prior written consent of the other party, to:

•	operate its business only in the usual, regular and ordinary course;

•	preserve intact its business organizations and assets and maintain its rights and franchises;

•	use its reasonable efforts to cause its representations and warranties to be correct at all times; and

•	take no action which would (1) adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the merger agreement without imposition of a condition or restriction which, in the reasonable judgment of the board of directors of First Polk or Upson, would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement as to render inadvisable the consummation of the merger, or (2) adversely affect in any material respect the ability of either party to perform its covenants and agreements under the merger agreement.

     Furthermore, First Polk and Upson have agreed in the merger agreement not to take certain actions relating to the operation of their respective businesses pending consummation of the merger without the prior consent of the other party’s chief executive officer (which consent will not be unreasonably withheld). Such actions include, without limitation:

•	amending their articles of incorporation, bylaws or other governing corporate instruments;

•	becoming responsible for any obligation for borrowed money in excess of an aggregate of $50,000, except in the ordinary course of business consistent with past practices or, subject to certain exceptions, allowing the imposition of a lien on any asset;

•	acquiring or exchanging (other than exchanges in the ordinary course under employee benefit plans) any shares (or securities convertible into any shares) of capital stock or paying any dividend on common stock);

•	subject to certain exceptions, issuing, selling or pledging additional shares of common stock, any rights to acquire any such stock or any security convertible into such stock;

•	adjusting or reclassifying any capital stock or issuing or authorizing the issuance of any other securities in respect of, or in substitution for, shares of common stock or their subsidiaries’ common stock, or otherwise disposing of any asset(s) having a book value in excess of $50,000, other than in the ordinary course for reasonable and adequate consideration;

•	acquiring control over any real property, subject to certain exceptions such as foreclosures and acquisitions made in a fiduciary capacity;

•	purchasing any securities or making any material investments in any person or otherwise acquiring direct or indirect control over any person subject to certain exceptions;

•	granting any increase in compensation or benefits to employees or officers in excess of 5% on an annual basis (except in accordance with past practice and as previously disclosed, or as required by law), paying any bonus, entering into or amending any severance agreements with officers, or granting any increase in compensation or other benefits to directors (except in accordance with past practice and as previously disclosed to the other party);

•	entering into or amending (unless required by law) any employment contract that does not have the unconditional right to terminate without certain liability;

•	subject to certain exceptions, adopting any new employee benefit plan or materially changing any existing plan or program;

•	making any significant change in tax or accounting methods, except for any change required by law or generally accepted accounting principles;

•	commencing any litigation other than in accordance with past practice or settling any litigation for money damages in excess of $25,000 or which places material restrictions on operations;

•	except in the ordinary course of business, modifying, amending or terminating any material contracts or waiving, releasing or assigning any material rights or claims;

•	extending credit to any borrower in excess of an aggregate of $1 million by First Polk or Upson; or

•	making any material election with respect to taxes.

     In addition, each party has agreed that neither it, nor its affiliates or representatives, will solicit an acquisition proposal (generally, a tender offer or proposal for a merger, asset acquisition or other business combination), other than the transactions contemplated by the merger agreement. Pursuant to the merger agreement, except to the extent necessary to comply with the fiduciary duties of their board of directors, neither party, nor any affiliate or representative of such party, will furnish any non-public information that it is not legally obligated to furnish, or negotiate with respect to, or enter into any contract with respect to, any acquisition proposal. However, either party may communicate information about an acquisition proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. In the merger agreement, each party also agreed to terminate any negotiations conducted prior to the date of the merger agreement with any other parties with respect to any of the foregoing and agreed to use its reasonable efforts to cause its representatives to comply with any of the foregoing.

Expenses and Fees

     The merger agreement provides that each party will be responsible for its own direct costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the merger agreement, except that Upson will pay the filing fee in connection with the registration statement and this joint proxy statement/prospectus and one-half of the printing costs incurred in connection with printing the registration statement and this joint proxy statement/prospectus. If the merger agreement is terminated by either party as a result of (i) the other party’s willful breach of its representations, warranties or agreements set forth in the merger agreement or (ii) the failure of the other party to reaffirm its approval of the merger after receiving an inquiry or proposal with respect to another acquisition proposal, such breaching party will pay to the terminating party, as its sole remedy, the reasonable direct costs and expenses incurred by the terminating party in connection with the merger.

Accounting Treatment

     The merger will be accounted for using the purchase method of accounting for financial reporting purposes. In a merger of equals transaction, the purchase method of accounting requires the identification of the acquiring entity. Based on the relative voting rights in the combined company after the merger, Upson will receive a larger portion of the voting rights. Therefore, for accounting purposes Upson has been identified as the acquiring entity, and First Polk as the acquired entity. Under purchase accounting, the assets and liabilities of an acquired company as of the effective time of the acquisition are recorded at their respective fair values and added to those of the acquiring company. Financial statements issued after consummation of an acquisition accounted for as a purchase would reflect such values and would not be restated retroactively to reflect the historical financial position or results of operations of the acquired company.

Resales of SouthCrest Common Stock

     After the merger, First Polk shareholders will hold shares of SouthCrest common stock that have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of First Polk or Upson as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of First Polk at the time the merger is submitted for a vote or consent of the shareholders of First Polk will, under existing law, require either:

•	the further registration under the Securities Act of the shares of SouthCrest common stock to be transferred;

•	compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances); or

•	the availability of another exemption from registration.

     An “affiliate” of First Polk, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with First Polk. First Polk has agreed that it will use its reasonable efforts to cause each person or entity that is an “affiliate” for purposes of complying with Rule 145 to enter into a written agreement relating to such restrictions on sale or other transfer.

Dissenters’ and Appraisal Rights

     Any First Polk or Upson shareholder who desires to dissent from the merger and receive the “fair value” of his or her common stock in cash may do so upon complying with the provisions of Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code. The following is a summary of those sections and is qualified in its entirety by the copy of the sections attached to this joint proxy statement/prospectus as Appendix B, which is incorporated by reference herein. References to the “company” refer to the issuer of the shares held by a dissenter prior to the merger and to SouthCrest as the surviving company after the merger.

     Georgia law provides that any dissenting shareholder desiring to object to the merger and receive payment in cash for his or her shares of common stock must deliver, prior to the vote by his or her company’s shareholders on the merger agreement, written notice of his or her intent to demand payment for his or her shares of common stock if the merger is completed. For First Polk shareholders, the notice must be delivered to First Polk Bankshares, Inc., Attention: Corporate Secretary, 967 North Main Street, Cedartown, Georgia 30125-2327. For Upson shareholders, the notice must be delivered to Upson Bankshares, Inc., Attention: Corporate Secretary, 108 South Church Street, Thomaston, Georgia 30286-4104. The demand must be in addition to, and separate from, any proxy or vote against the merger. Any dissenting shareholder must not vote in favor of the merger agreement.

     If the merger agreement is approved by First Polk and Upson shareholders, within ten days after the effective date of the merger, the company will send by mail a written notice, known as a “dissenters’ notice,” to each shareholder who filed a written notice of his or her intent to dissent and who has not voted in favor of the merger agreement. The dissenters’ notice will:

•	state where demand for payment must be sent, and set a date by which the company must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date of the dissenters’ notice is delivered;

•	specify where and when share certificates must be deposited, or, in the case of uncertificated shares, the restrictions on the transfer of the uncertificated shares after the payment demand is received by the company; and

•	be accompanied by a copy of Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code.

     The dissenters’ notice is to be sent to each dissenting shareholder at his or her address as it appears in the company’s stock transfer books or at such address as the dissenting shareholder supplies by notice to his or her company. Any dissenting shareholder who fails to demand payment or deposit share certificates where required by the date set in the dissenters’ notice will no longer be entitled to payment for his or her shares of common stock under Georgia law.

     Within ten days after the later of (i) the effective time of the merger or (ii) the receipt of a demand for payment from a shareholder, each company must make a written offer of payment to each dissenting shareholder who demanded payment and deposited certificates as required, in the amount the company estimates to be the fair value of the dissenting shareholder’s shares, plus any accrued interest from the effective time of the merger. Each company’s offer of payment must be accompanied by:

•	its financial statements as of the end of a fiscal year ending not more than 16 months before the date of payment, and its latest available interim financial statements of the company;

•	a statement of its estimate of the fair value of its shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

•	a copy of Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code.

     If the shareholder accepts the company’s offer by written notice to the company within 30 days after its offer, or is deemed to have accepted such offer by failure to respond within 30 days, payment for his or her shares will be made within 60 days after the making of the offer or the effective time of the merger, whichever is later. If the merger is not completed within 60 days after the date set for demanding payment and depositing share certificates, the company shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the merger is later consummated, the company must send a new dissenters’ notice and repeat the payment demand procedure.

     Any dissenting shareholder who believes that the company’s offer is less than the fair value of his or her shares, or who believes the interest due has been incorrectly calculated, may, in writing, notify the company of his or her estimate of the fair value of the shares or interest due. If the shareholder’s demand for payment remains unsettled, the company must commence a proceeding within 60 days after receiving the payment demand and petition the Superior Court located in the county where its registered office is located to determine the fair value of the shares and the accrued interest. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the fair value of the shares. Each dissenting shareholder whose demand remains unsettled will be made a party to the proceeding and will be entitled to judgment for the amount the court finds to be the fair value of the shareholder’s shares, plus interest to the date of judgment.

     The court shall assess the costs of the appraisal proceeding against the company, however the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment for their shares. The court may also assess fees and attorneys expenses against any party the court finds to have acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Georgia law.

     No action by any dissenter to enforce dissenters’ rights may be brought more than three years after the effective time of the merger, regardless of whether notice of the merger and the right to dissent was given by the applicable company in accordance with Georgia law.

FIRST POLK BANKSHARES, INC. AND
UPSON BANKSHARES, INC.
Pro Forma Combined Balance Sheet as of September 30, 2003
(Unaudited)

     The following unaudited pro forma combined consolidated balance sheet as of September 30, 2003 has been prepared to reflect the merger after giving effect to the adjustments described in the notes to the pro forma financial statements. The following pro forma balance sheet is prepared based on an assumption that 100% of First Polk’s common stock is exchanged for Upson common stock in the merger. The merger will be accounted for as a purchase, with Upson as the acquiring entity for accounting purposes. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this joint proxy statement/prospectus.

			Pro Forma Adjustments				Pro Forma

	Upson
	Bankshares,	First Polk
Assets	Inc.	Bankshares, Inc.	Debit	Credit			Combined

Cash and due from banks	$6,162,892	$3,960,205					$10,123,097
Interest-bearing deposits in banks	4,753,000	—					4,753,000
Federal funds sold	—	2,370,000					2,370,000
Securities available-for-sale	2,199,802	44,069,209					46,269,011
Securities held-to-maturity	98,197,829	—					98,197,829
Restricted equity securities	889,813	—					889,813
Loans held for sale	618,682	—					618,682
Loans	123,681,886	90,818,361	1,621,592	1,261,864	(1)		214,859,975
Less allowance for loan losses	1,822,738	1,261,864	1,261,864		(1)		1,822,738

Loans, net	121,859,148	89,556,497					213,037,237
Premises and equipment	4,687,122	3,676,545					8,363,667
Goodwill	—	—	2,000,000		(2)		2,000,000
Other intangibles	—	—					—
Deposit intangibles	3,730,353	740,556	3,049,270		(3),	(4))	7,520,179
Other assets	5,271,842	3,678,241					8,950,083

Total assets	$248,370,483	$148,051,253					$403,092,598

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$30,292,016	$21,238,321					$51,530,337
Interest-bearing	189,806,732	106,287,199					296,093,931

Total deposits	220,098,748	127,525,520					347,624,268
Federal Home Loan Bank advances	495,000	—					495,000
Other liabilities	1,858,254	1,762,131		1,690,000	(7),	(8)	5,310,385

Total liabilities	222,452,002	129,287,651					353,429,653

Commitments and contingencies
Stockholders’ equity
Common stock	2,100,000	1,801,648	1,801,648	1,585,104	(5),	(6)	3,685,104
Capital surplus	17,850,590	—		22,256,925	(6)		40,107,515
Retained earnings	6,252,650	19,293,117	19,390,682		(5),	(6)	6,155,085
Accumulated other comprehensive loss	(209,495)	381,004	381,004		(6)		(209,495)

	25,993,745	21,475,769					49,738,209
Less treasury stock	(75,264)	(2,712,167)		2,712,167	(6)		(75,264)

Total stockholders’ equity	25,918,481	18,763,602					49,662,945

Total liabilities and stockholders’ equity	$248,370,483	$148,051,253					$403,092,598

(1)	To record loans at fair value.

(2)	To record goodwill.

(3)	To record core deposit intangible.

(4)	To record time deposits at fair value.

(5)	To record the issuance of 97,565 shares in a stock dividend declared by Upson.

(6)	To record the issuance of 1,484,029 shares at $16 per share.

(7)	To record deferred taxes of $1,440,000 related to purchase adjustments.

(8)	To record estimated acquisition costs of $250,000.

FIRST POLK BANKSHARES, INC. AND
UPSON BANKSHARES, INC.
Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2003
(Unaudited)

     The following unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2003 has been prepared to reflect the merger after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The following pro forma condensed statement of income is prepared based on an assumption that 100% of First Polk’s common stock is exchanged for Upson common stock in the merger. The merger will be accounted for as a purchase, with Upson as the acquiring entity for accounting purposes. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this joint proxy statement/prospectus.

							Pro Form
	Upson Bankshares, Inc.	First Polk Bankshares, Inc.	Debit	Credit			Combined

Interest income
Loans, including fees	$6,994,394	$4,911,527	405,398		(1)		$11,500,523
Taxable securities	2,547,320	1,180,549					3,727,869
Nontaxable securities	297,529	163,038					460,567
Federal funds sold	77,693	54,883					132,576
Deposits in banks	88,814	—					88,814

Total interest income	10,005,750	6,309,997					15,910,349

Interest expense
Deposits and other borrowings	3,128,061	1,187,079					4,315,140

Total interest expense	3,128,061	1,187,079					4,315,140

Net interest income	6,877,689	5,122,918					11,595,209
Provision for loan losses	243,000	168,750					411,750

Net interest income after provision for loan losses	6,634,689	4,954,168					11,183,459

Other income
Service charges on deposit accounts	1,281,546	998,337					2,279,883
Other service charges and fees	316,595	156,322					472,917
Mortgage loan origination fees	274,600	—					274,600
Net gain on sale of loans	295,659	—					295,659
Other operating income	432,920	47,008					479,928

Total other income	2,601,320	1,201,667					3,802,987

Other expenses
Salaries and employee benefits	2,884,480	2,130,663					5,015,143
Equipment and occupancy expenses	536,182	484,372					1,020,554
Amortization of intangible	392,523	—	465,815		(2),	(3)	858,338
Other operating expenses	1,786,035	1,289,300					3,075,335

Total other expenses	5,599,220	3,904,335					9,969,370

Income before income taxes	3,636,789	2,251,500					5,017,076
Income tax expense	1,067,692	680,843		331,061	(4)		1,417,474

Net income	2,569,097	1,570,657					3,599,602

Earnings per share	1.18	1.06			(5),	(6)	0.98

Average shares outstanding	2,185,397	1,487,539			(5),	(6)	3,672,936

See Notes to Pro Forma Combined Financial Statements.

(1)	To record amortization of loan fair value adjustment.

(2)	To record amortization of core deposit intangible.

(3)	To record amortization of time deposit fair value adjustment.

(4)	To record amortization of the deferred tax amount.

(5)	The pro forma basic earnings per share of common stock and the pro forma average shares outstanding reflect the number of shares to be issued in the proposed offering.

(6)	The earnings per share and average shares outstanding for Upson for the year ended December 31, 2002, have been adjusted for the 4.2% stock dividend declared in 2003 in connection with the merger.

FIRST POLK BANKSHARES, INC. AND
UPSON BANKSHARES, INC.
Pro Forma Combined Statement of Income
For the Year Ended December 31, 2002

     The following unaudited pro forma combined statement of income for the year ended December 31, 2002 has been prepared to reflect the merger after giving effect to the adjustments described in the notes to the pro forma financial statements. The following pro forma combined statement of income is prepared based on an assumption that 100% of First Polk’s common stock is exchanged for Upson common stock in the merger. The merger will be accounted for as a purchase, with Upson as the acquiring entity for accounting purposes. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this joint proxy statement/prospectus.

			Pro Forma Adjustments				Pro Forma

	Upson
	Bankshares,	First Polk
	Inc.	Bankshares, Inc.	Debit	Credit			Combined

Interest income
Loans, including fees	$9,366,132	$6,739,562	540,531		(1)		$15,565,163
Taxable securities	4,726,545	2,428,125					7,154,670
Nontaxable securities	373,590	268,165					641,755
Federal funds sold	95,112	26,574					121,686
Deposits in banks	70,560	—					70,560

Total interest income	14,631,939	9,462,426					23,553,834

Interest expense
Deposits and other borrowings	5,178,521	2,412,986					7,591,507

Total interest expense	5,178,521	2,412,986					7,591,507

Net interest income	9,453,418	7,049,440					15,962,327
Provision for loan losses	519,000	184,000					703,000

Net interest income after provision for loan losses	8,934,418	6,865,440					15,259,327

Other income
Service charges on deposit accounts	1,496,308	1,164,129					2,660,437
Other service charges and fees	238,901	201,294					440,195
Net gain on sale of loans	294,550	—					294,550
Other operating income	523,027	174,107					697,134

Total other income	2,552,786	1,539,530					4,092,316

Other expenses
Salaries and employee benefits	3,811,002	2,815,059					6,626,061
Equipment and occupancy expenses	791,313	645,852					1,437,165
Amortization of intangible	392,523	—	621,087		(2),	(3)	1,013,610
Other operating expenses	2,128,375	1,618,735					3,747,110

Total other expenses	7,123,213	5,079,646					12,823,946

Income before income taxes	4,363,991	3,325,324					6,527,698
Income tax expense	1,248,502	1,000,767		441,415	(4)		1,807,854
Net income	$3,115,489	$2,324,557					$4,719,843

Earnings per share	$1.42	$1.56			(5),	(6)	$1.29

Average shares outstanding	2,192,789	1,484,083			(5),	(6)	3,672,936

See Notes to Pro Forma Combined Financial Statements.

(1)	To record amortization of loan fair value adjustment.

(2)	To record amortization of core deposit intangible.

(3)	To record amortization of time deposit fair value adjustment.

(4)	To record amortization of the deferred tax amount.

(5)	The pro forma basic earnings per share of common stock and the pro forma average shares outstanding reflect the number of shares to be issued in the proposed offering.

(6)	The earnings per share and average shares outstanding for Upson for the year ended December 31, 2002, have been adjusted for the 4.2% stock dividend declared in 2003 in connection with the merger.

UPSON BANKSHARES, INC. COMBINED WITH FIRST POLK BANKSHARES, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)
Pro Forma Adjustments

General:

A.	The merger will be accounted for using the purchase method. In a merger of equals the purchase method of accounting requires the identification of the acquiring entity. Based on the relative voting rights in the combined entity after the combination, Upson Bankshares, Inc. will receive the larger portion of the voting rights. Therefore, for accounting purposes Upson Bankshares, Inc. has been identified as the acquiring entity, and First Polk Bankshares, Inc. as the acquired entity.

B.	The pro forma condensed balance sheet has been prepared assuming the merger was consummated on September 30, 2003. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of the periods indicated.

C.	The following pro forma adjustments have been applied to give effect to the merger:

Balance Sheet:

1.	Issuance of 1,484,029 shares of Upson Bankshares, Inc. common stock in exchange for 100% of the equity of First Polk Bankshares, Inc. capital.

2.	The outstanding common shares of First Polk Bankshares, Inc. totaling 1,484,029 were adjusted to fair value based on an established fair value of $16.00 per share as of November 24, 2003, the date both parties had agreed to the exchange ratio.

3.	Allocation of cost of the acquired entity is as follows:

The excess of the fair value of First Polk’s common shares over the carrying amount of First Polk’s equity amounting to $5,105,430 has been allocated to goodwill and intangibles. A portion of the excess has been allocated to specific assets and liabilities based on the estimated fair market value of these assets and liabilities.

Statement of Income:

1.	Pro forma adjustments to income resulting from the cost of the acquired entity are as follows:

Amortization of core deposit intangible using the straight-line method over an average life of 5 years and amortization of purchase adjustments over the average life of the related assets and liabilities.

INFORMATION ABOUT UPSON

General

     Upson Bankshares, Inc. is a bank holding company headquartered in Thomaston, Georgia. Upson was incorporated under the laws of the State of Georgia on August 15, 1996 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and under the bank holding company laws of the State of Georgia. Upson conducts its operations through its wholly owned subsidiary, Bank of Upson, which was incorporated under the laws of the State of Georgia in 1951 as a state bank under the state banking laws of the State of Georgia. In 1999, Upson Bankshares, Inc. purchased two bank branches, which it now operates in Manchester, Georgia and Warm Springs, Georgia under the trade name “Meriwether Bank & Trust.” Upson Bankshares, Inc. also purchased a bank branch in Luthersville, Georgia in December of 2002, which is also operated under the trade name Meriwether Bank & Trust.

     The executive offices of Upson and the main office of Bank of Upson are located at 108 South Church Street, Thomaston, Georgia 30286. Upson operates a total of five full-service banking locations and fifteen 24-hour ATM sites in Meriwether, Spalding, and Upson Counties in central Georgia.

Bank of Upson / Meriwether Bank and Trust

     Bank of Upson is a full service commercial bank focusing on meeting the banking needs of individuals and small- to medium-sized businesses. Bank of Upson offers a broad line of banking and financial products and services customary for full service banks of similar size and character. These services include making consumer loans, real estate loans, and commercial loans as well as maintaining deposit accounts such as checking accounts, money market accounts, and a variety of certificates of deposit. Bank of Upson attracts most of its deposits and conducts most of its lending transactions from and within its primary service area encompassing Upson and Meriwether Counties in western Georgia.

     Bank of Upson currently maintains five full-service banking branches and fifteen 24-hour ATM sites in Meriwether, Spalding, and Upson Counties in western Georgia. Three of Upson’s five full-service branches are operated under the trade name “Meriwether Bank & Trust.” The three Bank of Upson branches doing business as Meriwether Bank & Trust are located in Luthersville, Georgia, Manchester, Georgia and Warm Springs, Georgia, which are all within Meriwether County, Georgia.

     Deposit Services. Deposits are a key component of Bank of Upson’s business, serving as a source of funding for lending as well as for increasing customer account relationships. Bank of Upson offers a variety of deposit services, including non-interest bearing checking accounts, interest bearing checking accounts, savings accounts, and other types of time deposits of various types, ranging from money market accounts to longer-term certificates of deposit. The primary sources of deposits for Bank of Upson are residents of, and businesses and their employees located in, the bank’s primary service area. Bank of Upson is authorized to accept and pay interest on deposits from individuals, corporations, partnerships and any other type of legal entity, including fiduciaries (such as private trusts). Qualified deposits are insured by the FDIC in an amount up to $100,000.

     As of December 31, 2003, Bank of Upson had no customers with aggregate deposits equal to or greater than $14,914,180, which equates to 5.88% of the bank’s total deposits.

     Lending Services. Bank of Upson’s lending business consists primarily of making consumer loans to individuals and commercial loans to small and medium-sized businesses and professional organizations. In addition, Bank of Upson makes secured real estate loans, including residential and commercial construction loans, and first and second mortgage loans for the acquisition and improvement of personal residences. As of September 30, 2003, Bank of Upson had approximately $124 million in total loans outstanding, representing approximately 50% of the bank’s total assets of approximately $249 million. Bank of Upson’s loan portfolio is comprised primarily of fixed rate loans with terms of five years or less.

     Real Estate Loans. Loans secured by real estate make up the primary component of Bank of Upson’s loan portfolio, constituting approximately $75 million, or 61%, of total loans as of September 30, 2003. These loans consist of commercial real estate loans, residential real estate loans, home equity loans, and a small number of construction and development loans. The types of real estate that typically constitute collateral include primary and secondary residences for individuals, including multi-family projects, places of business, and undeveloped land.

     Commercial Loans. Bank of Upson makes loans for commercial purposes to various businesses located in the bank’s market area. As of September 30, 2003, commercial loans constituted approximately $10 million, or 8% of the bank’s total loans. Loans in this category exclude commercial loans secured by real estate. The bank’s typical commercial loan involves collateral such as equipment for business use and inventory, and some of the bank’s commercial loans include unsecured working capital lines.

     Consumer Loans. Bank of Upson makes a variety of loans to individuals for personal and household purposes, including secured and unsecured installment and term loans and lines of credit. As of September 30, 2003, the bank held approximately $34 million of consumer loans, representing 27% of the banks total loan portfolio. These loans are typically collateralized by personal automobiles, recreational vehicles or household items and include unsecured loans to individuals.

     Other Lending Activities. Bank of Upson also originates mortgage loans. Loans held in the bank’s portfolio have a term generally limited to five years and amortization up to 25 years. The bank also sells fixed rate mortgages into the secondary market and retains the servicing aspects of such mortgages. Selling fixed rate mortgages into the secondary market allows the bank to eliminate interest rate risk associated with these mortgage loans. Each mortgage loan sold into the secondary market is done so after receiving underwriting approval from the investor (prior to originating the loan). The bank also originates special loans for home mortgages such as FHA, VA, and DCA loans, which are sold servicing released with the bank acting as third party originator.

     Risks Associated with Lending Activities. The bank’s principal economic risk associated with each category of loans that the bank makes is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relative business market segment. General economic factors affecting a borrower’s ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower’s customers, suppliers and employees.

     Because consumer loans are often secured by rapidly depreciating assets such as automobiles or other personal property, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss, or depreciation. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy.

     Repayment of commercial loans and loans secured by commercial and multi-family real estate properties are often dependent on the successful operation of the business and management of the property. As a result, the quality of the commercial borrower’s management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to these changes are significant factors in a commercial borrower’s creditworthiness. Risks associated with commercial real estate loans also include fluctuations in the value of the real estate, new job creation trends and tenant vacancy rates. Bank of Upson’s practice is to underwrite these loans based on its analysis of the amount of cash flow generated by the business and resulting ability of the borrower to meet its payment obligations. In addition, we generally seek to obtain a personal guarantee of the loan by the owner(s) of the business and, under certain circumstances, seek additional collateral.

     Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the security property’s value upon completion of construction as compared to the estimated costs of construction, including interest and fees. In addition, Bank of Upson assumes certain risks associated with the borrower’s ability to complete construction in a timely and workmanlike manner. If the estimate of the value of the project proves to be inaccurate or if construction is not performed timely or in a quality manner, the bank may be confronted with a project which, when completed, has a value insufficient to assure full repayment. If that is the case, the bank may be confronted with a decision as to whether to advance funds beyond the originally committed loan amount to permit completion of the project.

     Legal Lending Limit. Bank of Upson is subject to loan-to-one-borrower limitations prescribed for state banks by the State of Georgia Department of Banking and Finance. In general, the legal lending limit to a single borrower is 15% of the Bank of Upson’s capital and surplus, or 25% of its capital and surplus if the amount is fully secured by readily marketable collateral. As of September 30, 2003, the bank’s lending limit was $2,939,067 million for loans not fully secured and approximately $4,898,446 million for loans fully secured in accordance with regulatory guidelines. These limits will increase or decrease as the bank’s capital increases or decreases as a result of the bank’s earnings or losses, among other reasons.

     Loan Underwriting Standards. In analyzing a credit relationship with a potential borrower, Bank of Upson places primary emphasis on adequacy of cash flow and the ability of the borrower to service the debt. Secondary emphasis is placed on the past performance of the borrower, the type or value of the collateral, the amount of net worth present or any performance of endorsers or guarantors that has not been proven.

     Bank of Upson does not consider collateral as a substitute for the borrower’s ability to repay the loan. Collateral serves as a way to control the borrower and provide additional sources of repayment in the event of default. The bank’s analysis of the quality and liquidity of the collateral is of paramount importance and must be confirmed before the loan is made. The bank has established loan-to-value and margin guidelines that are varied depending on the type of collateral offered by the borrower. The bank may, from time to time, make some exceptions to the loan-to-value guidelines that are dependent on the overall creditworthiness of the borrower.

     Investment Services. Bank of Upson provides investment services to its customers under the trade name “Hometown Investments,” in partnership with Fintegra Financial Solutions. Hometown Investments is a full-service brokerage, offering certificates of deposit, stocks, bonds, mutual funds, IRA’s, 529 plans, retirement plans, and insurance products. The bank’s customer base for this service consists of individual investors, small businesses, and non-profit organizations. Hometown Investments was created in 1999 and has been in full service since 2001.

     Trust Services. Bank of Upson has a full-service personal trust department, which provides estate analysis, consultation, estate and agency accounts, as well as non-profit agency services. The bank’s Trust Officer, Lucinda D. Bentley, is licensed through the Southern Trust School and is a member of the Georgia Bar Association. The bank conducts its trust record-keeping, back-office, and securities servicing through Reliance Trust Company in Atlanta, Georgia.

     Asset and Liability Management. Bank of Upson manages its assets and liabilities to provide adequate liquidity for the bank and, at the same time, to achieve the maximum net interest rate margin. These management functions are conducted within the framework of written loan and investment policies. The bank attempts to maintain a balanced position between rate sensitive assets and rate sensitive liabilities.

     Market Area. The bank’s primary service areas are Upson and Meriwether Counties in western Georgia and surrounding areas. Approximately 87% of Bank of Upson’s customers reside in that area, although the bank attracts some loan business from nearby counties. Current major industries include manufacturing, lumber products, construction, and health services. Flint River Technical College and Upson Regional Medical Center are located in Thomaston, the location of Bank of Upson’s main office. Thomaston, the county seat of Upson County, is located approximately 45 miles east of Columbus, Georgia, 45 miles west of Macon, Georgia, and 70 miles south of Atlanta, Georgia.

     Bank of Upson held a market share of 42.52% of total deposits in Upson County at June 30, 2003, representing the largest market share of any financial institution located in Upson County. Meriwether Bank & Trust, the trade name used by Bank of Upson in Meriwether County, Georgia, held a market share of 43.03% of the total deposits in Meriwether County, Georgia as of June 30, 2003, representing the largest deposit market share of any financial institution located in that county.

     Employees. As of September 30, 2003, Bank of Upson had 91 full-time equivalent employees. Certain executive officers of the bank also serve as officers of Upson Bankshares, Inc.

     Competition. Bank of Upson operates in a highly competitive environment. The bank competes for deposits and loans with commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and other financial entities operating locally and elsewhere. In addition, because the Gramm-Leach-Bliley Act now permits banks, securities firms, and insurance companies to affiliate, a number of larger financial institutions and other corporations offering a wider variety of financial services than the bank currently offers could enter our area and aggressively compete in the market that the bank serves. Many of these competitors have substantially greater resources and lending limits than Bank of Upson and may offer certain services that the bank does not or cannot provide.

     According to the FDIC Market Share Report, as of June 30, 2003, Upson and Meriwether counties were served by a total of nine financial institutions. The primary factors in competing for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. To compete with other financial service providers, Bank of Upson primarily relies upon local promotional activities, personal relationships established by officers, directors, and employees with customers and specialized services tailored to meet our customers’ needs. The bank relies not only on the goodwill and referrals of satisfied customers, as well as traditional media advertising to attract new customers, but also on individuals who develop new relationships to build the bank’s customer base.

     In November of 2003, Colony Bankcorp, Inc., Fitzgerald, Georgia announced that it intends to acquire a branch of Flag Bank located in Thomaston, Georgia. If consummated, this acquisition will require Bank of Upson to continue to compete with a larger institution in its primary market.

Legal Proceedings

     While Upson Bankshares, Inc. and Bank of Upson are, from time to time, party to various legal proceedings arising from the ordinary course of their respective businesses, management believes that there are no proceedings pending, or to its knowledge threatened, in which an adverse decision would have a material adverse effect on their respective financial condition or results of operation.

Properties

     Bank of Upson and Upson Bankshares, Inc.’s executive offices and Bank of Upson’s main banking office are located at 108 South Church Street, Thomaston, Georgia 30286. Bank of Upson’s operations center is located at 210A West Main Street, Thomaston, Georgia 30286. Bank of Upson also owns banking offices at the following locations: (i) 943 North Church Street, Thomaston, Georgia 30286, (ii) 406 West Main Street, Manchester, Georgia 31816, (iii) 121 Broad Street, Warm Springs, Georgia 31830, and (iv) 14 North Main Street, Luthersville, Georgia 30251. The banks’ offices in Manchester, Warm Springs, and Luthersville, Georgia are located within Meriwether County, Georgia and do business as Meriwether Bank & Trust. Bank of Upson owns 15 ATM’s, which are located within Upson, Spalding and Meriwether Counties.

UPSON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

     The purpose of the following discussion is to address information relating to the financial condition and results of operations of Upson that may not be readily apparent from a review of the consolidated financial statements and notes thereto, which begin on page F-3 of this joint proxy statement/prospectus. This discussion should be read in conjunction with information provided in Upson’s consolidated financial statements and accompanying footnotes. The discussion of net interest income in this financial review is presented on a taxable equivalent basis.

Results of Operations for the Nine-Month Period Ended September 30, 2003

     Net income for the nine-month period ended September 30, 2003 amounted to $2,569,097 or $1.23 basic earnings per share compared to net income of $2,437,217, or $1.16 basic earnings per share for the same nine-month period in 2002. The following is a brief discussion of the more significant components of net income during this period.

     Net Interest Income. Net interest income represents the difference between interest received on interest earning assets and interest paid on interest bearing liabilities. The following presents, in a tabular form, the main components of interest earning assets and interest bearing liabilities.

Nine Months Ended September 30, 2003
(Dollars in thousands)

			Annualized
	Average Balance	Interest Income/Cost	Yield/Cost

Interest-bearing deposits in banks	$4,503	$89	2.64%
Securities	97,553	2,845	3.89%
Loans	120,143	6,387	7.09%

Total earning assets	$222,199	$9,321	5.59%

Deposits	$221,670	$3,079	1.85%
Other borrowings	1,232	53	5.74%

Total	$222,902	$3,127	1.87%

Net Interest Income		$6,194	3.72%

Net yield on earning assets			3.72%

Nine Months Ended September 30, 2002
(Dollars in thousands)

			Annualized
	Average Balance	Interest Income/Cost	Yield/Cost

Interest-bearing deposits in banks	$1,751	$45	3.43%
Securities	93,725	3,822	5.44%
Federal funds sold	5,278	58	1.47%
Loans	110,031	7.071	8.56%

Tota1	$210,785	$10,996	6.96%

Deposits	$173,230	$3,876	2.98%
Other borrowings	2,053	100	6.49%

Total	$175,283	$3,976	3.02%

Net Interest Income		$7,020	3.94%

Net yield on earning assets			4.44%

     Other Income. Total other income for the nine-month period ended September 30, 2003 amounted to $2,601,320, compared to $1,703,121 for 2002. On an annualized basis, this represents 1.40% of total assets compared to 1.01% of total assets for the same period in 2002. Upson originated and sold mortgage loans totaling $34,081,400 in 2003 without recourse compared with $18,169,360 in 2002. The profit from these sales was $295,659 compared with $89,955 for 2002. Origination fees of $274,600 for 2003 and $89,431 for 2002 were also recognized on mortgage loans. Service charges on deposit accounts is $1,281,546 or 49.27% of total other income, compared with $927,833 or 54.48% for the same period in 2002.

     Operating Expenses. Operating expenses for the nine-month period ended September 30, 2003 amounted to $5,599,220 compared to $5,019,090 for the same period in 2002, the largest expense being salaries and employee benefits. The largest component of the increase resulted from additional salaries incurred in the purchase of a branch location in Luthersville, Georgia from the Bank of Coweta in Newnan, Georgia. Six additional people were added to Upson’s payroll in this acquisition. In addition, operating expenses increased as a result of loan servicing, deposit servicing and general overhead that routinely occurs in a growing financial institution.

     Income Taxes. Upson has recorded $1,067,692 for income taxes during the first nine months of 2003 compared with $1,023,993 for income taxes during the same period of 2002.

Results of Operations for the Year Ended December 31, 2002

     General. The year 2002 was a year of growth for Upson. As the results discussed below indicate, during 2002, the bank continued to grow and build its balance sheet and income statement in a prudent manner.

     At December 31, 2002, total assets had increased 8.5% to $243.7 million and total deposits increased 8.9% to $215.6 million. Total loans grew 9.2% to $116.3 million which created a loan to deposit ratio of 53.9%. At December 31, 2001, total assets were $222.9 million, total deposits were $196.2 million, other borrowings were $2.2 million and total loans were $105.6 million. The loan to deposit ratio was 54.1%.

     Net Interest Income. Upson’s results of operations are determined by its ability to manage effectively interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control non-interest expense. Since market forces and economic conditions beyond the control of Upson determine interest rates, the ability to generate net interest income is dependent upon Upson’s ability to maintain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities, such as deposits and borrowings. Thus, net interest income is the key performance measure of income.

     Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the fiscal years ended 2002 and 2001.

	December 31, 2002
	(Dollars in thousands)

		Interest	Yield/
	Average Balance	Income/Cost	Cost

Deposits in banks	$2,179	$71	3.25%
Securities	91,274	5,100	5.59%
Federal funds sold	5,786	95	1.64%
Loans	113,049	9,016	7.98%

Total earning assets	$212,288	$14,282	6.73%

Interest-bearing deposits	$175,188	$5,050	2.88%
Other borrowings	1,991	128	6.43%

Total interest-bearing liabilities	$177,179	$5,178	2.92%

Net yield on earning assets			4.29%

Net interest spread			3.81%

	December 31, 2001
	(Dollars in thousands)

		Interest
		Income/	Yield/
	Average Balance	Cost	Cost

Deposits in banks	$720	$55	7.64%
Securities	83,259	5,636	6.77%
Federal funds sold	12,930	449	3.47%
Loans	107,159	9,869	9.21%

Total earning assets	$204,068	$16,009	7.84%

Interest-bearing deposits	$167,235	$7,371	4.41%
Other borrowings	2,516	165	6.56%

Total interest-bearing liabilities	$169,751	$7,536	4.44%

Net yield on earning assets			3.69%

Net interest spread			3.40%

     As reflected above, average yield on earning assets amounted to 6.73% for 2002 compared to 7.84% for 2001. The average cost of funds amounted to 2.92% for 2002 compared to 4.44% for 2001. Net interest yield for the period ended December 31, 2002 was 4.29% compared to 3.69% for period ended December 31, 2001. During 2002, the increase in our net yield on earning assets was due to interest rates paid on deposit accounts declining faster than lending rates. This decrease in rates reduced our cost of funds and therefore resulted in an increase in the net yield.

     Total Other Income. Total other income for the fiscal year ended December 31, 2002 was $2,902,867 compared to $2,043,435 for the fiscal year ended December 31, 2001. Total other income includes non-interest income such as service charges on deposit accounts, mortgage origination fees, and gains on the sale of loans. Many of the customers of Upson are consumer customers and maintain balances that require service charges to maintain their accounts. Total service charges on deposit accounts totaled $1,496,308 in 2002 as compared to $862,231 in 2001. Lower mortgage rates continued throughout 2002 and resulted in increased mortgage origination activity, as a result mortgage origination fee income and gain on the sale of mortgage loans increased to $644,631 in 2002 from $540,713 in 2001. As mortgage rates begin to increase mortgage loan originations typically decline. Total other income for the periods represented 1.37% and 1.00% of average total earning assets respectively.

     Other Expenses. Other expense or non-interest expense for the fiscal year ended December 31, 2002 was $7,123,213 compared to $6,299,218 for the fiscal year ended December 31, 2001. As a percentage of total average assets, non-interest expense amounted to 2.92% in 2002 compared to 2.83% in 2001. The increase in salaries and benefits was largely due to the addition of approximately 6 people in the acquisition of a branch location from the Bank of Coweta in Luthersville, Georgia. The Bank added these people in the later part of 2002. Health insurance expense also increased significantly during this period.

	For the Year Ended December 31,

	2002	2001

Salaries and benefits	$3,811,002	$3,456,466
Equipment and occupancy expense	791,313	693,831
Legal and professional	168,618	130,893
Printing and supplies	198,456	153,955
Postage and courier	122,701	122,666
Telephone	84,949	78,636
Advertising	68,899	56,244
Other operating expenses	1,877,275	1,606,527

Total non-interest expense	$7,123,213	$6,299,218

      Allowance for Loan Losses. During 2002, allowance for loan losses increased by $263,816. In 2002, Bank of Upson charged off loans totaling $471,571 compared with $390,380 in 2001. The allowance for loan losses as a percentage of gross loans was 1.64% as of December 31, 2002 as compared to 1.57% as of December 31, 2001. As of December 31, 2002, management considered the allowance for loan losses to be adequate to absorb known risks in the loan portfolio. Internal reviews of the bank’s loans are conducted on an ongoing basis. The purpose of these reviews is to assess the risk in the loan portfolio and to determine the adequacy of the allowance for loan losses. The reviews included analyses of historical performance, the level of non-conforming and rated loans, loan volume and activity, review of loan files and consideration of economic conditions and other pertinent information. The reserve for loan losses is an estimate and therefore, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

      Rate/Volume Analysis of Net Interest Income. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately on a consistent basis to the change due to volume and the change due to rate.

	Year Ended December 31,
	2002 vs. 2001
	(Dollars in thousands)
	Changes Due To:

			Increase
Increase (decrease) in:	Rate	Volume	(Decrease)

Income from interest-earning assets:
Deposits in banks	$(46)	$62	$16
Securities	(1,044)	508	(536)
Federal funds sold	(173)	(181)	(354)
Loans	(1,373)	520	(853)

Total interest income	(2,348)	621	(1,727)

Expense from interest-bearing liabilities:
Deposit accounts	(2,658)	337	(2,321)
Other borrowings	(3)	(34)	(37)

Total interest expense	(2,676)	318	(2,358)

Net interest income	$328	$303	$631

      Deposits. The following table presents, for the fiscal years ended 2002 and 2001, the average amount of and average rate paid on each of the described deposit categories.

	December 31, 2002
	(Dollars in thousands)

Deposit Category	Average Amount	Average Rate Paid

Non interest-bearing demand deposits	$26,834	—
NOW and money market deposits	57,754	1.31%
Savings deposits	16,509	.93%
Time deposits over $100,000	24,216	4.67%
Time deposits	76,709	3.92%

	December 31, 2001
	(Dollars in thousands)

Deposit Category	Average Amount	Average Rate Paid

Non interest-bearing demand deposits	$26,117	—
NOW and money market deposits	54,611	2.48%
Savings deposits	15,145	2.38%
Time deposits over $100,000	21,739	6.76%
Time deposits	75,740	5.53%

      The scheduled maturities of time certificates of deposits at December 31, 2002 are as follows:

Time
Certificates of Deposits
(Dollars in thousands)

2003	$50,991
2004	27,860
2005	15,986
2006	5,386
22007	5,837
After 2007	1,873

Total	$107,933

      At December 31, 2002, Upson had no deposit relationships that represented concentrations.

Financial Condition

      Management continuously monitors the financial condition of Upson in order to protect depositors, protect retained earnings and increase current and future earnings. Further discussions of significant items affecting Upson’s financial condition are discussed in detail below.

September 30, 2003

      Total assets increased from $243,652,975 on December 31, 2002 to $248,370,483 on September 30, 2003, an increase of $4,717,508. This increase was primarily due to an increase in net loans of $5,569,685, an increase of $12,833,065 in securities, a decrease in federal funds sold of $11,570,000, and a decrease of $4,186,299 in cash and due from banks. This growth was primarily funded by a $4,543,183 increase in total deposits. Changes within the different assets accounts are a result of the Bank investing the funds acquired in the acquisition of a small branch banking facility from the Bank of Coweta in Luthersville, Georgia. Approximately $13,000,000 of deposits and a small amount of loans were acquired in November, 2002 in this acquisition. These funds were in held in cash and federal funds sold at the end of 2002 until they were invested in loans and securities. The $4,543,183 increase in deposits came primarily from an increase in interest bearing checking accounts and time deposits of less than $100,000.

      Allowance for Loan Losses. The allowance for loan losses as of September 30, 2003 was $1,822,738 compared to $1,942,950 as of December 31, 2002. The allowance for loan losses, as a percentage of total gross loans, for September 30, 2003 was 1.47%, as compared to 1.64% as of December 31, 2002. The provision for bad debts during the nine months ended September 30, 2003, of $243,000 was the result of management’s assessment of risks inherent in the loan portfolio. Information provided from internal loan review, the Bank’s primary regulatory agency, and other information known to the Bank’s board of directors, is utilized by the board of directors to monitor, on a quarterly basis, the loan portfolio. Specifically, the Bank’s board of directors attempts to identify risks inherent in the loan portfolio (e.g., problem loans, potential problem loans and loans to be charged off), assess the overall quality and collectibility of the loan portfolio, and determine amounts of the allowance for loan losses and the provision for loan losses to be reported based on the results of their review. Management considers the allowance for loan losses to be adequate and sufficient; however, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions of the allowance will not be required.

      Liquidity and Sources of Capital. Liquidity is our ability to meet all deposit withdrawals immediately, while also providing for the credit needs of customers. Management believes the September 30, 2003 financial statements evidence a satisfactory liquidity position as total cash and cash equivalents amounted to $10,915,892, representing 4.40% of total assets. Securities amounted to $100,397,631, representing 40.42% of total assets; these securities provide a secondary source of liquidity since they can be converted into cash in a timely manner. The increase from $85,112,565 to $98,197,829 in securities represents our attempt to fully leverage capital and maximize earning asset capacity. Our deposit base and borrowing capabilities are additional sources of liquidity. For the nine-month period ended September 30, 2003, total deposits increased $4,543,183. Management monitors and maintains appropriate levels of interest-earning assets and interest-bearing liabilities so that maturities of assets are such that adequate funds are provided to meet customer withdrawals and loan demand.

      Management is committed to maintaining capital at a level sufficient to protect depositors, provide for reasonable growth, and comply with regulatory requirements. Management’s strategy to achieve this goal is to retain sufficient earnings while providing a reasonable return on equity. Federal banking regulations set forth minimum capital adequacy standards required of banks.

      The table below illustrates Bank of Upson’s regulatory capital ratios at the date indicated:

		Minimum
		Regulatory
	September 30, 2003	Requirement

Tier 1 capital	14.41%	4.0%
Tier 2 capital	1.17%	—
Total risk-based capital ratio	15.58%	8.0%
Leverage ratio	8.66%	3.0%

      Based on preliminary discussions with the Federal Reserve and management’s expectations regarding growth of the combined company following the merger, management believes that the combined company will have adequate capital resources to remain classified as well capitalized by the regulatory agencies.

      Other than the pending merger and as described above, management is not aware of any trends, demands, commitments, events or uncertainties that will result, or are reasonably likely to result, in Upson’s liquidity increasing or decreasing in any material way.

December 31, 2002

      Average Consolidated Balance Sheet. The following is a presentation of the average consolidated balance sheets of Upson for the fiscal years ended 2002 and 2001 respectively. This presentation includes all major categories of interest-earning assets and interest-bearing liabilities.

Average Consolidated Assets
(Dollars in thousands)

	December 31,

	2002	2001

Interest-bearing deposits in banks	$2,179	$720
Federal funds sold	5,786	12,930
Securities	91,274	83,259
Gross loans	113,049	107,159

Total earning assets	$212,288	$204,068
Other assets	18,072	16,032

Total assets	$230,360	$220,100

Average Consolidated Liabilities and
Stockholders’ Equity
(Dollars in thousands)

	December 31,

	2002	2001

Non interest-bearing deposits	$26,834	$26,117
NOW and money market deposits	57,754	54,611
Savings deposits	16,509	15,145
Time deposits	100,925	97,479
Other borrowings	1,991	2,516
Other liabilities	2,834	2,922

Total liabilities	$206,847	$198,790
Stockholders’ equity	23,513	21,310

Total liabilities and stockholders’ equity	$230,360	$220,100

      Loan Portfolio. The following table presents various categories of loans contained in Bank of Upson’s loan portfolio for the fiscal years ended December 31, 2002 and 2001, and the total amount of all loans for such periods.

	December 31,
	(Dollars in thousands)

Type of Loan	2002	2001

Commercial loans	$6,882	$7,209
Real estate — construction	5,846	1,646
Real estate — mortgage	64,571	61,883
Consumer	36,231	31,505
Other loans	4,842	5,258

Subtotal	118,372	107,501
Less: Unearned income	140	209
Less: Allowance for possible loan losses	1,943	1,679

	December 31,
	(Dollars in thousands)

Type of Loan	2002	2001

Total (net of allowance)	$116,289	$105,613

      The following is a presentation of an analysis of maturities of loans as of December 31, 2002:

	(Dollars In thousands)

		Due after
	Due in 1	1 Year
	Year or	Less than	Due after
Type of Loan	Less	5 Years	5 Years	Totals

Commercial loans	$6,882	$—	$—	$6,882
Real estate – construction	5,846	—	—	5,846
Real estate — mortgage	6,765	36,966	20,840	64,571
Consumer	7,516	23,673	5,042	36,231
Other	312	332	4,198	4,842

Total	$27,321	$60,971	$30,080	$118,372

      In addition, the bank has no commercial or real estate construction loans with a maturity greater than one year.

      Bank of Upson had no impaired loans at December 31, 2002 with or without a valuation reserve and only $3,352 in impaired loans as of December 31, 2001. The average investment in impaired loans during 2002 and 2001 respectively were $1,676 and $7,688. Income recognized on impaired loans during 2002 and 2001 was immaterial.

      Accrual of interest is discontinued on a loan when management determines upon consideration of economic and business factors affecting collection efforts, that collection of interest is doubtful.

      Summary of Loan Loss Experience. An analysis of Bank of Upson’s loan loss experience is included in the following table for the periods indicated, as well as a breakdown of the allowance for loan losses.

December 31, 2002

Balance at beginning of period	$1,679,134
Charge-offs:
Commercial loans	(263,000)
Real estate — construction	—
Real estate — mortgage	(12,000)
Consumer	(42,000)
Other	(154,571)

Total	(471,571)
Recoveries
Commercial loans	107,000
Real estate — construction	—
Real estate — mortgage	—
Consumer	57,000
Other	68,759

Total	232,759

Net charge-offs	(238,812)
Additions charged to operations	519,000

December 31, 2002

Decrease in reserve due to disposal of finance company	(16,372)

Balance at end of period	$1,942,950

Ratio of net charge-offs during the period to average loans outstanding during the period	.21%

Analysis of the Allowance Loan Losses

December 31, 2001

Balance at beginning of period	$1,493,071
Charge-offs:
Commercial loans	(253,000)
Real estate — construction	—
Real estate — mortgage	—
Consumer	(39,000)
Other	(98,380)

Total	(390,380)
Recoveries
Commercial loans	70,000
Real estate — construction	—
Real estate — mortgage	—
Consumer	12,000
Other	120,143

Total	202,143

Net charge-offs	(188,237)
Additions charged to operations	374,300

Balance at end of period	$1,679,134

Ratio of net charge-offs during the period to average loans outstanding during the period	.18%

      At December 31, 2002, the allowance for loan losses was allocated as follows:

		Percent of loans in
		each category to
	Amount	total loans

Commercial loans	$1,166,000	60
Real estate — construction	—	—
Real estate — mortgage	97,000	5
Consumer	194,000	10
Other	485,950	25
Unallocated	—	—

Total	$1,942,950	100

      At December 31, 2001, the allowance for loan losses was allocated as follows:

		Percent of loans in
		each category to
	Amount	total loans

Commercial loans	$1,007,000	60%
Real estate — construction	—	—%
Real estate — mortgage	84,000	5%
Consumer	168,000	10%
Other	420,134	25%
Unallocated	—	—%

Total	$1,679,134	100%

      Loan Loss Reserve. In considering the adequacy of Bank of Upson’s allowance for loan losses as of December 31, 2002, management focused on the fact the percentage of investment the Bank of Upson had in each type of loan, prior loss experience within each category, and other economic factors affecting the lending market. Commercial loans typically have larger average balances than consumer, therefore commercial loans are generally considered by management as having greater risk per loan than other categories of loans in the Bank’s loan portfolio. Commercial loan balances total only $6,882,000 at December 31, 2002. Other factors considered were local economic conditions, job market in Upson and Meriwether counties, and prior loss experience by category.

      Real estate mortgage loans constituted 55% of outstanding loan balances at December 31, 2002. Loans in this category represent real estate mortgages where the amount of the original loan generally does not exceed 80% of the appraised value of the collateral. These loans are considered by management to be well secured with a low risk of loss.

      Bank of Upson’s consumer loan portfolio constituted 31% of outstanding loans at December 31, 2002. At December 31, 2002, the majority of consumer loans were secured by collateral primarily consisting of automobiles, boats and other personal property. Management believes that these loans involve some additional risk due primarily to the job market within their market.

      Investments. As of December 31, 2002, investment securities comprised approximately 36% of the bank’s assets, and Interest-bearing deposits in banks comprised approximately 1.4% of the Bank’s assets.

      The following table presents, for the periods indicated, the carrying value of the Bank’s investments. All securities held at December 31, 2002.

	December 31,

Investment Category
Available-for-Sale :	2002	2001

Equity securities, at fair value	$2,452,001	$2,522,164

	December 31, 2002

Investment Category
Held to Maturity :	Amortized Costs	Fair Value

Obligations of U.S. Treasury and other U.S. agencies	$22,161,847	$22,564,232
State and municipal securities	7,442,116	7,738,823
Mortgage-backed securities	55,508,602	56,411,478

Total	$85,112,565	$86,714,533

	December 31, 2001
Investment Category
Held to Maturity :	Amortized Costs	Fair Value

Obligations of U.S. Treasury and other U.S. agencies	$46,171,660	$45,843,099
State and municipal securities	6,737,944	6,909,631
Mortgage-backed securities	36,737,679	37,153,620

Total	$89,647,283	$89,906,350

      The following table indicates, for the fiscal year ended December 31, 2002, the amount of investments due by contractual maturity in (1) one year or less, (2) one to five years, (3) five to ten years, and (4) over ten years:

	Amortized Cost	Fair Value

0-1 year	$2,482,379	$2,548,143
Over 1 through 5 years	9,452,479	9,747,770
Over 5 through 10 years	7,058,782	7,264,915
Over 10 years	10,610,323	10,742,227
Mortgage-backed securities	55,508,602	56,411,478

Total	$85,112,565	$86,714,533

      Return on Equity and Assets. Returns on average consolidated assets and average consolidated equity for fiscal years ended December 31, 2002 and 2001 are presented below.

	December 31,

	2002	2001

Return on average assets	1.35%	1.25%
Return on average equity	13.25%	12.86%
Average equity to average assets ratio	10.21%	9.68%
Dividend payout ratio	29.95%	33.38%

      Liquidity and Interest Rate Sensitivity. Net interest income, Upson’s primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

      Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities, at a given time interval. The general objective of gap management is to manage actively rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize Upson’s overall interest rate risks.

      The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The interest rate sensitivity position at year-end 2002 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.

	(Dollars in thousands)

		After 3
		months
		but
		Within 1	After 1 year but
	Within 3 months	year	within 5 years	After 5 years	Totals (1)

RATE SENSITIVE ASSETS
Loans	$38,657	$31,123	$40,191	$8,401	$118,372
Securities	15,607	13,208	20,500	38,250	87,565
Federal funds sold	11,570	—	—	—	11,570
Interest bearing deposits in banks	825	1,881	792	11	3,509

Total rate sensitive assets	$66,659	$46,212	$61,483	$46,662	$221,016

RATE SENSITIVE LIABILITIES
Interest-bearing demand and savings deposits	$24,857	$—	$52,529	$—	$77,386
Certificates, less than $100M	24,047	39,210	23,006	—	86,263
Certificates $100M and over	4,109	12,579	4,901	81	21,670
Other borrowings	163	441	1,070	—	1,674

Total interest bearing liabilities	$53,176	$52,230	$81,506	$81	$186,993

Interest-sensitivity gap	$13,483	$(6,018)	$(20,023)	$46,581
Cumulative interest-sensitivity gap	$13,483	$7,465	$(12,558)	$34,023
Interest-sensitivity gap ratio	125.36%	88.48%	75.43%
Cumulative interest-sensitivity gap ratio	125.36%	107.08%	93.28%

      As evidenced by the table above, as of the end of December 31, 2002, Upson’s most recently completed fiscal year, Upson was cumulatively asset sensitive within one year. In an increasing interest rate environment, an asset sensitive position (a gap ratio more than 100%) is generally more advantageous as earning assets are repriced sooner than the liabilities. Conversely, in a decreasing interest rate environment, an asset sensitive position (a gap ratio of more than 100%) is generally less advantageous because assets are repriced sooner than liabilities. With respect to Upson, an increase in interest rates would result in higher earnings while a decline in interest rates will decrease income. This, however, assumes that all other factors affecting income remain constant. It also assumes no substantial prepayments in the loan or investment portfolios.

      Upson generally structures its rate sensitivity position to hedge against rapidly rising or falling interest rates. The Asset/Liability Committee of the Bank meets on a monthly basis and develops management’s strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements.

      Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. Upson’s primary source of liquidity comes from its ability to maintain and increase deposits through the Bank. Below are the pertinent liquidity balances and ratios for the periods ended December 31, 2002 and December 31, 2001.

	2002	2001

Cash and due from banks	$10,349,191	$6,041,483
Interest-bearing deposits in banks	$3,509,372	$320,039
Federal funds sold	$11,570,000	$7,050,000
Securities	$87,564,566	$92,169,447
CDs, over $100,000 to total deposits ratio	10.05%	12.00%
Loan to deposit ratio	53.95%	53.84%
Brokered deposits	N/A	N/A

      At December 31, 2002, large denomination certificates accounted for 10.05% of total deposits compared with 12.00% at December, 31, 2001. Large denomination CDs are generally more volatile than other deposits. As a result, management monitors the competitiveness of the rates it pays on its large denomination CDs and periodically adjusts its rates in accordance with market demands. The Bank of Upson is not heavily dependent on large deposits.

      Cash and cash equivalents are the primary source of liquidity. At December 31, 2002, cash and cash equivalents amounted to $10.9 million, representing 4.40% of total assets. Securities available for sale provide a secondary source of liquidity. Also securities that are classified as held to maturity provide liquidity when they actually mature. $2.5 million of the securities classified as held to maturity are scheduled to mature in 2003, and other cash flows are also expected from the $55.5 million mortgage-backed securities portfolio.

      Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of December 31, 2002, Upson had no brokered deposits in its portfolio.

      Capital Adequacy. There are two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio. The risk-based capital guidelines measure the amount of a bank’s required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Note that under the risk-based capital guidelines, capital is divided into two “tiers.” Tier 1 capital consists of common shareholders’ equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital. The second measure of capital adequacy relates to the leverage ratio. The leverage ratio is computed by dividing Tier 1 capital into total assets.

      The table below illustrates the regulatory capital ratios of Upson Bankshares, Inc. and the Bank of Upson at the date indicated:

		Minimum regulatory
	December 31, 2002	Requirement

Bank of Upson
Tier 1 Capital	13.94%	4.0%
Tier 2 Capital	1.25%	—

Total risk-based capital ratio	15.19%	8.0%

Leverage ratio	8.39%	4.0%

Upson Bankshares, Inc. —
Consolidated
Tier 1 Capital	14.51%	N/A
Tier 2 Capital	1.25%	—

Total risk-based capital ratio	15.76%	N/A

Leverage ratio	8.73%	N/A

Effects of Inflation and Changing Prices

      Inflation generally increases the cost of funds and operating overhead, and to the extent loans and other assets bear variable rates, the yields on such assets. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions’ increased costs of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of shareholders’ equity. Mortgage originations and refinancings tend to slow as interest rates increase, and can reduce Upson’s earnings from such activities and the income from the sale of residential mortgage loans in the secondary market.

Management of Upson

Directors

      All of the directors of Upson previously stood for election each year at the annual shareholders’ meeting; however, at the January 16, 2004 annual meeting of Upson shareholders, Upson’s directors were elected to staggered terms, which means that one-third of the directors will be elected each year at SouthCrest’s annual meeting of shareholders. Each person listed below is a director of Bank of Upson and will continue to be a director of SouthCrest and Bank of Upson after the merger. The Bank’s officers are appointed by the Bank’s board of directors and hold office at the will of the Bank’s board of directors. The bank’s chief executive officer, Daniel W. Brinks, will be entering into an employment agreement with Upson and the Bank effective as of the closing of the merger.

      The following table sets forth for each director: (i) his name; (ii) his age at December 31, 2003; (iii) his class and prospective term as a director; (iv) how long he has been a director of Upson; (v) his position(s) with Upson, other than as a director; and (vi) his principal occupation and recent business experience for the past five years.

	Class	Director	Business Experience
Name (Age)	(Term Expires)	Since	and Position with Upson

Richard T. Bridges (69)	I (2005)	1996	Engaged in the general practice of law since 1958.

Daniel W. Brinks (58)	I (2005)	1996	Director and President of Upson since 1996; President and CEO of Bank of Upson since 1986.

Robert P. Cravey (79)	III (2007)	1996	Chairman of Upson Bankshares and a banker since 1951.

Zack D. Cravey, Jr. (77)	II (2006)	1996	Attorney and Of Counsel to the firm of Chorey, Taylor and Feil, Atlanta, Georgia as well as legal counsel to Bank of Upson since its organization. From 1970-1986 Mr. Cravey served as Executive Vice-President, General Counsel and Secretary of Peachtree Window and Door Company of Atlanta, Georgia.

Dr. Warren Patrick (64)	III (2007)	1996	Practicing radiologist since 1974.

Executive Officers

      The following table shows for each executive officer of Upson who will continue to serve as a SouthCrest executive officer: (i) his name, (ii) his age at December 31, 2003, (iii) how long he has been an officer of Upson, and (iv) his position(s) with Upson and Bank of Upson:

Position with Upson and
Name (Age)	Bank of Upson

Daniel W. Brinks (58)	President and Chief Executive Officer of Upson since 1996; President and Chief Executive Officer of Bank of Upson since 1986

Certain Transactions

      Bank of Upson extends loans from time to time to Upson’s and the bank’s directors, their associates and members of the immediate families of the directors and executive officers of Upson. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with Upson or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Executive Compensation

      The following table sets forth a summary of compensation paid to or accrued on behalf of Upson’s chief executive officer. No other executive officers of Upson who will continue to serve as executive officers of the combined company received a salary and bonus in excess of $100,000 for services rendered during the 2003 fiscal year

		Annual
		Compensation(1)
	Fiscal			All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation(1)

	2003	216,090	31,449	10,500
Daniel W. Brinks	2002	205,800	45,805	8,999
President and Chief Executive Officer	2001	196,000	19,250	7,875

(1)	Represents matching contributions paid by Upson to Mr. Brinks’ 401(k).

Life Insurance Plan

      Mr. Brinks and certain other officers of Upson have life insurance policies which are maintained under agreements with Bank of Upson. The Bank pays the premiums due under these policies, and a portion of the death benefit under each life insurance policy will be paid to the Bank to reimburse the Bank for the payment of such premiums. Under the terms of these agreements, in the event Mr. Brinks or the other officers participating in the plan are terminated or removed for any reason other than for cause following a change of control in Upson, they become 100% vested in the benefits promised under their agreements with the Bank. Under the terms of the agreements, the merger does not qualify as a change of control of Upson.

Director Compensation

      Upson’s directors are paid $1,000 per meeting attended, and members of the audit and loan committees receive $200 per committee meeting attended.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information with respect to the beneficial ownership, as of                , of shares of Upson common stock by (i) each person known by Upson to be the beneficial owner of more than 5% of Upson’s issued and outstanding common stock, (ii) each of Upson’s directors, (iii) Upson’s chief executive officer, and (iv) all directors and executive officers of Upson as a group. Except as noted below, Upson believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

	Number of Shares of Upson Common Stock Beneficially	Percent of Class of Upson	Pro Forma Percent of Class of SouthCrest
Name and Address	Owned(1)	Common Stock	Common Stock

Five Percent Shareholders:

Robert P. Cravey(2) 108 Woodlawn Place Thomaston, Georgia 30286	209,703(4)	10.02	5.86

Zack D. Cravey, Jr. (3) P.O. Box 30732 Sea Island, Georgia 31561	194,826(5)	9.31	5.45

Directors and Named Executive Officers:

Richard T. Bridges	11,730	*

Daniel W. Brinks(6)	73,519(7)	3.51	2.06

Dr. Benjamin S. Brown	5,800(8)	*	*

	Number of Shares of		Pro Forma Percent
	Upson Common Stock	Percent of	of Class of
	Beneficially	Class of Upson	SouthCrest
Name and Address	Owned(1)	Common Stock	Common Stock

Robert P. Cravey	209,703(2)	10.02	5.86

Zack D. Cravey, Jr.	194,826(3)	9.31	5.45

Dr. W. M. Oxford	6,000	*	*

Dr. Warren Patrick	27,200(9)	*	*

W. Gaines Wilson	1,000	*	*

All Directors and Executive Officers, as a Group (8 persons)	572,734	27.37

*	Represents beneficial ownership of less than 1%.

(1)	The information contained in this table with respect to Upson common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Exchange Act. Information with respect to beneficial ownership is based upon information furnished by each owner. Under the SEC’s rules, a person is also deemed to be the beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)	Robert P. Cravey is the brother of Zack D. Cravey, Jr.

(3)	Zack D. Cravey, Jr. is the brother of Robert P. Cravey.

(4)	Represents 114,127 shares held directly and 95,576 shares held by Mr. Cravey’s spouse.

(5)	Represents 148,948 shares held directly and 45,878 shares held by Mr. Cravey’s spouse.

(6)	Daniel W. Brinks is the son-in-law of Robert P. Cravey. He is also the chief executive officer of Upson.

(7)	Represents 33,070 shares held directly and 40,449 shares held by Mr. Brinks’ spouse.

(8)	Represents 2,000 shares held directly and 3,800 shares held by Dr. Brown’s spouse.

(9)	Represents 1,000 shares held directly by Dr. Patrick, 1,000 shares held by Dr. Patrick’s spouse, and 12,100 shares held by Radiology Associates of Thomaston, P.C., of which Dr. Patrick is the sole shareholder.

INFORMATION ABOUT FIRST POLK

General

      First Polk is a Georgia corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. First Polk conducts its operations through its wholly owned subsidiary, The First National Bank of Polk County, a nationally-chartered commercial bank located in Cedartown, Georgia, with its primary market consisting of the Polk County region in northwest Georgia.

      First Polk was incorporated in 1985 to enhance its subsidiary bank’s ability to serve its customers’ requirements for financial services. It acquired The First National Bank of Polk County in 1986. The holding company structure provides flexibility for expansion and the provision of additional banking-related services that the traditional commercial bank may not be able to provide under present laws.

      As of September 30, 2003, First Polk had total assets of $148 million, total deposits of $127 million, shareholders’ equity of $18 million and net loans of $90 million.

      First Polk’s executive offices are located at 967 North Main Street, Cedartown, Georgia 30125.

The First National Bank of Polk County

      The First National Bank of Polk County was established in 1920 to provide community banking services to the individuals and businesses in the Polk County region in northwest Georgia. The Bank operates out of three full-service banking offices, two in Cedartown and one in Rockmart.

      The Bank performs banking services customary for full service banks of similar size and character. Such services include making real estate, commercial and consumer loans, providing other banking services such as traveler’s checks, and maintaining deposit accounts such as checking, money market, consumer certificate of deposit and IRA accounts.

      Lending Limits. The Bank’s lending activities are subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan or the nature of the borrower, including the borrower’s other loan relationships with the bank. In general, however, the Bank is able to loan to any one borrower a maximum amount equal to 15% of the bank’s capital and surplus or 25% of its capital and surplus if the amount that exceeds 15% is fully secured by good collateral and other ample security. At September 30, 2003, the Bank’s lending limit was approximately $2.77 million for loans not fully secured and approximately $4.62 million for loans fully secured in accordance with regulatory guidelines.

      Credit Risks. The principal economic risk associated with each category of loans that the Bank makes is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment.

      As of September 30, 2003, the loan portfolio was approximately 43% business loans that ranged from short-term needs up to 15-year maturities. Other real estate loans comprised 43% of the portfolio including short-term construction loans up to 25-year adjustable rate mortgages. Consumer loans represented 14% of the portfolio and included revolving lines of credit as well as other consumer based products with maturities up to 60 months. The Wall Street Journal Prime Rate is the basic index used in formulating the rate structure with an overall floor rate of 6%.

      Participations purchased comprise less than 10% of the portfolio with construction/development loans comprising an additional 10% of the portfolio.

      A concentration of credit is recognized in the rental real estate loan category with those loans totaling approximately 6% of the total loan portfolio.

      Investments. In addition to loans, the Bank makes other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, other taxable securities and other obligations of states and municipalities. As of September 30, 2003, investment securities comprised approximately 31% of the Bank’s assets, with net loans comprising approximately 61% of assets. The Bank also engages in Federal funds transactions with its principal correspondent banks and acts as both a buyer and seller of funds depending on the cost of funds.

      Deposits. The Bank offers certificates of deposit, commercial checking and money market accounts and personal checking and money market accounts. The primary sources of deposits are residents of, and businesses and their employees located in, the bank’s primary service area. Deposits are insured by the FDIC in an amount up to $100,000. As of September

30, 2003, approximately 41% of the bank’s deposit base consisted of time deposits. The remaining 59% of deposits are checking and money market accounts.

      Other Banking Services. The Bank also offers numerous other banking services, including traveler’s checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. The Bank is associated with a shared network of automated teller machines that may be used by the Bank’s customers throughout Georgia and other states.

      Primary Service Area. The Bank’s primary service area is Polk County and the contiguous counties in northwest Georgia. Polk County is located approximately 60 miles northwest of Atlanta, 15 miles southwest of Rome, and less than 10 miles from the Georgia-Alabama border. The 2000 census revealed a population of 38,127 for Polk County, representing an increase of 12.8% since the 1990 census. A material percentage of the population commutes between Cedartown and Rome to manufacturing jobs.

      Employees. The Bank has 64 full-time employees.

      Competition. The banking business is highly competitive. The Bank competes as a financial intermediary with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in the Polk County area. As of June 30, 2003, Polk County was served by four commercial banks with a total of nine offices. Some of these competitors are well established in the Bank’s primary service area. Most of them have substantially greater resources and lending limits than the Bank and offer other services, such as extensive and established branch networks and trust services, which the Bank does not provide.

Legal Proceedings

      There are no material pending legal proceedings to which either First Polk or The First National Bank of Polk County is a party or to which any of their properties is subject. First Polk is not aware of any such proceedings contemplated by any governmental authority. There are no material proceedings in which any director, officer or affiliate or any principal security holder of First Polk, or any associate of any of the foregoing, is adverse to First Polk.

Properties

      First Polk’s executive offices are located at The First National Bank of Polk County’s main office at 967 North Main Street, Cedartown, Georgia. The main office was built in 1991 and occupies 26,500 square feet. The Bank also owns and operates a full-service downtown branch at 117 West Avenue, Cedartown, Georgia. The branch occupies 10,000 square feet.

      In 1973, the Bank opened a full-service Rockmart branch at 131 West Elm Street, Rockmart, Georgia. The branch occupies 4,223 square feet.

FIRST POLK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

      The following discussion is intended to provide insight into the financial condition and results of operations of First Polk Bankshares, Inc. and its subsidiary (First Polk) and should be read in conjunction with the consolidated financial statements and accompanying notes. The purpose of this discussion is to focus on information that may not be readily apparent from a review of our audited consolidated financial statements and notes thereto. The discussion of net interest income in this financial review is not presented on a tax equivalent basis.

      First Polk is a Georgia corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. First Polk conducts its operations through its wholly owned subsidiary, The First National Bank of Polk County. First National Bank is a nationally chartered bank located in Polk County, Georgia, with its primary market consisting of Polk County and surrounding areas.

Results of Operations for the Nine Month Period Ended September 30, 2003

      Net income was $1,570,657 for the nine months ended September 30, 2003, a $151,372, or an 8.8% decrease over net income of $1,722,029 for the same period in 2002. Earnings per share were $1.06 for the nine months ended September 30, 2003, compared to $1.16 for the same period in 2002, a decrease of 8.6%. Year to date annualized return on equity was 11.47%, compared to 13.44% for the first nine months of 2002. Year to date annualized return on average assets was 1.40%, compared to 1.55% for the first nine months of 2002. Average capital to average assets was 12.32%. The following is a brief discussion of the more significant components of net income during this period:

      Net interest income (the difference between the interest earned on assets and the interest paid on deposits and other liabilities) is the single largest component of First Polk’s revenue. First Polk actively manages this revenue source to provide an optimal level of revenue while balancing interest rate, credit and liquidity risks. Since market forces and economic conditions beyond First Polk’s control determine interest rates, the ability to generate net interest income depends upon First Polk’s ability to maintain an adequate spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets.

     Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the nine months ended September 30, 2003.

	Average Balances	Nine Months Ended	Yields
	September 30, 2003	September 30, 2003
	(1)	Income/Expense

Real estate loans	65,208,978	3,525,188	7.21%
Commercial loans	9,572,760	415,934	5.79%
Installment loans	9,569,076	781,866	10.89%
Ready reserve loans	3,262,847	158,174	6.46%
Other loans	143,504	30,365	28.21%
Taxable securities	39,113,668	1,180,549	4.02%
Non taxable municipal securities	5,486,683	163,038	3.96%
Federal funds sold	6,859,601	54,883	1.07%

Total average earning assets	139,217,117	6,309,997	6.04%

Reserve for loan losses	(1,233,243)
Cash and due from banks	3,649,952
Premises and equipment	3,762,674
Other real estate owned	110,170
Deposit intangible	848,466
Other assets	3,118,466

Total assets	149,473,602

Time deposits	53,278,684	1,005,330	2.52%
Other interest bearing deposits	54,363,415	181,749	0.45%

Total interest bearing deposits	107,642,099	1,187,079	1.47%

Non-interest bearing deposits	22,213,845
Other liabilities	1,431,608
Total stockholders’ equity	18,186,050

Total liabilities and stockholders’ equity	149,473,602

Net interest income		5,122,918
Net interest spread			4.57%
Net yield on average earning assets			4.91%

(1)	Average balances are daily averages

     Net interest income totaled $5,122,918 for the nine months ended September 30, 2003, a decrease of $109,801 over the same period in 2002. As reflected above, the annualized net yield on average earning assets was 4.91% for the nine months ended September 30, 2003, and the rate earned on average earning assets was 6.04% for the nine months ended September 30, 2003.

Results of Operations for the Year Ended December 31, 2002

     General. Net income was $2,324,557 in 2002, which was 6.91% higher than 2001 net income of $2,174,348. Return on average equity for 2002 was 13.50%, compared with 14.02% for 2001.

     Net Interest Income. Net interest income (the difference between the interest earned on assets and the interest paid on deposits and other liabilities) is the single largest component of First Polk’s revenue. First Polk actively manages this revenue source to provide an optimal level of revenue while balancing interest rate, credit and liquidity risks. Since market forces and economic conditions beyond First Polk’s control determine interest rates, the ability to generate net interest income depends upon First Polk’s ability to maintain an adequate spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets.

     Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the fiscal years ended 2002 and 2001.

	Avg Bal	2002	2002	Avg Bal	2001	2001
		Income/			Income/
	2002	Expense	Yield	2001	Expense	Yield
	(1)			(1)

Real estate loans	64,629	4,890	7.57%	56,828	5,108	8.99%
Commercial loans	6,413	408	6.37%	5,211	477	9.15%
Installment loans	9,799	1,166	11.90%	10,536	1,271	12.07%
Ready reserve loans	3,204	211	6.57%	3,257	273	8.39%
Other loans	81	64	79.13%	111	63	56.42%
U.S. treasury securities	80	6	6.94%	501	34	6.73%
U.S. agencies and mortgage backed securities	43,365	2,409	5.56%	44,331	2,694	6.08%
Taxable municipal securities	157	10	6.40%	200	13	6.70%
Non-taxable municipal securities	6,498	268	4.13%	5,628	240	4.26%
Federal reserve bank stock	32	3	9.00%	32	2	6.00%
Federal funds sold	1,752	27	1.52%	4,862	208	4.27%

Total earning assets	136,010	9,462	6.96%	131,497	10,383	7.90%

Reserve for loan losses	(1,139)			(1,067)
Cash and due from banks	3,752			4,266
Premises and equipment	3,766			3,749
Other real estate owned	77			46
Deposit intangible	1,087			1,359
Other assets	3,640			3,293

Total assets	147,193			143,143

Time deposits	54,728	1,827	3.34%	58,024	3,024	5.21%
Interest bearing demand deposits	53,333	582	1.09%	49,330	762	1.54%
Federal funds purchased	187	4	2.26%	13	0	0.00%

Total interest bearing liabilities	108,248	2,413	2.23%	107,367	3,786	3.53%

Non interest bearing demand deposits	20,314			18,899
Other liabilities	1,379			1,157
Total capital	17,252			15,720

Total liabilities and capital	147,193			143,143

Net interest income		7,049			6,597
Net interest spread			4.73%			4.37%
Net yield on average earning assets			5.18%			5.02%

(1)	Average balances are daily averages

     Net interest income totaled $7,049,440 in 2002, an increase of $452,422 or 6.86% over 2001 net interest income of $6,597,018. Average interest earning assets increased $4,513,194, or 3.43% over 2001. Our primary interest-earning assets were loans, which represented 61.9% of average interest-earning assets in 2002, compared to 57.8% in 2001.

     As reflected above, the net yield on average earning assets was 5.18% for the year ended December 31, 2002, compared to 5.02% for the year ended December 31, 2001. The rate earned on average earning assets was 6.96% for 2002 compared to 7.90% for 2001. The rate paid on average interest-bearing liabilities was 2.23% for 2002 compared to 3.53% for 2001. Key interest rates, such as The Wall Street Journal’s prime rate, decreased throughout 2002 and 2001. The prime rate was lowered 50 basis points in 2002, following cuts totaling 475 basis points in 2001, which affects the yields on our loan portfolio.

     Provision for Loan Losses. The provision for loan losses was $184,000 in 2002, compared with $120,000 in 2001. As of December 31, 2002, management considers the allowance for loan losses to be adequate to absorb possible future losses.

     Non-Interest Income. Non-interest income for the fiscal year ended December 31, 2002 was $1,539,530 compared to $1,518,449 for the fiscal year ended December 31, 2001. Non-interest income consists mainly of service charges on deposit accounts, other fee income, and security gains. Service charges on deposit accounts were $1,164,129 in 2002, compared to $1,093,482 in 2001.

     Operating Expense. Total operating expenses were $5,079,646 in 2002, compared to $4,892,089 in 2001. The following table represents the components of non-interest expenses for the years ended December 31, 2002 and 2001.

	2002	2001

Salaries	2,064,885	1,918,679
Incentive plan	138,125	172,500
Other employee benefits	612,049	523,765
Occupancy expenses	645,852	693,603
Other operating expenses	1,618,735	1,583,542

Total operating expenses	5,079,646	4,892,089

     Total salaries and benefits for 2002 were $2,815,059, an increase of $200,115, or 7.65%, over 2001. Factors contributing to the increase in salary expense included an increase in First Polk’s full-time equivalent staff to 69, including two new officers, at December 31, 2002 from 65 at December 31, 2001.

     Income Taxes. Income tax expense was $1,000,767 for 2002, compared to $929,030 for 2001.

Financial Condition

September 30, 2003

     Total assets decreased from $149,114,269 on December 31, 2002 to $148,051,253 on September 30, 2003, a decrease of $1,063,016, or 0.71% primarily due to a decrease of $5,241,378 in investments and due from banks. This decrease was partially offset by a $3,670,089 increase in net loans.

     Allowance for Loan Losses. The allowance for loan losses as of September 30, 2003 was $1,261,864, compared to $1,208,490 as of December 31, 2002.

     The allowance for loan losses is established through provisions for loan losses charged to operations. The provision for loan losses charged to operations is based upon management’s judgment of the amount necessary to maintain the allowance at a level adequate to absorb probable losses. Loans are charged against the allowance for loan losses when management believes that the collection of principal is unlikely. Subsequent recoveries are added to the allowance. Management’s evaluation of the adequacy of the allowance for loan losses is based on a formal analysis, which assesses the risk within the loan portfolio. This analysis includes consideration of loan concentrations, historical performance, level of nonperforming loans, current economic conditions, and review of certain individual loans.

     Management believes that the allowance for loan losses is adequate to absorb possible losses. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions.

     Liquidity. Liquidity involves First Polk’s ability to maintain adequate cash flows to fund operations and meet obligations and other commitments on a timely and cost-effective basis. While the desired level of liquidity will vary depending upon a variety of factors, management’s primary goal is to maintain a sufficient level of liquidity in all expected economic environments. Daily monitoring of the sources and uses of funds is necessary to maintain a position that meets these requirements.

     First Polk’s primary sources of liquidity are customer deposits, other borrowings, loan repayments and securities available for sale. If additional funding sources are needed, First Polk has access to federal fund lines at correspondent banks and borrowings from the Federal Reserve discount window.

     The asset portion of the balance sheet provides liquidity primarily through loan principal and interest repayments and the maturities and sales of investment securities. As of September 30, 2003 securities available for sale totaled $44,069,209. Management is not aware of any trends, demands, commitments, events or uncertainties that will result, or reasonably likely to result, in First Polk’s liquidity substantially increasing or decreasing in any material way.

     Capital. At September 30, 2003, First Polk’s capital ratios exceeded regulatory minimum capital requirements. The following table reflects First National Bank of Polk County’s regulatory capital position as of September 30, 2003:

		Minimum Regulatory
	September 30, 2003	Requirement

Tier 1 capital	20.00%	4.00%
Tier 2 capital	1.25%	—
Total risked-based capital ratio	21.25%	8.00%
Leverage Ratio	11.64%	3.00%

     Interest Rate Risk Management. The objective of interest rate risk management is to identify and manage the sensitivity of earnings to changing interest rates, in order to achieve First Polk’s overall financial goals. By monitoring the level of rate sensitive assets to rate sensitive liabilities, we manage the sensitivity of earnings to changes in interest rates within our established policy guidelines. The asset/liability committee oversees the interest rate risk management process and approves policy guidelines.

     Liquidity Risk Management. The primary objectives of asset/liability management are to provide adequate liquidity to meet the needs of customers and to maintain an optimal balance between interest-sensitive assets and interest-sensitive liabilities, so that First National can also meet the expectations of its shareholders as market interest rates change. Liquidity risk involves the risk of being unable to fund assets, as well as the risk of not being able to meet unexpected cash needs. Active management and planning are necessary to ensure we maintain the ability to fund operations cost-effectively and to meet current and future potential obligations such as loan commitments and unexpected deposit outflows.

     Funding sources primarily include customer-based core deposits, purchased funds, collateralized borrowings and cash flows from operations. Cash flows from operations are a significant component of liquidity risk management and consider both deposit maturities and the scheduled cash flows from loan and investment maturities and payments. Deposits are our primary source of liquidity. The stability of this funding source is affected by returns available to customers on alternative investments, the quality of customer service levels and competitive forces.

December 31, 2002

     As of December 31, 2002, total assets were $149.1 million, an increase of 1.6% over December 31, 2001 total assets of $146.8 million. Over the same period, total loans grew 8.5% to $87.0 million from $80.3 million. Total deposits increased 1.1% to $130.4 million from $128.9 million, and the $816 thousand in other borrowings were entirely paid off during this period. The resulting loan to deposit ratio was 65.9% at December 31, 2002, compared to 61.4% at December 31, 2001. The ratio of loans to total funding, which includes deposits and other borrowings, was 65.9% at December 31, 2002, compared to 61.0% at December 31, 2001.

     Loan Portfolio. The following table presents various categories of loans contained in First Polk’s loan portfolio for the fiscal years ended December 31, 2002 and 2001, and the total amount of all loans for such periods.

	(Dollars in thousands)
	For the Year Ended December 31,

	2002	2001

Type of Loan
Commercial	$6,036	$5,995
Real estate – construction	5,610	4,860
Real estate – mortgage	63,919	58,006
Consumer installment	9,910	10,831
Other	1,620	578

Subtotal	87,095	80,270
Less: Allowance for possible loan losses	1,209	1,123

Loans, net	$85,886	$79,147

The following is a presentation of the contractual maturities of loans as of December 31, 2002:

	(Dollars in thousands)
		Due after
	Due in 1	1 Year
	Year or	Less than	Due after
Type of Loan	Less	5 Years	5 Years	Totals

Commercial	$3,990	$1,926	$120	$6,036
Real estate — construction	3,840	1,526	244	5,610
Real estate — mortgage	9,332	36,936	17,651	63,919
Consumer	1,935	7,946	29	9,910
Other	828	792	—	1,620

Total	$19,925	$49,126	$18,044	$87,095

     For the above loans, the following is a summary of commercial and real estate – construction loans as of December 31, 2002 with due dates after one year for predetermined and floating or adjustable rates.

(Dollars in thousands)

Interest Category	Due after 1 Year

Predetermined interest rate	$—
Floating interest rate	3,816

Total	$3,816

     Information with respect to nonaccrual, past due, restructured and other problem loans at December 31, 2002 and 2001 is as follows:

	(Dollars in thousands)
	For the Year Ended December 31,

	2002	2001

Nonaccrual loans	$234	$148
Loans contractually past due ninety days or more as to Interest or principal payments and still accruing	85	86
Restructured Loans	—	—
Loans, now current about which there are serious doubts as to the ability of the borrower to comply with loan repayment terms	—	—
Interest income that would have been recorded on nonaccrual and restructured loans under original terms	18	8
Interest income that was recorded on nonaccrual and restructured loans	8	7

     As of December 31, 2002, there were no loans classified for regulatory purposes as doubtful, substandard or special mention which (1) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (2) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. There are no loans where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

     Accrual of interest is discontinued on a loan when management determines upon consideration of economic and business factors affecting collection efforts that collection of interest is doubtful.

     Summary of Loan Loss Experience. An analysis of our loan loss experience is furnished in the following table for the years indicated.

	For the Year Ended December 31,
	2002	2001

Balance at beginning of year	$1,123,508	$1,057,266
Charge-offs:
Commercial	153,000	12,000
Real estate construction	—	—
Real estate mortgage	4,000	2,000
Consumer	136,076	165,436

Total	293,076	179,436
Recoveries:
Commercial	76,000	21,000
Real estate construction	—	—
Real estate mortgage	5,000	2,000
Consumer	113,058	102,678

Total	194,058	125,678

Net charge-offs / (recoveries)	99,018	53,758
Additions charged to operations	184,000	120,000

Balance at end of year	$1,208,490	$1,123,508

	For the Year Ended December 31,

	2002	2001

Ratio of net charge-offs/(recoveries) to average loans outstanding during the year	.12%	.07%

     Allowance for Loan Losses. The allowance for loan losses is established through provisions for loan losses charged to operations. The provision for loan losses charged to operations is based upon management’s judgment of the amount necessary to maintain the allowance at a level adequate to absorb probable losses. Loans are charged against the allowance for loan losses when management believes that the collection of principal is unlikely. Subsequent recoveries are added to the allowance. Management’s evaluation of the adequacy of the allowance for loan losses is based on a formal analysis which assesses the risk within the loan portfolio. This analysis includes consideration of loan concentrations, historical performance, level of nonperforming loans, current economic conditions, and review of certain individual loans. Since First Polk’s loan portfolio is mainly secured by real estate, management has continued to augment the allowance for loan losses because of the cyclical nature of the real estate market.

     The allowance for loan losses consists of two main components: the allocated and unallocated allowances. Both components of the allowance are available to cover inherent losses in the portfolio. The allocated component of the allowance is determined using an average of three loan loss allocation methods used by regulators and industry consultants along with one developed internally. First Polk uses a risk rating system for its loans as shown below.

Risk Rating	Definition

1	No apparent risk
2	Exceptional
3	Above Average
4	Quality
5	Satisfactory
6	Acceptable – merits attention
7	Special mention
8	Substandard
9	Doubtful

     First Polk experienced a general decrease in risk ratings for real estate loans from December 31, 2001 to December 31, 2002, which means that the risk associated with such loans generally increased during the period. Factors considered in determining the adequacy of the unallocated component of the allowance for loan losses include our heavy concentration in real estate loans, the growth in our real estate loan portfolio, and the economic environment in general. These factors are tempered by the positive performance within the local real estate market, the experience level of our lenders and our strong credit culture.

     The allowance for possible loan losses was allocated as follows:

	For the year ended December 31,

	2002		2001

		Percent of loans in		Percent of loans in
		each category to		each category to
	Amount	total loans	Amount	total loans

Commercial	$459,226	38	$426,935	38
Real estate construction	—	—		—
Real estate mortgage	567,990	47	505,577	45
Consumer	181,274	15	190,996	17
Other	—	—		—
Unallocated	—	—		—

	$1,208,490	100	$1,123,508	100

     Management believes that the allowance for loan losses is adequate to absorb possible losses. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. The Bank’s primary regulator, as an integral part of their examination process, periodically reviews First Polk’s allowance for loan losses. Such agencies may require First Polk to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

     Investments. As of December 31, 2002, net loans comprised approximately 58% of First Polk’s assets, investment securities comprised approximately 31% of First Polk’s assets, and federal funds sold comprised 2.2% of First Polk’s assets.

     The following table presents, for the years indicated, the book value of First Polk’s investments.

Investments	December 31,
	2002	2001

Available-for-Sale:
U.S. Treasury and U.S. government agencies and corporations	$31,003,528	$44,995,558
Mortgage-backed securities	7,953,827	4,054,441
State and Municipal Securities	6,958,258	5,710,398
Equity Securities	415,974	415,451

Totals	$46,331,587	$55,175,848

     The book values of securities classified as available-for-sale at December 31, 2002, are shown below by contractual maturity. Maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	U.S. Treasury and U.S.
	government agencies and
	Corporations		Mortgage-backed securities		State and Municipal Securities		Equity Securities

		Weighted		Weighted		Weighted		Weighted
		Average		average		average		average
	Book Value	yield	Book Value	yield	Book Value	Yield	Book Value	yield

Available-for-Sale
0-1 year	$1,024,687	6.38%	$63,550	6.81%	$1,667,467	6.11%	$—	—%
Over 1 through 5 years	20,642,030	5.54%	1,024,688	4.15%	2,841,959	5.86%	—	—%
Over 5 through 10 years	9,336,811	5.42%	2,497,770	4.80%	1,914,078	6.06%	—	—%
Over 10 years	—	—%	4,367,819	4.45%	534.754	6.39%	415,451	—%

Total	$31,003,528	5.53%	$7,953,827	4.54%	$6,958,258	6.01%	$415,451	—%

     Rate/Volume Analysis of Net Interest Income. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately on a consistent basis to the change due to volume and the change due to rate.

	Year Ended December 31,

		2002 vs. 2001
		(Dollars in thousands)
		Changes Due To:
Increase (decrease) in:			Increase
	Rate	Volume	(Decrease)

Income from interest-earning assets:
Loans	$(1,178)	$726	$(452)
Taxable securities	(229)	(85)	(314)
Non-taxable securities	(8)	36	28
Federal funds sold	(91)	(90)	(181)

Total interest income	(1,505)	586	(919)

	Year Ended December 31,

		2002 vs. 2001
		(Dollars in thousands)
		Changes Due To:
Increase (decrease) in:			Increase
	Rate	Volume	(Decrease)

Expense from interest-bearing liabilities:
Deposit accounts	(1,402)	25	(1,377)
Other borrowings	—	4	4

Total interest expense	(1,402)	29	(1,373)

Net interest income	$(104)	$558	$454

     Deposits. The following table presents, for the fiscal years ended 2002 and 2001, the average balance and average rate paid on each of the described deposit categories.

	(Dollars in thousands)
	For the Years Ended December 31,

	2002		2001

	Average	Average	Average	Average
Deposit Category	Balance	Rate Paid	Balance	Rate Paid

Non interest-bearing demand deposits	$20,314		$18,899
NOW and money market deposits	53,332	1.09%	49,330	1.55%
Time deposits	58,728	3.34%	58,023	5.21%

The following table indicates the scheduled maturities of time deposits of $100,000 and greater at December 31, 2002:

(Dollars in Thousands)

$100,000 and greater
0 – 3 months	$2,235
3 – 6 months	2,104
6 – 12 months	1,301
Over 12 months	2,646

Total	$8,286

At December 31, 2002, First Polk had no deposit relationships that represented concentrations.

     Return on Equity and Assets. Returns on average consolidated assets and average consolidated equity for fiscal years ended December 31, 2002 and 2001 are presented below.

	For the Years Ended December 31,

	2002	2001

Return on average assets	1.58%	1.52%
Return on average equity	13.47%	13.83%
Average equity to average assets ratio	11.72%	10.98%
Dividend payout ratio	25.59%	25.70%

     Interest Rate Risk Management. The objective of interest rate risk management is to identify and manage the sensitivity of earnings to changing interest rates, in order to achieve First Polk’s overall financial goals. The inherent maturity and repricing characteristics of our day-to-day lending and deposit activities create a naturally asset-sensitive structure. By monitoring the level of rate sensitive assets to rate sensitive liabilities, we manage the sensitivity of earnings to changes in interest rates within our established policy guidelines. The asset/liability management committee oversees the interest rate risk management process and approves policy guidelines.

     In analyzing interest rate sensitivity we compare our forecasted net interest income to several different interest rate scenarios using a rate simulation model. These forecasts are based upon a number of assumptions for each scenario, including balance sheet growth rates, repricing characteristics and prepayment rates. In addition to a “flat rate” and a “most likely” scenario, we regularly analyze the potential impact of other more extreme scenarios using historical periods of rapid rate changes. While our interest rate sensitivity modeling assumes that management takes no action, we regularly assess the viability of strategies to reduce unacceptable risks to earnings and we implement such strategies when we believe those actions are prudent.

     Interest rate sensitivity is a function of the repricing characteristics of First Polk’s assets and liabilities. These repricing characteristics are the time frames within which the interest-earning assets and interest-bearing liabilities are subject to change in interest rates at maturity, replacement or repricing during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of change in market interest rates. Effective interest rate sensitivity management seeks to minimize the impact of interest rate fluctuations on the net interest margin. Interest rate sensitivity is measured as the difference between assets and liabilities that are subject to repricing at various time horizons: within three months; three to 12 months; one to five years; over five years, and on a cumulative basis. The differences are known as interest rate sensitivity gaps.

     The interest rate sensitivity position at year-end 2002 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. The table does not necessarily indicate the impact of general interest rate movements on the net interest margin because various assets and liabilities that reprice within the same period may in fact, reprice at different times within such period and at different rates. Repricing rates are also subject to competitive pressures.

(Dollars in thousands)

		After 3
		months	After 1
	Within	but	year but
	3	within 12	within 5	After 5
	Months	months	years	years	Totals

SELECTED ASSETS
Loans	$13,422	$6,084	$49,545	$18,044	$87,095
Securities	2,211	1,102	26,392	16,627	46,332
Federal funds sold	3,308	—	—	—	3,308

Total selected assets	$18,941	$7,186	$75,937	$34,671	$136,735

FUNDING SOURCES
Interest-bearing demand and savings	$54,139	$—	$—	$—	$54,139
Certificates, less than $100M	14,157	20,380	10,530	7	45,074
Certificates $100M and over	2,235	3,406	2,645	—	8,286
Other borrowings	—	—	—	—	—

Total funding sources	$70,531	$23,786	$13,175	$7	$107,499

Interest-sensitivity gap	$(51,590)	$(16,600)	$62,762	$34,664
Cumulative interest-sensitivity gap	$(51,590)	$(68,190)	$(5,428)	$29,236
Interest-sensitivity gap ratio	26.85%	30.21%	576.37%
Cumulative interest-sensitivity gap ratio	26.85%	27.70%	94.95%	127.20%

     As evidenced by the table above, at year-end 2002 we were within our target range of 80% to 120% for the cumulative interest rate sensitivity gap ratio in the one year horizon. A positive interest sensitivity gap corresponds to a gap ratio greater than 100% and a negative interest sensitivity gap corresponds to a gap ratio less than 100%. During a period of rising interest rates, a negative gap would tend to affect net interest income adversely, while a positive gap would tend to increase net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to increase net interest income, while a positive gap would tend to affect net interest income adversely. With respect to First Polk, an increase in interest rates would result in lower earnings while a decline in interest rates would increase income in all periods except the after five year horizon, in which the opposite would be true. This, however, assumes that all other factors affecting income remain constant. We typically make our real estate loans on a variable rate basis adjustable at the end of one year, which explains the liability sensitive position in the three months and three months to one year time horizon.

     Liquidity Risk Management. The primary objectives of asset/liability management are to provide adequate liquidity to meet the needs of customers and to maintain an optimal balance between interest-sensitive assets and interest-sensitive liabilities, so that First Polk can also meet the expectations of its shareholders as market interest rates change. Liquidity risk involves the risk of being unable to fund assets, as well as the risk of not being able to meet unexpected cash needs. Active management and planning are necessary to ensure we maintain the ability to fund operations cost-effectively and to meet current and future potential obligations such as loan commitments and unexpected deposit outflows.

     Funding sources primarily include customer-based core deposits, purchased funds, collateralized borrowings and cash flows from operations. Cash flows from operations are a significant component of liquidity risk management and consider both deposit maturities and the scheduled cash flows from loan and investment maturities and payments. Deposits are our primary source of liquidity. The stability of this funding source is affected by returns available to customers on alternative investments, the quality of customer service levels and competitive forces.

     We purchase funds on an unsecured basis in the federal funds. We historically have not used national certificate of deposit markets. In addition, we may also use securities in our investment portfolio as collateral for secured borrowings. In the event of severe market disruptions, we have access to secured borrowings through the Federal Reserve Bank of Atlanta.

     Below are the pertinent liquidity balances and ratios for the years ended December 31, 2002 and December 31, 2001.

	For the year ended December 31,

	2002	2001

Cash and due from banks	$6,001,205	$4,764,798
Federal fund sold	$3,308,000	$—
Securities	$46,331,587	$55,175,848
CDs $100,000 and greater to total deposits ratio	6.35%	6.88%
Loan to deposit ratio	65.87%	61.40%
Loan to total funding (deposits plus borrowings)	65.87%	61.01%
Brokered deposits	$-	$—

     Capital Adequacy. There are two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank’s required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Note that under the risk-based capital guidelines, capital is divided into two “tiers.” Tier 1 capital consists of common shareholders’ equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. To be adequately capitalized, banks are required to maintain a minimum total risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

     The second measure of capital adequacy is the leverage ratio. The leverage ratio is computed by dividing Tier 1 capital into total average assets. The table below illustrates regulatory capital ratios for The First National Bank of Polk County and First Polk at December 31, 2002:

		Minimum
		regulatory
	December 31, 2002	requirement

Bank
Tier 1 capital	19.44%	4.00%
Tier 2 capital	1.25%	—

Total risk-based capital ratio	20.69%	8.00%

Leverage ratio	10.77%	4.00%

Company – consolidated
Tier 1 capital	19.91%	4.00%
Tier 2 capital	1.25%	—

Total risk-based capital ratio	21.16%	8.00%

Leverage ratio	11.03%	4.00%

     The above ratios indicate that the capital positions of The First National Bank of Polk County and First Polk are sound and that both are well positioned for future growth.

Management of First Polk

Directors

     The table set forth below provides information about the First Polk directors who we anticipate will become directors of SouthCrest upon effectiveness of the merger. All of the directors of First Polk currently stand for election each year at First Polk’s annual shareholders’ meeting; however, on the effective date of the merger, the directors who will continue as SouthCrest directors will be appointed to staggered terms, which means that one-third of the directors will be elected each year at the annual meeting of shareholders.

     The following table sets forth for each director: (i) his name; (ii) his age at December 31, 2003; (iii) his class and prospective term as a SouthCrest director; (iv) how long he has been a director of First Polk; (v) his position(s) with First Polk, other than as a director; and (vi) his principal occupation and recent business experience for the past five years.

	Class	Director	Business Experience
Name (Age)	(Term Expires)	Since	and Position with First Polk

Larry T. Kuglar (58)	II (2006)	1986	President and CEO of First Polk since 1986; President and CEO of The First National Bank of Polk County since 1979

Harold W. Wyatt, Jr. (65)	III (2007)	1986	Chairman of the Board; Managing Partner, Wyatt Investment Group LP

Michael D. McRae (53)	II (2006)	1993	Attorney, Shaw, Maddox, Graham, Monk & Boling LLP

Edmund J. Wall (39)	I (2005)	2000	Investment banker; President, Knox-Wall Division of Morgan Keegan & Company, a subsidiary of Regions Financial Group

Executive Officers

     The following table shows for each executive officer of First Polk who will continue to serve as a SouthCrest executive officer: (i) his name, (ii) his age at December 31, 2003, (ii) how long he has been an officer of First Polk, and (iv) his position(s) with First Polk:

Name (Age)	Position

Larry T. Kuglar (58)	President and Chief Executive Officer of First Polk since 1986; President and Chief Executive Officer of The First National Bank of Polk County since 1979

Certain Transactions

     The First National Bank of Polk County extends loans from time to time to First Polk’s and the bank’s directors, their associates and members of the immediate families of the directors and executive officers of First Polk. These loans are made in compliance with applicable laws and regulations and in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with First Polk or the bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Executive Compensation

     The following table sets forth a summary of compensation paid to or accrued on behalf of First Polk’s chief executive officer. No other executive officers of First Polk who will continue as executive officers of the combined company received a combined salary and bonus in excess of $100,000 for services rendered during the 2003 fiscal year.

		Annual Compensation

				All Other
				Compensation(1)

	Fiscal
Name and Principal Position	Year	Salary ($)	Bonus ($)

Larry T. Kuglar	2003	145,000	17,600	$4,616
President and Chief Executive Officer	2002	145,000	23,555	4,281
	2001	130,000	31,406	3,718

(1)	Represents life insurance premiums paid by First Polk on behalf of Mr. Kuglar on a policy for which his spouse is the beneficiary and matching contributions to Mr. Kuglar’s 401(k) in the following amounts:

	Life Insurance Premiums ($)	401(k) Match ($)

2003	396	4,220
2002	396	3,885
2001	504	3,214

Director Compensation

     First Polk outside directors receive $300 for each board meeting and $50 for each committee meeting attended.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership, as of January 15, 2004, of shares of First Polk common stock by (i) each person known by First Polk to be the beneficial owner of more than 5% of First Polk’s issued and outstanding common stock, (ii) each of First Polk’s directors, (iii) First Polk’s chief executive officer, and (iv) all directors and executive officers of First Polk as a group. Except as noted below, First Polk believes that each of the persons listed has sole voting and investment power with respect to the shares included in the table. Except where noted, the address of each of the persons listed is the same as that of First Polk.

	Number of Shares	Percent of	Pro Forma
	of First Polk	Class of First	Percent of
	Common Stock	Polk	Class of
	Beneficially	Common	SouthCrest
Name and Address	Owned(1)	Stock	Common Stock

Five Percent Shareholders:
Wyatt Investment Group	145,564	9.81	3.97
PO Box 106 Cedartown, GA 30125
Harold L. Murphy	80,856	5.45	2.21
321 Ga. Hwy 120 Tallapoosa, GA 30176
Directors and Chief Executive Officer:
Bruce Casey	14,128	*	*
Lloyd H. Gray, Jr.	12,000	*	*
Larry T. Kuglar	42,600 (2)	2.87	1.16
Lester C. Litesey, Jr.	5,440	*	*

	Number of Shares	Percent of	Pro Forma
	of First Polk	Class of First	Percent of
	Common Stock	Polk	Class of
	Beneficially	Common	SouthCrest
Name and Address	Owned(1)	Stock	Common Stock

Michael D. McRae	8,598 (3)	*	*
Cathy T. Noland	2,640 (4)	*	*
Steven B. Smith	3,692	*	*
Edmund J. Wall	9,080	*	*
Harold W. Wyatt, Jr.	147,564 (5)	9.94	4.03
All Directors and Executive Officers, as a Group (nine persons)	245,742	16.56	6.71

*	Represents beneficial ownership of less than 1%.

(1)	The information contained in this table with respect to First Polk common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Exchange Act. Information with respect to beneficial ownership is based upon information furnished by each owner. Under the SEC’s rules, a person is also deemed to be the beneficial owner of any securities owned by such person’s spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)	Represents 38,644 shares held directly and 3,956 shares held by Mr. Kuglar’s spouse.

(3)	Represents 8,548 shares held directly and 50 shares held by Mr. McRae’s spouse.

(4)	Represents 1,840 shares held directly and 800 shares held by Ms. Noland’s spouse.

(5)	Represents 2,000 shares held directly and 145,564 shares held by Wyatt Investment Group, LP, of which Mr. Wyatt is the managing partner.

COMPARATIVE RIGHTS OF FIRST POLK SHAREHOLDERS
AND UPSON SHAREHOLDERS

     The following is a comparison of certain rights of First Polk shareholders and those of Upson shareholders. Certain significant differences in the rights of First Polk shareholders and those of Upson shareholders arise from differing provisions of First Polk’s and Upson’s respective governing corporate instruments.

     The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of First Polk shareholders and those of Upson shareholders. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the Georgia Business Corporation Code and to the respective governing corporate instruments of First Polk and Upson, to which shareholders are referred.

Authorized Capital Stock

     First Polk. First Polk is authorized to issue 5,000,000 shares of common stock, $1.00 par value per share, of which 1,484,029 shares are issued and outstanding as of the date of this joint proxy statement/prospectus. First Polk’s articles of incorporation do not provide that shareholders have a preemptive right to acquire authorized and unissued shares of First Polk.

     Under First Polk’s bylaws, each shareholder is entitled to one vote for each share of stock owned. A majority of First Polk’s outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum. A majority of the shares represented and entitled to vote at a meeting of shareholders is sufficient to take action on a matter, unless otherwise provided by applicable law, the articles of incorporation or bylaws. As allowed under Georgia law, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast at least the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted.

     Upson. Upson is authorized to issue 10,000,000 shares of common stock, no par value per share, of which 2,092,832 shares are issued and outstanding as of the date of this joint proxy statement/prospectus. Upson’s articles of incorporation do not provide that shareholders have a preemptive right to acquire authorized and unissued shares of Upson.

     Upson common stock is not divided into classes, and Upson has no classes or series of capital stock issued or outstanding other than Upson common stock. Under Upson’s bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute or by Upson’s articles of incorporation or bylaws. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless otherwise provided by applicable law, the articles of incorporation or bylaws. As allowed under Georgia law, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote by means of one or more written consents signed by all of the shareholders entitled to take action.

Amendments to Articles of Incorporation and Bylaws

     First Polk. Under Georgia law, amendment of a corporation’s articles of incorporation generally requires approval by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. First Polk’s articles of incorporation are silent with respect to amendments thereto, and, therefore, any amendment to First Polk’s articles of incorporation must be approved by the affirmative vote of a majority of the votes entitled to be cast on such amendment.

     The board of directors and shareholders of First Polk have the power to alter or amend First Polk’s bylaws, or adopt new bylaws. First Polk’s Board of Directors may amend or repeal First Polk’s bylaws by the affirmative vote of the directors then in office, and First Polk’s shareholders may amend or repeal First Polk’s bylaws by the affirmative vote of a majority of the issued and outstanding shares entitled to vote in an election of directors.

     Upson. Upson’s articles of incorporation are silent with respect to amendments thereto, and, therefore, any amendment to Upson’s articles of incorporation must be approved by the affirmative vote of a majority of the votes entitled to be cast on such amendment in accordance with Georgia law.

     Upson’s board of directors has the power to alter, amend or repeal Upson’s bylaws or adopt new bylaws, subject to the power of shareholders to make, amend, alter, change or repeal the bylaws by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of Upson entitled to vote on the matter.

Board of Directors and Absence of Cumulative Voting

     First Polk. First Polk’s bylaws provide that the board of directors shall consist of not less than five nor more than 25 members. First Polk’s board of directors currently has nine members. Directors are elected for one year terms by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders.

     First Polk’s articles of incorporation and bylaws do not provide for cumulative voting for the election of directors. If any vacancy occurs in the membership of the board of directors, it may be filled by the directors then in office. A director appointed to fill a vacancy shall be appointed for a term of office continuing until the expiration of the term of the director whose place became vacant.

     Upson. Upson’s bylaws provide for a board of directors having not less than five nor more than 25 members, the precise number to be fixed by resolution of the shareholders or the board of directors. Upson’s board of directors currently has eight members. Each director, except in the case of death, resignation or retirement, disqualification or removal, shall serve until his successor shall have been elected and qualified. Upson’s bylaws provide for a classified board of directors beginning with the annual meeting of Upson shareholders on January 16, 2004. Beginning at that meeting, the directors were divided into three classes as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of Upson’s shareholders to be held in 2005, the term of office of the second class of directors to expire at the annual meeting of Upson’s shareholders to be held in 2006, and the term of the third class of directors to expire at the annual meeting of Upson’s shareholders to be held in 2007. At each annual meeting of Upson’s shareholders, the successors of those directors whose terms expire at the meeting shall be elected for terms of office expiring at the annual meeting of Upson’s shareholders held in the third year following the year of their election, by the affirmative vote of a majority of the shares represented at Upson’s annual meeting of shareholders.

     Upson’s articles of incorporation and bylaws do not provide for cumulative voting for the election of directors. Vacancies on the board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy shall hold office for his or her predecessor’s unexpired term, except that if the vacancy results from an increase in the number of directors, such term will only continue until the next annual meeting of the Upson’s shareholders.

Removal of Directors

     First Polk. Under First Polk’s bylaws, the entire board or any individual director may be removed with or without cause only upon the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of First Polk entitled to vote in an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated as incompetent by a court, if he or she is convicted of a felony, if he or she does not, within 60 days of his or her election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, or if he or she fails to attend regular meetings of the Board of Directors for six consecutive meetings without having been excused by the Board of Directors.

     Upson. Under Upson’s bylaws, the entire board of directors or any individual director may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of capital stock entitled to vote at an election of directors.

Indemnification of Directors and Officers

     First Polk. Georgia law provides for the indemnification of directors and officers of Georgia corporations against expenses, judgments, fines and settlements in connection with litigation. Under these provisions, indemnification is available if it is determined that the proposed indemnitee acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, that the individual had no reasonable cause to believe his or her conduct was unlawful. To the extent that a proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

     Under Georgia law, indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director or officer in connection with a proceeding in which he or she was adjudged liable on the basis that a personal benefit was improperly received.

     First Polk’s bylaws provide that First Polk must indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of First Polk) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of First Polk as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in a manner he or she believed in good faith to be in or not opposed to the best interests of First Polk, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. To the extent that a director, officer, employee or agent of First Polk has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation must indemnify the director, employee, or agent against reasonable expenses incurred by him or her.

     Upson. The provisions of Georgia law regarding indemnification of officers and directors are also applicable to Upson. Upson’s bylaws provide that Upson may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of Upson, or is or was serving at the request of Upson as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement, in accordance with Georgia law. Upson may not indemnify a person in the case of a claim, issue, or matter as to which a person has been adjudged to be liable on the basis that personal benefit was improperly received by him, or her, whether or not involving action in his or her official capacity. To the extent that a director, officer, employee or agent of Upson has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation must indemnify the director, employee, or agent against reasonable expenses incurred by him or her.

Special Meetings of Shareholders

     First Polk. First Polk’s bylaws provide that special meetings of shareholders may be called at any time by the board of directors, the president, or First Polk upon the written request of holders of not less than 25% of the outstanding shares of First Polk.

     Upson. Upson’s bylaws provide that a special meeting of shareholders, unless otherwise prescribed by law, may be called for any purpose at any time by the chairman of the board, the chief executive officer or the board of directors pursuant to resolution adopted by a majority of the board.

Mergers, Share Exchanges and Sales of Assets

     Georgia law generally prohibits a business combination between a Georgia corporation and an “interested shareholder” (generally the beneficial owner of 10% or more of the corporation’s voting stock) within five years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the corporation’s board of directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 90% of the corporation’s voting stock (excluding “insider”shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) after the shareholder becomes an interested shareholder, he or she acquires additional shares resulting in ownership of at least 90% of the outstanding voting common stock and obtains the approval of the holders of a majority of the remaining shares, excluding “insider”shares as described above.

     Georgia law also provides for certain voting rules and fair price requirements concerning business combinations with “interested shareholders.” This provision is designed to protect shareholders of Georgia corporations against the inequities of certain tactics which have been utilized in hostile takeover attempts. Under the fair price provisions, business combinations with interested shareholders (generally, a person who beneficially owns 10% or more of the corporation’s voting shares) must meet one of three criteria designed to protect minority shareholders: (i) the transaction must be unanimously approved by the “continuing directors” of the corporation (generally, directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder); (ii) the transaction must be approved by two-thirds (2/3) of the continuing directors and a majority of shares held by shareholders other than the interested shareholders; or (iii) the terms of the transaction must meet specified fair pricing criteria and certain other tests which are intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless at which point in time they sell to the acquiring party.

     First Polk. The business combination and fair price requirements under Georgia law are not applicable to any corporation unless they are specifically incorporated in the bylaws of the corporation. First Polk’s bylaws do not specifically incorporate these requirements.

     Upson. Upson’s bylaws specifically incorporate the business combinations with interested shareholders and fair price provisions of Georgia law described above, and thus these requirements are applicable to Upson.

Shareholder Rights to Examine Books and Records

     Georgia law provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation’s articles of incorporation or bylaws) upon written demand at least five days before the date on which he or she wishes to inspect such books and records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that (i) such inspection must occur during regular business hours at a reasonable location determined by the corporation, and (ii) any such demand for inspection will only be permitted if (a) the demand for inspection is made in good faith or made for a proper purpose, (b) the shareholder describes with particularity his or her purpose for the inspection and the documents he or she wishes to inspect, (c) the records requested for inspection are directly connected to the stated purpose, and (d) the records are to be used only for the stated purpose.

     First Polk. First Polk’s bylaws grant the First Polk board of directors the power to determine which accounts, books, and records of First Polk shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law. First Polk’s board of directors also have the power to fix reasonable rules and regulations not in conflict with applicable law for the inspection of accounts, books, and records which by law or by determination of the board of directors shall be open for inspection.

     Upson. The provisions of the Georgia Business Corporation Code regarding shareholder inspection rights are also applicable to Upson. In addition, Upson’s bylaws require Upson, upon the written request of any shareholder of record, to promptly mail a copy of the most recent balance sheet, profit and loss statement for Upson, and, if prepared, the most recent statement of sources and applications of funds and a statement of changes in shareholders’ equity for the fiscal year.

Dividends

     First Polk. Under Georgia law, First Polk’s board of directors may declare dividends on First Polk common stock unless doing so would cause First Polk to be unable to pay its debts as they come due in the usual course of business, or First Polk’s total assets to be less than the sum of its total liabilities plus the amount needed to satisfy any dissolution preferences. The ability of First Polk to pay distributions to First Polk shareholders depends, however, to a large extent upon the amount of dividends its bank subsidiary, which is subject to restrictions imposed by regulatory authorities, pay to First Polk. In addition, the Federal Reserve could oppose a distribution by First Polk if it determined that such a distribution would harm First Polk’s ability to support its bank subsidiary.

     Upson. Under Georgia law, Upson’s board of directors may declare dividends on Upson common stock unless doing so would cause Upson to be unable to pay its debts as they come due in the usual course of business, or Upson’s total assets to be less than the sum of its total liabilities plus the amount needed to satisfy any dissolution preferences. Like First Polk, since Upson is a bank holding company, the ability of Upson to pay distributions to Upson shareholders depends to a large extent upon the amount of dividends its bank subsidiaries may provide to it under their regulatory guidelines and the Federal Reserve will permit.

SUPERVISION AND REGULATION

     The following discussion describes the material elements of the regulatory framework that applies to banks and bank holding companies and provides certain specific information related to Upson, First Polk, Bank of Upson and The First National Bank of Polk County.

Regulation of Upson and First Polk

     Upson and First Polk are bank holding companies registered with the Federal Reserve under the Bank Holding Company Act. As a result, Upson and First Polk and any non-bank subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     Acquisitions. The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

•	it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank;

•	it or any of its subsidiaries, other than a bank, may acquire all or substantially all the assets of any bank; or

•	it may merge or consolidate with any other bank holding company.

     The Bank Holding Company Act further provides that the Federal Reserve may not approve any acquisition that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the United States, or that in any other manner would be a restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act, the restrictions on interstate acquisitions of banks by bank holding companies were repealed. As a result, Upson and First Polk and other bank holding companies located in Georgia are able to acquire banks located in any other state, and bank holding companies located outside of Georgia can acquire any Georgia-based banks, in either case subject to certain deposit percentage and other restrictions. The legislation provides that unless an individual state has elected to prohibit out-of-state banks from operating interstate branches within its territory, adequately capitalized and managed bank holding companies are able to consolidate their multistate banking operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank is permitted only if it is expressly permitted by the laws of the host state. Georgia does not permit de novo branching by an out-of-state bank. Therefore, the only method by which an out-of-state bank or bank holding company may enter Georgia is through an acquisition. Georgia has adopted an interstate banking statute that removes the existing restrictions on the ability of banks to branch interstate through mergers, consolidations and acquisitions. However, Georgia law prohibits a bank holding company from acquiring control of a financial institution until the target financial institution has been incorporated three years. Both Upson and First Polk have been incorporated for over three years, and as a result, a bank holding company may acquire control of either Upson or First Polk.

     Activities. The Bank Holding Company Act has generally prohibited a bank holding company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those determined by the Federal Reserve to be closely related to banking or managing or controlling banks as to be a proper incident thereto. Provisions of the Gramm-Leach-Bliley Act, discussed below, have expanded the permissible activities of a bank holding company and its subsidiaries. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity can be reasonably expected to produce benefits to the public, such as a greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

     Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act implemented major changes to the statutory framework for providing banking and other financial services in the United States. The Gramm-Leach-Bliley Act, among other things, eliminated many of the restrictions on affiliations among banks and securities firms, insurance firms, and other financial service providers. A bank holding company that qualifies as a financial holding company will be permitted to engage in activities that are financial in nature or incident or complementary to a financial activity. The activities that the Gramm-Leach-Bliley Act expressly lists as financial in nature include insurance activities, providing financial and investment advisory services, underwriting securities and limited merchant banking activities.

     To become eligible for these expanded activities, a bank holding company must qualify as a financial holding company. To qualify as a financial holding company, each insured depository institution controlled by the bank holding company must be well-capitalized, well-managed, and have at least a satisfactory rating under the Community Reinvestment

Act. In addition, the bank holding company must file a declaration with the Federal Reserve of its intention to become a financial holding company. Neither Upson nor First Polk presently has plans to become a financial holding company.

     Support of Subsidiary Institutions. Under Federal Reserve policy, Upson and First Polk act as a source of financial strength for, and commit resources to support their banking subsidiaries. This support may be required at times when, absent such Federal Reserve policy, Upson and First Polk may not be inclined to provide it. In addition, any capital loans by a bank holding company to its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Regulation of The First National Bank of Polk County and Bank of Upson

     Primary Regulation of The First National Bank of Polk County. The First National Bank of Polk County is a national banking association and a member of the Federal Reserve. As a national bank, the Office of the Comptroller of the Currency, or OCC, is the primary regulator of The First National Bank of Polk County. The OCC regulates or monitors all areas of the bank’s operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records and adequacy of staff training to carry on safe lending and deposit gathering practices. The bank must maintain certain capital ratios and is subject to limitations on aggregate investments in real estate, bank premises, and furniture and fixtures.

     Primary Regulation of Bank of Upson. As a Georgia state chartered bank, Bank of Upson is examined and regulated by the FDIC and the Georgia Department of Banking and Finance. The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC also approves conversions, mergers, consolidations, and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting bank is an uninsured bank.

     The Georgia Department of Banking and Finance regulates all areas of Bank of Upson’s banking operations, including mergers, establishment of branches, loans, interest rates, and reserves. Bank of Upson is also subject to Georgia banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit. With respect to expansion, Georgia law permits, with required regulatory approval, the establishment of de novo branches in an unlimited number of counties within the State of Georgia by the subsidiary banks of bank holding companies then engaged in the business of banking in Georgia.

     Prompt Corrective Action. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), all insured institutions must undergo regular on-site examination by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC and the appropriate agency (and state supervisor when applicable). FDICIA also directs the FDIC to develop with other appropriate agencies a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition or any other report of any insured depository institution. FDICIA also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; and (v) asset quality.

     The FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking regulators have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking regulator. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling holding company to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary’s assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking regulator may treat an undercapitalized institution in the same manner as it treats significantly undercapitalized institutions if it determines that those actions are necessary.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

     Community Reinvestment Act. Bank of Upson and The First National Bank of Polk County are subject to the provisions of the Community Reinvestment Act, which requires the FDIC and the OCC, in connection with their regular examinations of a bank, to assess the bank’s record of meeting the credit needs of the communities it serves, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices.

     Regulations promulgated under the CRA are intended to set distinct assessment standards for financial institutions. The regulations contain the following three evaluation tests:

•	a lending test, which compares the institution’s market share of loans in low- and moderate-income areas to its market share of loans in its entire service area;

•	a service test, which evaluates the provision of services that promote the availability of credit to low- and moderate-income areas; and

•	an investment test, which evaluates the institution’s record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds.

     Institutions are required to make public disclosure of their written CRA evaluations made by regulatory agencies. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution’s community investment record. In addition to public disclosure of an institution’s CRA assessment, regulatory authorities are required to consider an institution’s CRA assessment when an institution applies for approval to establish a new branch which will accept deposits, to relocate an existing branch or to merge with another federally regulated financial institution.

     Privacy. The Gramm-Leach-Bliley Act also contains provisions regarding consumer privacy. These provisions require financial institutions to disclose their policy for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties, other than third parties that market the institution’s own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic delivery or presentation to the consumer.

Payment of Dividends

     Upson and First Polk are legal entities separate and distinct from Bank of Upson and The First National Bank of Polk County. The principal sources of revenue to Upson, including cash flow to pay dividends to its shareholders, are dividends paid from Bank of Upson to Upson. Likewise, the principal sources of revenue to First Polk, including cash flow to pay dividends to its shareholders, are dividends paid from The First National Bank of Polk County. There are statutory and regulatory limitations on the payment of dividends by Bank of Upson and The First National Bank of Polk County, as well as by Upson to its shareholders and by First Polk to its shareholders.

     If, in the opinion of the their primary federal regulator, Bank of Upson or The First National Bank of Polk County were engaged in or about to engage in an unsafe or unsound practice, the regulator may require, after a notice and hearing, that the bank cease and desist from the practice. The federal banking regulators have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be unsafe and unsound banking practice. Under the FDICIA, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal banking regulators have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. The payment of dividends by Upson or First Polk, as well as by The First National Bank of Polk County or Bank of Upson may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Capital Adequacy

     Upson and First Polk are required to comply with the capital adequacy standards established by the Federal Reserve, and Bank of Upson and The First National Bank of Polk County are required to comply with the capital adequacy standards established by the FDIC. Bank of Upson must also comply with the capital adequacy standards established by the Georgia Department of Banking and Finance, and The First National Bank of Polk County is required to comply with the capital adequacy standards established by the OCC. The Federal Reserve has established two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. A bank holding company must satisfy all applicable capital standards to be considered in compliance.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets, or “tier 1 capital.” The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves, or “tier 2 capital.”

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of tier 1 capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 1% to 2%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions, as is the case for Upson and First Polk, are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company’s tier 1 capital leverage ratio, after deducting all intangibles, and other indicators of capital strength in evaluating proposals for expansion or new activities.

     Bank of Upson and The First National Bank of Polk County are subject to risk-based and leverage capital requirements adopted by the FDIC, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described above, substantial additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements.

Restrictions on Transactions with Affiliates

     Bank of Upson and The First National Bank of Polk County are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

•	a bank’s loans or extensions of credit to affiliates;

•	a bank’s investment in affiliates;

•	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

•	the amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

•	a bank’s guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. Bank of Upson and The First National Bank of Polk County must also comply with other provisions designed to avoid the taking of low-quality assets.

     Bank of Upson and The First National Bank of Polk County are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

     Bank of Upson and The First National Bank of Polk County are also subject to restrictions on extensions of credit to their executive officers, directors, principal shareholders and their related interests. These extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

Monetary Policy

     The earnings of Upson and First Polk, as well as Bank of Upson and The First National Bank of Polk County, will be affected by domestic and foreign conditions, particularly by the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The Federal Reserve also conducts open market transactions in United States government securities.

EXPERTS

     The consolidated financial statements of Upson as of December 31, 2002 and 2001, and for each of the years in the two year period ended December 31, 2002 included in this joint proxy statement/prospectus and in the registration statement have been audited by Mauldin & Jenkins, LLC, independent certified public accountants, as set forth in their report thereon included herein on such financial statements and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of First Polk as of December 31, 2002 and 2001, and for each of the years in the two year period ended December 31, 2002 included in this joint proxy statement/prospectus and in the Registration Statement have been audited by Mauldin & Jenkins, LLC, independent certified public accountants, as set forth in their report thereon included herein on such financial statements and are included in reliance upon such report given, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

     The legality of the shares of Upson common stock being offered hereby is being passed upon for Upson by Troutman Sanders LLP, Atlanta, Georgia, counsel for Upson. Troutman Sanders LLP will also opine as to certain federal income tax consequences of the merger. See “TERMS OF THE MERGER — Important Federal Income Tax Consequences.” Certain additional legal matters relating to the merger are being passed upon for Upson by Troutman Sanders LLP and for First Polk by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

     First Polk. Any shareholder proposal intended for inclusion in First Polk’s proxy statement for next year’s annual meeting, if the merger is not consummated before the time of such meeting, must be received at First Polk’s main office at 967 North Main Street, Cedartown, Georgia 30125, no later than                    , 2004.

     Upson. Any shareholder proposal intended for inclusion in Upson’s proxy statement for next year’s annual meeting of shareholders must be received at the principal offices of Upson not later than                            , 2004. In addition, the proxy solicited by Upson’s board of directors for that meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless Upson is provided with notice of such proposal by                            , 2004.

     Under Georgia law, only business within the purpose or purposes described in the Notice of Special Meeting may be conducted at either of the special meetings.

WHERE YOU CAN FIND MORE INFORMATION

     Upson has filed a Registration Statement on Form S-4 to register with the SEC Upson common stock to be issued to First Polk shareholders in the merger. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Upson in addition to a proxy statement of Upson and First Polk for the special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     Upson has supplied all of the information contained in this joint proxy statement/prospectus relating to Upson and First Polk has supplied all of the information contained in this joint proxy statement/prospectus relating to First Polk

     You should rely only on the information contained in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                            , 2004. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus nor the issuance of Upson common stock in the merger may create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities made hereunder may, under any circumstances, create an implication that there has been no change in the affairs of Upson since the date hereof or that the information herein is correct as of any time subsequent to its date.

     For further information with respect to Upson Bankshares, Inc. and our common stock, we refer you to the Registration Statement and the exhibits to it. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of the Registration Statement are available at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain additional information regarding the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Registration Statement is also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at “http://www.sec.gov.

INDEX TO
UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Upson Bankshares, Inc. and Subsidiaries
Thomaston, Georgia

     We have audited the accompanying consolidated balance sheets of Upson Bankshares, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Upson Bankshares, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

MAULDIN & JENKINS, LLC

Atlanta, Georgia
May 23, 2003

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2002 AND 2001

Assets	2002	2001

Cash and due from banks	$10,349,191	$6,041,483
Interest-bearing deposits in banks	3,509,372	320,039
Federal funds sold	11,570,000	7,050,000
Securities available-for-sale	2,452,001	2,522,164
Securities held-to-maturity (fair value $89,156,532 and $89,906,350)	85,112,565	89,647,283
Restricted equity securities	557,913	558,113
Loans held for sale	405,100	1,029,280
Loans	118,232,413	107,292,392
Less allowance for loan losses	1,942,950	1,679,134

Loans, net	116,289,463	105,613,258
Premises and equipment	4,331,150	2,546,690
Other assets	9,076,220	7,616,141

Total assets	$243,652,975	$222,944,451

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$30,236,637	$25,372,137
Interest-bearing	185,318,928	170,797,682

Total deposits	215,555,565	196,169,819
Federal Home Loan Bank advances	1,674,186	2,180,086
Other liabilities	2,140,003	2,500,002

Total liabilities	219,369,754	200,849,907

Commitments and contingencies
Stockholders’ equity
Common stock, par value $1; 10,000,000 shares authorized; 2,100,000 issued	2,100,000	2,100,000
Capital surplus	17,850,590	16,344,223
Retained earnings	4,406,713	3,724,356
Accumulated other comprehensive loss	(44,222)	—

	24,313,081	22,168,579
Less cost of 2,986 and 8,386 shares of treasury stock	(29,860)	(74,035)

Total stockholders’ equity	24,283,221	22,094,544

Total liabilities and stockholders’ equity	$243,652,975	$222,944,451

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Interest income
Loans, including fees	$9,016,051	$9,869,019
Taxable securities	4,726,545	5,262,253
Nontaxable securities	373,590	373,474
Federal funds sold	95,112	448,952
Deposits in banks	70,560	55,485

Total interest income	14,281,858	16,009,183

Interest expense
Deposits	5,050,322	7,372,140
Other borrowings	128,199	165,413

Total interest expense	5,178,521	7,537,553

Net interest income	9,103,337	8,471,630
Provision for loan losses	519,000	374,300

Net interest income after provision for loan losses	8,584,337	8,097,330

Other income
Service charges on deposit accounts	1,496,308	862,231
Other service charges and fees	238,901	194,583
Mortgage loan origination fees	350,081	300,666
Net gain on sale of loans	294,550	240,047
Other operating income	523,027	445,908

Total other income	2,902,867	2,043,435

Other expenses
Salaries and employee benefits	3,811,002	3,456,466
Equipment expenses	534,879	425,822
Occupancy expenses	256,434	268,009
Other operating expenses	2,520,898	2,148,921

Total other expenses	7,123,213	6,299,218

Income before income taxes	4,363,991	3,841,547
Income tax expense	1,248,502	1,100,206

Net income	$3,115,489	$2,741,341

Earnings per share	$1.49	$1.32

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Net income	$3,115,489	$2,741,342
Other comprehensive losses:
Unrealized holding losses on securities available-for-sale, arising during period, net of tax of $22,781 and $—, respectively	44,222	—

Comprehensive income	$3,071,267	$2,741,342

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

OPERATING ACTIVITIES
Net income	$3,115,489	$2,741,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	300,005	242,509
Amortization of intangibles	428,575	411,472
Provision for loan losses	519,000	374,300
Deferred income taxes	(45,529)	(130,518)
Decrease in taxes payable	(122,964)	(9,613)
Decrease in interest receivable	77,155	542,086
Increase (decrease) in interest payable	(586,381)	251,595
Net (increase) decrease in loans held for sale	624,180	(884,680)
Net other operating activities	(420,300)	(162,970)

Net cash provided by operating activities	3,889,230	3,375,522

INVESTING ACTIVITIES
Purchases of securities available-for-sale	—	(1,578,100)
Purchases of securities held-to-maturity	(69,881,443)	(82,134,464)
Proceeds from maturities of securities held-to-maturity	74,837,389	74,484,408
Net (increase) decrease in interest-bearing deposits in banks	(3,189,333)	1,423,072
Net increase in federal funds sold	(4,520,000)	(6,800,000)
Net increase in loans	(8,118,685)	(2,609,261)
Purchase of premises and equipment	(1,710,732)	(254,394)
Purchase of life insurance policies	(785,000)	—
Net liabilities assumed in branch acquisitions, net of cash and due from banks	7,685,466	—

Net cash used in investing activities	(5,682,338)	(17,468,739)

FINANCING ACTIVITIES
Net increase in deposits	7,489,306	16,697,513
Net decrease in federal funds purchased	—	(6,900,000)
Net decrease in other borrowings	(505,900)	(528,400)
Purchase of treasury stock	(96,211)	—
Proceeds from sale of treasury stock	146,753	170,745
Dividends paid	(933,132)	(915,177)

Net cash provided by financing activities	6,100,816	8,524,681

Net increase (decrease) in cash and due from banks	4,307,708	(5,568,536)
Cash and due from banks at beginning of year	6,041,483	11,610,019

Cash and due from banks at end of year	$10,349,191	$6,041,483

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
(Continued)

	2002	2001

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$5,764,902	$7,285,958
Income taxes	$1,416,995	$1,239,117
NONCASH TRANSACTIONS
Principal balances of loans transferred to other real estate owned	$—	$9,672
BRANCH ACQUISITIONS
Cash and due from banks	$316,842	$—
Loans	3,076,520	—
Premises and equipment	373,733	—
Other assets	880	—
Core deposit intangible	961,191	—
Deposits	(11,896,440)	—
Other liabilities	(201,350)	—

Net liabilities assumed	$(7,368,624)	$—

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

					Accumulated
					Other
	Common Stock				Comprehensi			Total
			Capital	Retained	ve	Treasury Stock		Stockholders'
	Shares	Par Value	Surplus	Earnings	(Loss)	Shares	Amount	Equity

Balance, December 31, 2000	2,100,000	$2,100,000	$14,847,216	$3,398,192	$—	27,558	$(247,773)	$20,097,635
Net income	—	—	—	2,741,341	—	—	—	2,741,341
Cash dividends declared, $.44 per share	—	—	—	(915,177)	—	—	—	(915,177)
Transfer to capital surplus	—	—	1,500,000	(1,500,000)	—	—	—	—
Sale of treasury stock	—	—	(2,993)	—	—	(19,172)	173,738	170,745

Balance, December 31, 2001	2,100,000	2,100,000	16,344,223	3,724,356	—	8,386	(74,035)	22,094,544
Net income	—	—	—	3,115,489	—	—	—	3,115,489
Cash dividends declared, $.45 per share	—	—	—	(933,132)	—	—	—	(933,132)
Transfer to capital surplus	—	—	1,500,000	(1,500,000)	—	—	—	—
Sale of treasury stock	—	—	—	—	—	(15,650)	146,753	146,753
Purchase of treasury stock	—	—	6,367	—	—	10,250	(102,578)	(96,211)
Accumulated other comprehensive losses	—	—	—	—	(44,222)	—	—	(44,222)

Balance, December 31, 2002	2,100,000	$2,100,000	$17,850,590	$4,406,713	$(44,222)	2,986	$(29,860)	$24,283,221

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Upson Bankshares, Inc. (the “Company”) is a bank holding company whose business is conducted by its wholly-owned subsidiary, Bank of Upson (the “Bank”). The Bank is a commercial bank located in Thomaston, Upson County, Georgia with five branches. Two branches are located in Thomaston, one branch is located in Manchester, Georgia, one branch is located in Warm Springs, Georgia and one branch is located in Luthersville, Georgia. The Bank provides a full range of banking services in its primary market area of Upson, Meriwether and the surrounding counties.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and balances are eliminated in consolidation.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and deferred taxes.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from loans, loans held for sale, interest-bearing deposits in banks, federal funds sold, federal funds purchased, other borrowings and deposits are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $77,000 at December 31, 2002.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, would be classified as available-for-sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. Equity securities, including restricted equity securities, without a readily determinable fair value are recorded at cost.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees and direct costs of loans are recognized at the time the loan is recorded. Because net loan origination fees and costs are not material, the results on operations are not material.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received, until the loans are returned to accrual status.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

A loan is considered impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets.

Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of cost or fair value less estimated costs to sell. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The carrying amount of other real estate owned at December 31, 2002 and 2001 was $9,630 and $19,302, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangibles

Core deposit premiums resulting from the valuation of core deposit intangibles acquired in the purchase of branch acquisitions are amortized over periods not exceeding the estimated average remaining life of the existing customer deposit bases acquired. Amortization periods range from 8 to 12 years. Amortization periods are monitored to determine if events have occurred which would require a change in amortization periods.

Profit-Sharing Plan

Profit-sharing plan costs are based on a percentage of individual employee’s salary, not to exceed the amount that can be deducted for federal income tax purposes.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance-sheet-method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings Per Share

Earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per share would be computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. There were no potential common shares outstanding at December 31, 2002 or 2001. The weighted average number of shares outstanding for the years ended December 31, 2002 and 2001 was 2,095,224 and 2,081,670, respectively.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Accounting Standards

In June 2001, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142. “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that all business combinations consummated after June 30, 200l be accounted for by the purchase method unless the combination was initiated on or prior to that date and it meets the conditions to be accounted by the pooling-of-interests method in accordance with APB Opinion No. 16, “Business Combinations.” Under SFAS No. 142, goodwill and intangible assets that management concludes have indefinite useful lives will no longer be amortized, but will be subject to impairment tests performed at least annually. SFAS No. 142 also requires the Company to perform a transitional impairment test of all previously recognized goodwill and to assign all recognized assets and liabilities to reporting units. Other identifiable intangible assets will continue to be amortized over their useful lives.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Standards (Continued)

During 2002, the Company performed the first of the required annual impairment tests of goodwill and indefinite lived intangible assets. As a result of this test, no amount was charged to earnings for impairment in 2002.

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions.” SFAS No. 147 removed acquisitions of financial institutions from the scope of SFAS No. 72, “Accounting of Certain Acquisitions of Banking or Thrift Institutions,” which permitted the recognition and subsequent amortization of any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. For a transaction that is a business combination, SFAS No. 147 requires that the unidentifiable intangible asset acquired be recognized as goodwill and accounted for under SFAS No. 142. SFAS No. 147 also amended SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to include in its scope long-term borrower-relationship intangible assets of financial institutions such as depositor-and-borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS No. 144 requires of other long-lived assets that are held and used. The application of SFAS No. 147 as of October 1, 2002 had no effect on the Company’s consolidated financial statements.

NOTE 2.     SECURITIES

The amortized cost and fair value of securities are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available-for-Sale
December 31, 2002:
Equity securities	$2,519,004	$937	$(67,940)	$2,452,001

December 31, 2001:
Equity securities	$2,522,164	$—	$—	$2,522,164

Securities Held-to-Maturity
December 31, 2002:
U. S. Government and agency securities	$22,161,847	$407,110	$(4,725)	$22,564,232
State and municipal securities	7,442,116	301,023	(4,316)	7,738,823
Mortgage-backed securities	55,508,602	928,374	(25,498)	56,411,478

	$85,112,565	$1,636,507	$(34,539)	$86,714,533

December 31, 2001:
U. S. Government and agency securities	$46,171,660	$379,787	$(708,348)	$45,843,099
State and municipal securities	6,737,944	214,551	(42,864)	6,909,631
Mortgage-backed securities	36,737,679	619,686	(203,745)	37,153,620

	$89,647,283	$1,214,024	$(954,957)	$89,906,350

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.     SECURITIES (Continued)

The amortized cost and fair value of debt securities as of December 31, 2002 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following summary.

	Amortized	Fair
	Cost	Value

Due in one year or less	$2,482,379	$2,548,143
Due from one to five years	9,452,479	9,747,770
Due from five to ten years	7,058,782	7,264,915
Due after ten years	10,610,323	10,742,227
Mortgage-backed securities	55,508,602	56,411,478

	$85,112,565	$86,714,533

Securities with a carrying value of $27,526,000 and $30,050,000 at December 31, 2002 and 2001, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

There were no sales of securities during 2002 or 2001.

NOTE 3.     LOANS

The composition of loans is summarized as follows:

	December 31,

	2002	2001

Commercial, financial and agricultural	$6,882,000	$7,209,000
Real estate – construction	5,846,000	1,646,000
Real estate – mortgage	64,571,000	61,882,720
Consumer	36,231,000	31,505,281
Other	4,842,269	5,258,474

	118,372,269	107,501,475
Unearned income	(139,856)	(209,083)
Allowance for loan losses	(1,942,950)	(1,679,134)

Loans, net	$116,289,463	$105,613,258

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.     LOANS (Continued)

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,

	2002	2001

Balance, beginning of year	$1,679,134	$1,493,071
Provision for loan losses	519,000	374,300
Loans charged off	(471,571)	(390,380)
Recoveries of loans previously charged off	232,759	202,143
Disposal of subsidiary	(16,372)	—

Balance, end of year	$1,942,950	$1,679,134

The following is a summary of information pertaining to impaired loans:

	As of and for the Years Ended
	December 31,

	2002	2001

Impaired loans without a valuation allowance	$—	$3,352
Impaired loans with a valuation allowance	—	—

Total impaired loans	$—	$3,352

Valuation allowance related to impaired loans	$—	$—

Average investment in impaired loans	$1,676	$7,688

Interest income recognized on impaired loans for the years ended December 31, 2002 and 2001 was immaterial.

In the ordinary course of business, the Company has granted loans to certain related parties including directors, executive officers and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2002 are as follows:

Balance, beginning of year	$1,951,327
Advances	1,781,033
Repayments	(1,590,514)

Balance, end of year	$2,141,846

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.     PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,

	2002	2001

Land	$1,118,085	$683,085
Buildings	2,599,900	1,621,219
Equipment	3,225,338	2,413,796
Construction in process	—	154,729

	6,943,323	4,872,829
Accumulated depreciation	(2,612,173)	(2,326,139)

	$4,331,150	$2,546,690

Details of these assets as of December 31, 2002 are as follows:

		Depreciation
				Net
	Cost	Current	Accumulated	Book Value

Land	$1,118,085	$—	$—	$1,118,085

Buildings:
Main office	$409,889	$13,150	$286,546	$123,343
North Creek branch	136,021	398	131,801	4,220
Blue Goose building	39,925	2,012	30,034	9,891
Drive-in	166,817	5,255	126,603	40,214
West Main Street	116,168	3,975	21,243	94,925
Manchester building	521,472	14,679	43,328	478,144
Warm Springs building	250,824	6,271	19,857	230,967
Luthersville branch	278,000	747	747	277,253
New Northside branch	680,784	5,423	5,424	675,360

Total buildings	$2,599,900	$51,910	$665,583	$1,934,317

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.     PREMISES AND EQUIPMENT (Continued)

		Depreciation
				Net
	Cost	Current	Accumulated	Book Value

Equipment:
Prior to 1982 additions	$10,600	$—	$10,600	$—
1982 additions	116,765	365	116,765	—
1984 additions	77,280	936	70,823	6,457
1985 additions	4,100	165	2,876	1,224
1986 additions	21,606	—	21,606	—
1987 additions	23,980	—	23,938	42
1988 additions	19,523	401	12,643	6,880
1989 additions	51,672	1,439	42,605	9,067
1990 additions	93,490	—	93,490	—
1991 additions	100,249	—	100,094	155
1992 additions	181,036	665	181,036	—
1993 additions	207,415	5,911	202,963	4,452
1994 additions	241,091	7,869	232,877	8,214
1995 additions	55,732	2,377	55,732	—
1996 additions	146,052	8,399	143,019	3,033
1997 additions	101,202	9,371	70,070	31,132
1998 additions	169,758	28,091	128,122	41,636
1999 additions	373,195	69,128	236,707	136,488
2000 additions	288,041	53,404	123,085	164,956
2001 additions	105,289	20,582	28,672	76,617
2002 additions	837,262	48,867	48,867	788,395

Total	$3,225,338	$257,970	$1,946,590	$1,278,748

Leases:

The Company leases its main office, branch office and mortgage loan office under noncancelable operating leases. The leases have various renewal options and the Company has nine, eleven and seven year commitments remaining on the main office, branch office and mortgage loan office, respectively.

Rental expense under all operating leases amounted to $50,476 and $60,513 for the years ended December 31, 2002 and 2001, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.     PREMISES AND EQUIPMENT (Continued)

Leases (Continued):

Future minimum lease payments on noncancelable operating leases are summarized as follows:

2003	$58,593
2004	59,493
2005	59,493
2006	59,493
2007	59,493
Thereafter	252,231

$548,796

NOTE 5.     DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2002 and 2001 was $21,669,510 and $23,539,016, respectively. The scheduled maturities of time deposits at December 31, 2002 are as follows:

2003	$50,990,779
2004	27,859,810
2005	15,986,845
2006	5,385,585
2007	5,836,877
2008	1,872,888

$107,932,784

NOTE 6.     FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank advances consist of the following:

	December 31,

	2002	2001

Federal Home Loan Bank advances	$1,674,186	$2,180,086

The advances have maturity dates ranging from May 12, 2003 through May 21, 2008. Interest is payable monthly at rates ranging from 5.95% to 7.44%. Advances are collateralized by a blanket floating lien on qualifying first mortgages, pledges of certain securities and the Company’s Federal Home Loan Bank stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.     FEDERAL HOME LOAN BANK ADVANCES (Continued)

Contractual maturities of Federal Home Loan Bank of Atlanta advances as of December 31, 2002 are summarized as follows:

2003	$160,000
2004	175,357
2005	133,929
2006	260,800
2007	186,750
Thereafter	757,350

Total	$1,674,186

NOTE 7.     EMPLOYEE BENEFIT PLANS

Profit-Sharing Plan

The Company has a contributory 401(k) profit-sharing plan covering all employees, subject to certain minimum age and service requirements. Contributions to the plan charged to expense amounted to $98,935 and $93,935 for the years ended December 31, 2002 and 2001, respectively.

Deferred Compensation Plan

The Company has a deferred compensation plan for death and retirement benefits for certain key officers. The estimated amounts to be paid under the compensation plan have been funded through the purchase of life insurance policies on the officers. The balance of the policy cash surrender values included in other assets at December 31, 2002 and 2001 is $2,656,354 and $1,767,241, respectively. Income recognized on the policies amounted to $104,113 and $86,756 for the years ended December 31, 2002 and 2001, respectively. The balance of deferred compensation included in other liabilities at December 31, 2002 and 2001 is $156,403 and $114,159, respectively. Expense recognized for deferred compensation amounted to $198,887 and $37,009 for the years ended December 31, 2002 and 2001, respectively.

Employee Stock Ownership Plan

The Bank of Upson has an Employee Stock Ownership Plan (“ESOP”) which, generally, employees are eligible to participate in after six months of their employment commencement date. Each participant must be 20-1/2 years of age.

The Company intends to make contributions to the plan each year. For the years ended December 31, 2002 and 2001, the Company contributed $55,348 and $49,297, respectively, to the ESOP plan. These expenses are included in salaries and benefits expense in the accompanying statements of income.

In the event an ESOP participant desires to receive their distribution in cash, the ESOP is required to purchase their shares from the participant at fair market value. In any event, the Company has right of first refusal to purchase any Company stock distributed to the participant. For the years ended December 31, 2002 and 2001, the Company did not purchase any shares from participants.

At December 31, 2002 and 2001, the ESOP held 18,442 shares of the Company stock. Shares held by the ESOP are considered outstanding for purposes of calculating the Company’s earnings per share.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.     INCOME TAXES

Income tax expense consists of the following:

	Years Ended December 31,

	2002	2001

Current	$1,294,031	$1,230,724
Deferred	(45,529)	(130,518)

Income tax expense	$1,248,502	$1,100,206

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,

	2002	2001

Tax provision at statutory rate	$1,483,756	$1,307,471
Tax-exempt interest	(190,267)	(177,394)
Disallowed interest	10,758	14,742
Other items, net	(55,745)	(44,613)

Income tax expense	$1,248,502	$1,100,206

The components of deferred income taxes are as follows:

	December 31,

	2002	2001

Deferred tax assets:
Loan loss reserves	$630,571	$539,750
Deferred compensation	59,020	43,787
Securities available-for-sale	22,781	60,031

	712,372	643,568

Deferred tax liabilities:
Depreciation and amortization	494	—

Net deferred tax assets	$711,878	$643,568

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.     COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,

	2002	2001

Commitments to extend credit	$4,931,884	$11,886,986
Credit card commitments	7,185,250	6,707,119
Standby letters of credit	43,390	412,900

	$12,160,524	$19,007,005

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Credit card commitments are unsecured.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral is required in instances which the Company deems necessary.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.     CONCENTRATIONS OF CREDIT

The Company originates primarily commercial, residential, and consumer loans to customers in Upson and Meriwether counties and surrounding counties. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in the Company’s primary market area.

Fifty-nine percent of the Company’s loan portfolio is concentrated in loans secured by real estate of which a substantial portion is secured by real estate in the Company’s primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company’s primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $4,890,000.

NOTE 11.     REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2002, approximately $1,590,000 of retained earnings were available for dividend declaration without regulatory approval.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and of Tier I capital to average assets, as defined. Management believes, as of December 31, 2002 and 2001, the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.     REGULATORY MATTERS (Continued)

The Company and the Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

			(Dollars in Thousands)
As of December 31, 2002:
Total Capital to Risk Weighted Assets:
Consolidated	$21,996	15,76%	$11,167	8%	N/A	N/A
Bank	$21,204	15.19%	$11,167	8%	$13,959	10%
Tier I Capital to Risk Weighted Assets:
Consolidated	$20,250	14.51%	$5,584	4%	N/A	N/A
Bank	$19,458	13.94%	$5,584	4%	$8,375	6%
Tier I Capital to Average Assets:
Consolidated	$20,250	8.73%	$9,276	4%	N/A	N/A
Bank	$19,458	8.39%	$9,276	4%	$11,595	5%
As of December 31, 2001:
Total Capital to Risk Weighted Assets:
Consolidated	$20,152	16.22%	$9,941	8%	N/A	N/A
Bank	$19,348	15.62%	$9,909	8%	$12,386	10%
Tier I Capital to Risk Weighted Assets:
Consolidated	$18,603	14.97%	$4,971	4%	N/A	N/A
Bank	$17,799	14.37%	$4,955	4%	$7,432	6%
Tier I Capital to Average Assets:
Consolidated	$18,603	8.34%	$8,921	4%	N/A	N/A
Bank	$17,799	8.00%	$8,909	4%	$11,131	5%

NOTE 12.     FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosure about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.     FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The Company, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

Cash, Due From Banks, Interest-bearing Deposits in Banks and Federal Funds Sold: The carrying amounts of cash, due from banks, interest-bearing deposits in banks and federal funds sold approximate fair values.

Available-For-Sale and Held-To-Maturity Securities: Fair values for securities are based on available quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

Loans: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The carrying amounts of demand deposits, savings deposits and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Funds Purchased: The carrying amounts of federal funds purchased approximate fair values.

Federal Home Loan Bank Advances: The fair values of the Company’s Federal Home Loan Bank advances are estimated using discounted cash flow models based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest: The carrying amounts of accrued interest approximate their fair values.

Off-Balance Sheet Instruments: Fair values of the Company’s off-balance sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Company’s off-balance sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

The estimated fair values and related carrying amounts of the Company’s financial instruments were as follows:

	December 31, 2001

	Carrying	Carrying
	Amount	Amount

Financial assets:
Cash, due from banks, interest-bearing deposits in banks and federal funds sold	$21,919,191	21,919,191	$13,411,522	$13,411,522
Securities	85,045,562	89,156,532	92,727,560	92,986,627
Loans and loans held for sale, net	116,694,563	117,710,982	106,642,538	110,735,172
Accrued interest receivable	1,178,386	1,178,386	1,255,541	1,255,541
Financial liabilities:
Deposits	215,555,565	218,496,415	196,169,819	199,682,362
Federal funds purchased	—	—	—	—
Federal Home Loan Bank advances	1,674,186	1,881,249	2,180,086	2,284,613
Accrued interest payable	1,607,841	1,607,841	2,194,222	2,194,222

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.     SALE OF FINANCE COMPANY SUBSIDIARY

On October 2, 2002, the Company sold all of the assets, net of the liabilities of its finance company subsidiary for cash of approximately $418,000. The finance company subsidiary was subsequently liquidated and the cash distributed to the Company. A loss of $14,632 resulted in the liquidation which is included in other expenses on the Company’s parent only income statement.

NOTE 14.     PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Upson Bankshares, Inc. as of December 31, 2002 and 2001 and the statements of income and cash flows for the years ended December 31, 2002 and 2001:

CONDENSED BALANCE SHEETS

	2002	2001

Assets
Cash	$710,841	$262,307
Investment in subsidiaries	23,513,425	21,656,792
Other assets	58,955	175,445

Total assets	$24,283,221	$22,094,544

Stockholders’ equity	$24,283,221	$22,094,544

CONDENSED STATEMENTS OF INCOME

	2002	2001

Income, dividends from bank subsidiary	$934,500	$924,000
Expense, other	141,483	42,727

Income before income tax benefits and equity in undistributed income of subsidiaries	793,017	881,273
Income tax benefits	(46,360)	(14,527)

Income before equity in undistributed income of subsidiaries	839,377	895,800
Equity in undistributed income of subsidiaries	2,276,112	1,845,541

Net income	$3,115,489	$2,741,341

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. PARENT COMPANY FINANCIAL INFORMATION (Continued)

     CONDENSED STATEMENTS OF CASH FLOWS

	2002	2001

OPERATING ACTIVITIES
Net income	$3,115,489	$2,741,341
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed income of subsidiaries	(2,276,112)	(1,845,541)
Net other operating activities	72,798	19,815

Net cash provided by operating activities	912,175	915,615

INVESTING ACTIVITIES
Proceeds from sale of finance company subsidiary	418,949	—

Net cash provided by investing activities	418,949	—

FINANCING ACTIVITIES
Purchase of treasury stock	(96,211)	—
Proceeds from sale of treasury stock	146,753	170,745
Dividends paid	(933,132)	(915,177)

Net cash used in financing activities	(882,590)	(744,432)

Net increase in cash	448,534	171,183
Cash at beginning of year	262,307	91,124

Cash at end of year	$710,841	$262,307

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(UNAUDITED)

Assets

Cash and due from banks	$6,162,892
Interest-bearing deposits in banks	4,753,000
Securities available-for-sale	2,199,802
Securities held-to-maturity (fair value $98,428,000)	98,197,829
Restricted equity securities	889,813
Loans held for sale	618,682
Loans	123,681,886
Less allowance for loan losses	1,822,738

Loans, net	121,859,148
Premises and equipment	4,687,122
Intangible assets, net of amortization	3,730,353
Other assets	5,271,843

Total assets	$248,370,483

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$30,292,017
Interest-bearing	189,806,732

Total deposits	220,098,748
Federal Home Loan Bank advances	495,000
Other liabilities	1,858,254

Total liabilities	222,452,002

Commitments and contingencies
Stockholders’ equity
Common stock, par value $1; 10,000,000 shares authorized; 2,100,000 issued	2,100,000
Capital surplus	17,850,590
Retained earnings	6,252,650
Accumulated other comprehensive loss	(209,495)

25,993,745
Less cost of 7,168 shares of treasury stock	(75,264)

Total stockholders’ equity	25,918,481

Total liabilities and stockholders’ equity	$248,370,483

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

Interest income
Loans, including fees	$6,994,393
Taxable securities	2,547,320
Nontaxable securities	297,529
Federal funds sold	77,693
Deposits in banks	88,814

Total interest income	10,005,750

Interest expense
Deposits	3,074,853
Other borrowings	53,208

Total interest expense	3,128,061

Net interest income	6,877,689
Provision for loan losses	243,000

Net interest income after provision for loan losses	6,634,689

Other income
Service charges on deposit accounts	1,281,546
Other service charges and fees	316,595
Mortgage loan origination fees	274,600
Net gain on sale of loans	295,659
Other operating income	432,920

Total other income	2,601,320

Other expenses
Salaries and employee benefits	2,884,480
Equipment expenses	397,701
Occupancy expenses	138,481
Amortization of intangible	392,523
Other operating expenses	1,786,035

Total other expenses	5,599,220

Income before income taxes	3,636,789
Income tax expense	1,067,692

Net income	$2,569,097

Earnings per share	$1.23

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

Net income	$2,569,097
Other comprehensive losses:
Unrealized holding losses on securities available-for-sale, arising during period, net of tax	165,273
Comprehensive income	$2,403,824

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

OPERATING ACTIVITIES
Net income	$2,569,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	322,830
Amortization of intangibles	392,523
Provision for loan losses	243,000
Increase in taxes payable	67,692
Increase in interest receivable	(98,156)
Decrease in interest payable	(382,363)
Net (increase) decrease in loans held for sale	(213,582)
Net other operating activities	87,414

Net cash provided by operating activities	2,988,455

INVESTING ACTIVITIES
Proceeds from maturities of securities available-for-sale	1,785
Purchases of securities held-to-maturity	(86,340,749)
Proceeds from maturities of securities held-to-maturity	73,255,485
Net increase in restricted equity securities	(331,900)
Net increase in interest-bearing deposits in banks	(1,243,628)
Net decrease in federal funds sold	11,570,000
Net increase in loans	(6,002,378)
Purchase of premises and equipment	(678,802)

Net cash used in investing activities	(9,770,187)

FINANCING ACTIVITIES
Net increase in deposits	4,543,183
Net decrease in other borrowings	(1,179,186)
Purchase of treasury stock	(133,644)
Proceeds from sale of treasury stock	88,240
Dividends paid	(723,160)

Net cash provided by financing activities	2,595,433

Net increase (decrease) in cash and due from banks	(4,186,299)

UPSON BANKSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)
(Continued)

Cash and due from banks at beginning of year	10,349,191

Cash and due from banks at end of year	$6,162,892

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$3,510,424
Income taxes	$1,000,000
NONCASH TRANSACTIONS
Principal balances of loans transferred to other real estate owned	$189,693

See Notes to Consolidated Financial Statements.

UPSON BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2003
(UNAUDITED)

NOTE 1 — BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements for Upson Bankshares, Inc. (the “Company”) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. For further information, refer to the financial statements and footnotes included in the Company’s consolidated financial statements and footnotes thereto for the year ended December 31, 2002.

The consolidated financial statements include the account of the Company and its wholly owned subsidiary, Bank of Upson (the “Bank”). All significant inter-company accounts and transactions have been eliminated in consolidation.

NOTE 2 – EARNINGS PER COMMON SHARE

     Earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period, which totaled 2,087,832 for the nine months ended September 30, 2003.

NOTE 3 — LOANS RECEIVABLE

     Major classifications of loans and leases are as follows in thousands (000):

	SEPTEMBER 30, 2003	DECEMBER 31, 2002

Commercial Loans	$10,061	$6,882
Real Estate — construction	8,730	5,846
Real Estate — mortgage	66,559	64,571
Consumer	33,696	36,231
Other	4,750	4,842

Total Loans	123,796	118,372
Less: Unearned income	114	140
Less: Allowance for loans and lease losses	1,823	1,943

Loans receivable, net	$121,859	$116,289

NOTE 4 — NEW ACCOUNTING PRONOUNCEMENTS

ACCOUNTING PRONOUNCEMENTS AFFECTING FUTURE PERIODS

There are no recent accounting pronouncements that have had, or are expected to have, a material effect on the Company’s financial statements.

NOTE 5 — MERGER AGREEMENT WITH FIRST POLK BANKSHARES, INC.

     On November 24, 2003, the Company and First Polk Bankshares, Inc., a bank holding company based in Cedartown, Georgia, entered into an Agreement and Plan of Merger whereby First Polk Bankshares, Inc. will merge with and into the Company. First Polk’s shareholders will receive one share of Company common stock for each share of First Polk common stock they own, resulting in an expected issuance of approximately 1.5 million shares of Company common stock on a fully diluted basis. The merger is subject to various terms and conditions, including shareholder and regulatory approvals and is expected to close by the end of the second quarter of 2004. The merger will be accounted for as a purchase.

INDEX TO
FIRST POLK BANKSHARES, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
First Polk Bankshares, Inc. and Subsidiary
Cedartown, Georgia

          We have audited the accompanying consolidated balance sheets of First Polk Bankshares, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Polk Bankshares, Inc. and subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Mauldin & Jenkins, LLC

Atlanta, Georgia
January 31, 2003

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2002 AND 2001

	2002	2001

Assets
Cash and due from banks	$6,001,205	$4,764,798
Federal funds sold	3,308,000	—
Securities available-for-sale	46,331,587	55,175,848
Loans	87,094,898	80,270,416
Less allowance for loan losses	1,208,490	1,123,508

Loans, net	85,886,408	79,146,908
Premises and equipment	3,861,475	3,651,694
Deposit intangible	944,820	1,217,172
Other assets	2,780,774	2,815,949

Total assets	$149,114,269	$146,772,369

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$22,890,785	$18,454,878
Interest-bearing	107,498,983	110,458,976

Total deposits	130,389,768	128,913,854
Federal funds purchased	—	816,000
Other liabilities	646,622	673,468

Total liabilities	131,036,390	130,403,322

Commitments and contingencies Stockholders’ equity Common stock, par value $1.00; 5,000,000 shares authorized, 1,801,648 and 450,412 shares issued	1,801,648	450,412
Retained Earnings	18,167,669	17,789,246
Accumulated other comprehensive income	810,724	767,231

	20,780,041	19,006,889
Less cost of 316,952 and 78,166 shares of treasury stock	(2,702,162)	(2,637,842)

Total stockholders’ equity	18,077,879	16,369,047

Total liabilities and stockholders’ equity	$149,114,269	$146,772,369

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Interest income
Loans , including fees	$6,739,562	$7,192,170
Taxable securities	2,428,125	2,743,749
Non-taxable securities	268,165	239,930
Federal funds sold	26,574	207,514

Total interest income	9,462,426	10,383,363

Interest expense
Deposits	2,408,753	3,786,345
Federal funds purchased	4,233	—

Total interest expense	2,412,986	3,786,345
Net interest income	7,049,440	6,597,018
Provision for loan losses	184,000	120,000

Net interest income after provision for loan losses	6,865,440	6,477,018

Other income
Service charges on deposit accounts	1,164,129	1,093,482
Other service charges, commissions and fees	201,294	217,762
Security transactions, net	57,800	88,088
Other operating income	116,307	119,117

Total other income	1,539,530	1,518,449

Other expenses
Salaries and employee benefits	2,815,059	2,614,944
Occupancy and equipment expenses	645,852	693,603
Other operating expenses	1,618,735	1,583,542

Total other expenses	5,079,646	4,892,089

Income before income taxes	3,325,324	3,103,378
Income tax expense	1,000,767	929,030

Net income	$2,324,557	$2,174,348

Earnings per share	$1.56	$1.46

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

Net income	$2,324,557	$2,174,348
Other comprehensive income:
Unrealized holding gains on securities available-for-sale arising during period net of tax of $44,470 and $353,772, respectively	81,641	686,733
Reclassification adjustment for gains realized in net income net of tax of $19,652 and $29,950, respectively	(38,148)	(58,138)

Other comprehensive income	43,493	628,595

Comprehensive income	$2,368,050	$2,802,943

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

				Accumulated
	Common Stock			Other	Treasury Stock		Total
			Retained	Comprehensive			Stockholders'
	Shares	Par Value	Earnings	(Loss)	Shares	Amount	Equity

Balance, December 31, 2000	450,412	$450,412	$16,173,758	$138,636	68,727	$(2,118,698)	$14,644,108
Net income	—	—	2,174,348	—	—	—	2,174,348
Cash dividends declared, $1.50 per share	—	—	(558,860)	—	—	—	(558,860)
Other comprehensive income	—	—	—	628,595	—	—	628,595
Purchase of treasury stock	—	—	—	—	9,439	(519,144)	(519,144)

Balance, December 31, 2001	450,412	450,412	17,789,246	767,231	78,166	(2,637,842)	16,369,047
Net income	—	—	2,324,557	—	—	—	2,324,557
Four for one stock dividend	1,351,236	1,351,236	(1,351,236)	—	234,498	—	—
Cash dividends declared, $.70 per share	—	—	(594,898)	—	—	—	(594,898)
Other comprehensive income	—	—	—	43,493	—	—	43,493
Purchase of treasury stock	—	—	—	—	4,288	(64,320)	(64,320)

Balance, December 31, 2002	1,801,648	1,801,648	18,167,669	810,724	316,952	(2,702,162)	18,077,879

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

OPERATING ACTIVITIES
Net income	$2,324,557	$2,174,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	306,998	305,951
Amortization of deposit intangible	272,352	272,352
Provision for loan losses	184,000	120,000
Deferred income taxes	(61,130)	(84,757)
Gain on sale of securities available-for-sale	(57,800)	(88,088)
Gain on sale of premises and equipment	(7,401)	—
(Increase) decrease in interest receivable	167,119	(25,474)
Decrease in interest payable	(70,764)	(51,871)
Net other operating activities	122,457	43,863

Net cash provided by operating activities	3,180,388	2,666,324

INVESTING ACTIVITIES
Purchases of securities available-for-sale	(16,026,618)	(31,718,335)
Proceeds from maturities of securities available-for-sale	22,936,777	17,405,522
Proceeds from sales of securities available-for-sale	2,057,800	6,588,088
Net (increase) decrease in federal funds sold	(3,308,000)	2,170,000
Net increase in loans	(7,091,939)	(4,727,448)
Proceeds from sales of premises and equipment	24,138	—
Purchase of premises and equipment	(536,835)	(299,751)

Net cash used in investing activities	(1,944,677)	(10,581,924)

FINANCING ACTIVITIES
Net increase in deposits	1,475,914	3,782,970
Net increase (decrease) in federal funds purchased	(816,000)	816,000
Dividends paid	(594,898)	(558,860)
Purchase of treasury stock	(64,320)	(519,144)

Net cash provided by financing activities	696	3,520,966

Net increase (decrease) in cash and due from banks	1,236,407	(4,394,634)
Cash and due from banks at beginning of year	4,764,798	9,159,432

Cash and due from banks at end of year	$6,001,205	$4,764,798

SUPPLEMENTAL DISCLOSURE
Cash paid for:
Interest	$2,483,750	$3,838,216
Income taxes	$1,027,303	$1,028,500
NONCASH TRANSACTION
Principal balances on loans transferred to other real estate owned	$168,440	$56,566

See Notes to Consolidated Financial Statements

FIRST POLK BANKSHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

First Polk Bankshares, Inc. (the “Company”) is a bank holding company whose business is presently conducted by its wholly-owned subsidiary, The First National Bank of Polk County, (the “Bank”). The Bank is a commercial bank with operations in Polk County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Polk County.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and balances are eliminated in consolidation.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and deferred taxes.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from loans, federal funds sold, federal funds purchased and deposits are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $1,612,000 at December 31, 2002.

Securities

All debt securities are classified as available-for-sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. Equity securities without a readily determinable fair value are classified as available-for-sale and recorded at cost. Restricted equity securities, which consist of Federal Reserve Bank stock, are included in other assets and reported at cost.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Loans

Loans are reported at their outstanding principal balances less the allowance for loan losses. Interest income is accrued on the unpaid balance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

Loan origination fees, net of certain direct loan origination costs are recognized at the time the loan is placed on the books. Because these loan net fees are not significant and the majority of loans have maturities of one year or less, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received until the loans are returned to accrual status.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

A loan is considered impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets.

Other Real Estate Owned

Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of cost or fair value less estimated costs to sell. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The carrying amount of other real estate owned at December 31, 2002 and 2001 was $125,357 and $56,566, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings Per Share

Earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding. The weighted average number of shares outstanding for the years ended December 31, 2002 and 2001 was 1,487,539 and 1,490,624, respectively. The weighted average shares outstanding for 2001 have been adjusted to reflect the four for one stock dividend declared in 2002.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

NOTE 2. SECURITIES

The amortized cost and fair value of securities are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available-for-Sale December 31, 2002:
U.S. Government and agency securities	$30,150,341	$853,187	$—	$31,003,528
State and municipal securities	6,674,697	283,561	—	6,958,258
Mortgage-backed securities	7,869,819	94,481	(10,473)	7,953,827
Equity securities	408,359	7,615	—	415,974

	$45,103,216	$1,238,844	$(10,473)	$46,331,587

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SECURITIES (Continued)

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available-for-Sale December 31, 2001:
U.S. Government and agency securities	$44,002,560	$1,061,380	$(68,382)	$44,995,558
State and municipal securities	5,614,941	99,505	(4,048)	5,710,398
Mortgage-backed securities	3,987,517	66,924	—	4,054,441
Equity securities	408,359	7,092	—	415,451

	$54,013,377	$1,234,901	$(72,430)	$55,175,848

Gross gains on sales of securities available-for-sale amounted to $57,800 and $88,088 for the years ended December 31, 2002 and 2001, respectively.

The amortized cost and fair value of securities as of December 31, 2002 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following summary.

	Securities Available-for-Sale

	Amortized	Fair
	Cost	Value

Due in one year or less	$2,657,760	$2,692,155
Due from one year to five years	22,677,837	23,483,988
Due from five to ten years	10,970,835	11,250,889
Due in over ten years	518,607	534,754
Mortgage-backed securities	7,869,819	7,953,827
Equity securities	408,358	415,974

	$45,103,216	$46,331,587

Securities with a carrying value of $6,407,346 and $6,207,681 at December 31, 2002 and 2001, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS

The composition of loans is summarized as follows:

	December 31,

	2002	2001

Commercial, financial and agricultural	$6,036,000	$5,995,000
Real estate	69,529,000	62,866,000
Consumer installment loans	9,910,000	10,831,000
Other	1,619,898	578,416

	87,094,898	80,270,416
Allowance for loan losses	(1,208,490)	(1,123,508)

Loans, net	$85,886.408	$79,146,908

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,

	2002	2001

Balance, beginning of year	$1,123,508	$1,057,266
Provision charged to operations	184,000	120,000
Loans charged off	(293,076)	(179,436)
Recoveries of loans previously charged off	194,058	125,678

Balance, end of year	$1,208,490	$1,123,508

The following is a summary of information pertaining to impaired loans:

	As Of And For The Years
	Ended December 31,

	2002	2001

Impaired loans without a valuation allowance	$356,056	$221,204
Impaired loans with a valuation allowance	—	—

Total impaired loans	$356,056	$221,204

Valuation allowance related to impaired loans	$—	$—

Average investment in impaired loans	$210,525	$97,901

Interest income recognized on impaired loans	$7,860	$7,496

Loans on nonaccrual status amounted to approximately $234,000 at December 31, 2002. Loans past due ninety or more and still accruing interest amounted to approximately $85,000 at December 31, 2002.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS (Continued)

In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2002 are as follows:

Balance, beginning of year	$1,728,844
Advances	963,100
Repayments	(1,457,256)
Balance, end of year	$1,234,688

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,

	2002	2001

Land and land improvements	$401,095	$404,413
Buildings and improvements	4,224,998	4,076,146
Equipment	2,290,188	2,584,573

	6,916,281	7,065,132
Accumulated depreciation	(3,054,806)	(3,413,438)

	$3,861,475	$3,651,694

NOTE 5. DEPOSIT INTANGIBLE

In 1995, the Company acquired all of the assets and assumed the liabilities of the Nations Bank branch operations in Polk County, Georgia. The excess of the total acquisition cost over the fair value of the net assets acquired is attributed to the core deposit intangible and is being amortized on the straight-line method over a period of ten years. The balance at December 31, 2002 and 2001 was $944,820 and $1,217,172, respectively. Amortization expense was $272,352 for 2002 and 2001. The estimated amortization expense for the next four years is as follows:

2003	$272,352
2004	272,352
2005	272,352
2006	127,764

$944,820

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2002 and 2001 was $8,286,152 and $8,865,318, respectively. The scheduled maturities of time deposits at December 31, 2002 are as follows:

2003	$39,772,577
2004	5,711,203
2005	2,908,465
2006	1,413,089
2007	3,140,138
Thereafter	414,884

$53,360,356

NOTE 7. EMPLOYEE BENEFITS

The Company has a contributory 401(k) profit-sharing plan covering all employees, subject to certain minimum age and service requirements. Contributions charged to expense amounted to $51,172 and $47,803 for the years ended December 31, 2002 and 2001, respectively.

The Company has an executive supplemental income plan for its key officers whereby benefits are payable at age sixty-five or if the officer becomes totally disabled or if the officer has completed at least ten years of service to the Company. The present value of the estimated liability is being accrued over the expected remaining years of employment. The Company has accrued $153,266 and $63,539 at December 31, 2002 and 2001, respectively.

The Company has purchased and is the owner and beneficiary of life insurance policies on the lives of its key officers. The Company intends to use these policies to fund the executive supplemental income plan described above. The carrying value of the policies was $1,423,033 and $1,346,007 at December 31, 2002 and 2001, respectively.

NOTE 8. INCOME TAXES

Income tax expense consists of the following:

	Years Ended December 31,

	2002	2001

Current	$1,061,897	$1,013,787
Deferred taxes	(61,130)	(84,757)

Income tax expense	$1,000,767	$929,030

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. INCOME TAXES (Continued)

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,

	2002	2001

Income taxes at statutory rate	$1,130,610	$1,055,149
Tax-exempt interest	(112,869)	(102,839)
Disallowed interest expense	7,918	11,375
Other items, net	(24,892)	(34,655)

Income tax expense	$1,000,767	$929,030

The components of deferred income taxes are as follows:

	December 31,

	2002	2001

Deferred tax assets:
Loan loss reserves	$317,138	$254,578
Deposit intangible	149,596	120,352
Deferred compensation	52,107	21,604

	518,841	396,534

Deferred tax liabilities:
Depreciation	185,403	126,751
Securities available-for-sale	417,647	392,829
Other	2,525	—

	605,575	519,580

Net deferred tax liabilities	$(86,734)	$(123,046)

NOTE 9. COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. COMMITMENTS AND CONTINGENCIES (Continued)

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,

	2002	2001

Commitments to extend credit	$7,215,561	$9,224,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral is required in instances which the Company deems necessary.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTE 10. CONCENTRATIONS OF CREDIT RISK

The Company originates primarily commercial, residential and consumer loans to customers primarily in Polk County. The ability of the majority of the Company’s customers to honor their contractual loan obligation is dependent on the economy in Polk County and the surrounding area.

Eighty percent of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company’s primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of unimpaired capital and unimpaired surplus, as defined by the Office of the Comptroller of the Currency, or approximately $2,565,000, except for certain loans guaranteed by federal or state agencies.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2002, approximately $3,716,000 of retained earnings were available for dividend declaration without regulatory approval.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2002 and 2001, the Company and the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2002, notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The holding company is not subject to prompt corrective action provisions, therefore ratios for this item have not been presented.

The Company and Bank’s actual capital amounts and ratios as of December 31, 2002 and 2001 are presented in the following tables.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions

	Amount	Ratio	Amount	Ratio	Amount		Ratio

	(Dollars in Thousands)
As of December 31, 2002:
Total Capital to Risk Weighted Assets:
Consolidated	$17,347	21.16%	$6,557	8.00%	$	N/A	N/A
Bank	$16,913	20.69%	$6,540	8.00%		$8,175	10.00%
Tier I Capital to Risk Weighted Assets:
Consolidated	$16,323	19.91%	$3,279	4.00%	$	N/A	N/A
Bank	$15,899	19.44%	$3,270	4.00%		$4,905	6.00%
Tier I Capital to Average Assets:
Consolidated	$16,323	11.03%	$5,919	4.00%	$	N/A	N/A
Bank	$15,899	10.77%	$5,903	4.00%		$7,378	5.00%
As of December 31, 2001:
Total Capital to Risk Weighted Assets:
Consolidated	$15,365	19.54%	$6,292	8.00%	$	N/A	N/A
Bank	$14,940	19.09%	$6,259	8.00%		$7,824	10.00%
Tier I Capital to Risk Weighted Assets:
Consolidated	$14,385	18.29%	$3,146	4.00%	$	N/A	N/A
Bank	$13,960	17.84%	$3,130	4.00%		$4,695	6.00%
Tier I Capital to Average Assets:
Consolidated	$14,385	9.82%	$5,861	4.00%	$	N/A	N/A
Bank	$13,960	9.55%	$5,849	4.00%		$7,311	5.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Statement of Financial Accounting Standards No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments.

Cash, Due From Banks and Federal Funds Sold:

The carrying amounts of cash, due from banks and federal funds sold approximate fair values.

Securities:

Fair values for securities are based on available quoted market prices. The carrying values of equity securities, including restricted equity securities, with no readily determinable fair value approximate fair values.

Loans:

For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits:

The carrying amounts of demand deposits, savings deposits and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Funds Purchased:

The carrying amounts of federal funds purchased approximate fair values.

Accrued Interest:

The carrying amounts of accrued interest approximate fair values.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Off-Balance-Sheet Instruments:

Fair values of the Company’s off-balance-sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Company’s off-balance-sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

The estimated fair values and related carrying amounts of the Company’s financial instruments were as follows:

	December 31, 2002		December 31, 2001

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash, due from banks and Federal funds sold	$9,309,205	$9,309,205	$4,764,798	$4,764,798
Securities available-for-sale	46,331,587	46,331,587	55,175,848	55,175,848
Restricted equity securities	32,100	32,100	32,100	32,100
Loans	85,886,408	87,508,000	79,146,908	81,795,070
Accrued interest receivable	1,011,147	1,011,147	1,178,266	1,178,266
Financial liabilities:
Deposits	130,389,768	131,532,000	128,913,854	130,118,689
Federal funds purchased	—	—	816,000	816,000
Accrued interest payable	111,313	111,313	182,078	182,078

NOTE 13. PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets, statements of income and cash flows of First Polk Bankshares, Inc. as of and for the years ended December 31, 2002 and 2001:

CONDENSED BALANCE SHEETS

	2002	2001

Assets
Cash	$12,268	$3,486
Investment in subsidiary	17,640,338	15,939,501
Securities available-for-sale	415,974	415,451
Other assets	9,299	10,609

Total assets	$18,077,879	$16,369,047

Stockholders’ equity	$18,077,879	$16,369,047

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF INCOME

	2002	2001

Income
Interest	$788	$600
Dividends from subsidiary	689,945	1,303,005
Other	130	98

	690,863	1,303,703

Expense, other	35,883	38,992

Income before income tax benefits and equity in undistributed income of subsidiary	654,980	1,264,711
Income tax benefits	(11,888)	(13,020)

Income before equity in undistributed income of subsidiary	666,868	1,277,731
Equity in undistributed income of subsidiary	1,657,689	896,617

Net income	$2,324,557	$2,174,348

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2002	2001

OPERATING ACTIVITIES
Net income	$2,324,557	$2,174,348
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed income of subsidiary	(1,657,689)	(896,617)
Other operating activities	1,132	1,176

Net cash provided by operating activities	668,000	1,278,907

INVESTING ACTIVITIES
Purchase of securities available-for-sale	—	(200,000)

Net cash used in investing activities	—	(200,000)

FINANCING ACTIVITIES
Dividends paid	(594,898)	(558,860)
Purchase of treasury stock	(64,320)	(519,144)
Net cash used in financing activities	(659,218)	(1,078,004)

Net increase in cash	8,782	903
Cash at beginning of year	3,486	2,583

Cash at end of year	$12,268	$3,486

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2003
(UNAUDITED)

Assets

Cash and due from banks	$3,960,205
Federal funds sold	2,370,000
Securities available-for-sale	44,069,209
Loans	90,818,361
Less allowance for loan losses	1,261,864

Loans, net	89,556,497
Premises and equipment	3,676,545
Deposit intangible	740,556
Other assets	3,678,241

Total assets	$148,051,253

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$21,238,321
Interest-bearing	106,287,199

Total deposits	127,525,520
Other liabilities	1,762,131

Total liabilities	129,287,651

Stockholders’ equity Common stock, par value $1.00; 5,000,000 shares authorized, 1,801,648 shares issued	1,801,648
Retained Earnings	19,293,117
Accumulated other comprehensive income	381,004

21,475,769
Less cost of treasury stock	(2,712,167)

Total stockholders’ equity	18,763,602

Total liabilities and stockholders’ equity	$148,051,253

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

Interest income
Loans , including fees	$4,911,527
Taxable securities	1,180,549
Non-taxable securities	163,038
Federal funds sold	54,883

Total interest income	6,309,997

Interest expense
Deposits	1,187,079
Federal funds purchased	0

Total interest expense	1,187,079

Net interest income	5,122,918
Provision for loan losses	168,750

Net interest income after provision for loan losses	4,954,168

Other income
Service charges on deposit accounts	998,337
Other service charges, commissions and fees	156,322
Security transactions, net	0
Other operating income	47,008

Total other income	1,201,667

Other expenses
Salaries and employee benefits	2,130,663
Occupancy and equipment expenses	484,372
Other operating expenses	1,289,300

Total other expenses	3,904,335

Income before income taxes	2,251,500
Income tax expense	680,843

Net income	$1,570,657

Earnings per share	$1.06

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

Net income	$1,570,657
Other comprehensive income:
Unrealized holding gains (losses) on securities available-for-sale arising during period, net of tax	(429,720)
Reclassification adjustment for gains realized in net income net of tax	-
-

Other comprehensive income (loss)	(429,720)

Comprehensive income	$1,140,937

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC
AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(UNAUDITED)

OPERATING ACTIVITIES
Net income	$1,570,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	243,750
Amortization of deposit intangible	204,264
Provision for loan losses	168,750
Deferred income taxes	(144,694)
Gain on sale of securities available-for-sale	-
Decrease in interest receivable	337,765
Decrease in interest payable	(34,587)
Net other operating activities	(370,162)

Net cash provided by operating activities	1,975,743

INVESTING ACTIVITIES
Purchases of securities available-for-sale	-
Proceeds from maturities of securities available-for-sale	2,262,378
Proceeds from sales of securities available-for-sale	-
Net (increase) decrease in federal funds sold	938,000
Net increase in loans	(3,838,839)
Proceeds from sales of premises and equipment	-
Purchase of premises and equipment	(58,820)

Net cash used in investing activities	(697,281)

FINANCING ACTIVITIES
Net decrease in deposits	(2,864,248)
Net decrease in federal funds purchased	-
Dividends paid	(445,209)
Purchase of treasury stock	(10,005)

Net cash provided by financing activities	(3,319,462)

Net increase (decrease) in cash and due from banks	(2,041,000)
Cash and due from banks at beginning of year	6,001,205

Cash and due from banks at end of year	$3,960,205

See Notes to Consolidated Financial Statements.

FIRST POLK BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2003
(UNAUDITED)

NOTE 1 — BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements for First Polk Bankshares, Inc. (“First Polk”) have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes included in First Polk’s consolidated financial statements and footnotes thereto for the year ended December 31, 2002.

     The consolidated financial statements include the accounts of First Polk and its wholly owned subsidiary, The First National Bank of Polk County (“First National”). Significant inter-company accounts and transactions have been eliminated in consolidation.

NOTE 2 — EARNINGS PER COMMON SHARE

     Earnings per share is computed by dividing net income available to common stockholders by the weighted average number of shares outstanding during the period, which totaled 1,484,083 shares for the nine months ended September 30, 2003.

NOTE 3 — LOANS

     Major classifications of loans are as follows:

     (Dollars in thousands)

September 30,
2003

Type of Loan Commercial, financial, and agricultural	$8,650
Real estate	68,892
Consumer installment	10,594
Other loans	2,682

Subtotal	90,818
Less: Allowance for possible loan losses	1,262

Loans, net	$89,556

NOTE 4 — NEW ACCOUNTING PRONOUNCEMENTS

ACCOUNTING PRONOUNCEMENTS AFFECTING FUTURE PERIODS

There are no recent accounting pronouncements that have had, or are expected to have, a material effect on First Polk’s financial statements.

NOTE 5 — MERGER AGREEMENT WITH UPSON BANKSHARES, INC.

     On November 24, 2003, First Polk and Upson Bankshares, Inc., a bank holding company based in Thomaston, Georgia, entered into an Agreement and Plan of Merger whereby First Polk will merge with and into Upson Bankshares, Inc. to form SouthCrest Financial Group, Inc. First Polk’s shareholders will receive one share of Company common stock for each share of First Polk common stock they own, resulting in an expected issuance of approximately 1.5 million shares of the combined corporation’s common stock. The merger is subject to various terms and conditions, including shareholder and regulatory approvals and is expected to close by the end of the second quarter of 2004. The merger will be accounted for as a purchase.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 24, 2003, by and between First Polk Bankshares, Inc. (“Polk”), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Cedartown, Georgia, and Upson Bankshares, Inc. (“Upson”), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Thomaston, Georgia.

Preamble

     The Boards of Directors of Polk and Upson are of the opinion that the transaction described herein is in the best interest of the parties and their respective shareholders. This Agreement provides for the merger of Polk with and into Upson (the “Merger”). At the effective time of the Merger, and subject to the terms, conditions and limitations set forth herein, the outstanding shares of the capital stock of Polk shall be converted into the right to receive, at the election of each Polk shareholder, either cash or shares of the common stock of Upson and each Upson shareholder shall have the right to receive cash in exchange for his or her shares of Upson Common Stock. As a result, some or all of the Polk shareholders shall become shareholders of Upson. The transaction described in this Agreement is subject to the approvals of the shareholders of Polk, the shareholders of Upson, the Board of Governors of the Federal Reserve System, and the Department of Banking and Finance of the State of Georgia, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

     Immediately following the Closing of the Merger, The First National Bank of Polk County (“Bank”), a financial institution organized under the laws of the United States of America, a wholly-owned subsidiary of Polk, with its main office located in Cedartown, Georgia, will remain in existence under its Articles of Incorporation and Bylaws, as in effect immediately prior to the Effective Time, as a wholly-owned subsidiary of Upson.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

ARTICLE I
TRANSACTION AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Polk shall be merged with and into Upson in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC. Upson shall be the Surviving Corporation resulting from the Merger and the separate existence of Polk shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Polk and Upson.

     1.2 Time and Place of Closing. The Closing will take place at 9:30 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:30 a.m.), or at such other time as the Parties, acting through their Chief Executive Officers, may mutually agree. The place of Closing shall be at the offices of Troutman Sanders LLP, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the Chief Executive Officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of each Party, voting separately, approve this Agreement, or (iii) such later date as may be mutually agreed upon in writing by the Chief Executive Officers of each Party.

ARTICLE 2
TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of Upson in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Upson in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3 Directors. Upon the Effective Time, Upson shall have nine directors determined as follows:

          (a) Immediately prior to the Effective Time, all but five directors of Upson will resign as directors of Upson. The Board of Directors of Upson by majority vote shall select those five directors who shall not resign as directors of Upson. In the event any such nominee of the current Board of Directors of Upson shall not serve his or her full term for any reason whatsoever prior to the 2004 Upson Annual Shareholders Meeting, the remaining directors appointed by the current Board of Directors of Upson, by majority vote, shall appoint a replacement director or directors to serve out the remaining portion of the term; and

          (b) Four of the resulting vacancies on the Board of Directors of Upson will be filled by those four nominees designated by the Board of Directors of Polk. In the event any such nominee of the Polk Board of Directors shall not serve his or her full term for any reason whatsoever prior to the 2004 Upson Annual Shareholders Meeting, the remaining directors appointed by the Polk Board of Directors, by majority vote, shall appoint a replacement director or directors to serve out the remaining portion of the term.

     2.4 Officers. The officers of Upson in office immediately prior to the Effective Time, shall serve as the officers of Upson from and after the Effective Time in accordance with the Bylaws of Upson except the officers who shall serve in the offices and capacities as follows:

          (a) Daniel W. Brinks, Chairman and Chief Operating Officer; and

          (b) Larry T. Kuglar, President and Chief Executive Officer.

ARTICLE 3
MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Upson Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time, except that subject to the terms and limitations set forth herein, each Upson shareholder may elect to receive $16 per share in cash in exchange for all or a portion of such shareholder’s shares of Upson Common Stock held at the Effective Time;

          (b) Subject to adjustment as outlined below and the conditions set forth herein, each share of Polk Common Stock issued and outstanding at the Effective Time (excluding shares held by Upson or any of its Subsidiaries or by Polk, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Polk shareholders who perfect their dissenters’ rights of appraisal as provided in Section 3.4 of this Agreement) shall be exchanged for either: (i) one share of Upson Common Stock (the “Stock Consideration”) or (ii) $16 in cash (the “Cash Consideration”). Any Polk shareholder electing to receive Cash Consideration must make such election with respect to all of such shareholder’s shares. If no such election is made, only Stock Consideration will be issued by Upson. The aggregate number of shares of Upson Common Stock and the amount of cash issuable pursuant to the immediately preceding sentence is sometimes hereinafter referred to as the “Merger Consideration”;

          (c) As of the Effective Time, each share of Polk Common Stock as set forth in Section 3.1(b) of this Agreement shall cease to be outstanding and each holder of a certificate representing any such shares of Polk Common Stock shall cease to have any rights with respect thereto, except the right to receive such holder’s pro rata portion of the Merger Consideration and any cash in lieu of fractional shares of Upson Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 4.1 of this Agreement, without interest; and

          (d) The maximum aggregate amount of cash that may be paid in exchange for shares of Upson Common Stock or Polk Common Stock in the Merger shall be $1,500,000. In the event the Polk and Upson shareholders elect, in the aggregate, more than $1,500,000 in cash in the Merger, the $1,500,000 will be allocated by Upson in such a manner as will permit the maximum number of shareholders to receive cash for all of their shares, with any amounts remaining to be allocated on a pro rata basis to the remaining electing shareholders. Upson’s decision regarding any such allocation shall be final and binding on any shareholder and all parties to this Agreement. Any increase in the $1,500,000 limit will be permitted only by mutual approval of the Boards of Directors of Polk and Upson, and such limit will in no event be permitted to equal or exceed such amount as is necessary to enable the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     3.2 Anti-Dilution Provisions. Except in connection with the Upson Stock Dividend set forth in Section 7.4(c) of this Agreement, in the event Polk or Upson changes the number of shares of Polk Common Stock or Upson Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted.

     3.3 Shares Held by Polk or Upson. Each of the shares of Polk Common Stock held by Polk or by any Upson Companies, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shareholders. Each holder of shares of Polk Common Stock or Upson Common Stock, as the case may be, shall be entitled to exercise dissenters’ rights of appraisal in accordance with and as contemplated by Sections 14-2-1301 et seq. of the GBCC. Any holder of shares of Polk Common Stock or Upson Common Stock, as the case may be, who perfects his dissenter’s right of appraisal in accordance with and as contemplated by Sections 14-2-1301 et seq. of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to the appropriate Party the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of either Party fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such shareholder entitled under this Article 3 (without interest) upon surrender by such shareholder of his or her certificate or certificates representing the shares of common stock of either Party.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Polk Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Upson Common Stock (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Upson Common Stock multiplied by the market value of one share of Upson Common Stock at the Effective Time. The market value of one share of Upson Common Stock at the Effective Time shall be $16. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares.

ARTICLE 4
EXCHANGE OF SHARES

     4.1 Exchange Procedures. Within 20 days after the Effective Time, Upson shall, as exchange agent, mail to the former shareholders of Polk and any electing shareholders of Upson appropriate transmittal and election materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Polk Common Stock shall pass, only upon proper delivery of such certificates to Upson). After the Effective Time, each holder of shares of Polk Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters’ rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time and each holder of Upson Common Stock who elects to receive cash in exchange for his or her shares in the Merger pursuant to Section 3.1(a) of this Agreement shall surrender the certificate or certificates representing such shares to Upson and shall within 20 days after surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Polk Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Upson Common Stock to which such holder may be otherwise entitled (without interest). Upson shall not be obligated to deliver the consideration to which any former holder of Polk or Upson Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Polk or Upson Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Polk or Upson Common Stock so surrendered shall be duly endorsed as Upson may require. Any other provision of this Agreement notwithstanding, Upson shall not be liable to a holder of Polk or Upson Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former Shareholders. At the Effective Time, the stock transfer books of Polk shall be closed as to holders of Polk Common Stock immediately prior to the Effective Time, and no transfer of Polk Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Polk Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Polk shall be entitled to vote after the Effective Time at any meeting of Upson shareholders the number of whole shares of Upson Common Stock into which their respective shares of Polk Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Polk Common Stock for certificates representing Upson Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Upson on the Upson Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Upson Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Polk Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Polk Common Stock certificate in exchange for Upson Common Stock, both the Upson Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF POLK

     Polk hereby represents and warrants to Upson as follows:

     5.1 Organization, Standing and Power. Polk is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. Polk has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. No Polk Company owns any property or conducts any business outside of the State of Georgia which would require any of them to be qualified as a foreign corporation in any jurisdiction. Bank is duly registered as a financial institution under the Laws of the United States of America.

     5.2 Authority; No Breach By Agreement.

          (a) Polk has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the

Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Polk, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Polk Common Stock entitled to vote at the Polk Meeting. Subject to the Consents of Regulatory Authorities and Polk shareholder approval, this Agreement represents a legal, valid and binding obligation of Polk, enforceable against Polk in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b)  Neither the execution and delivery of this Agreement by Polk nor the consummation by Polk of the transactions contemplated hereby, nor compliance by Polk with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Polk’s Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Polk Company under, any Contract or Permit of any Polk Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(a) and (b) of this Agreement, violate any Law or Order applicable to any Polk Company or any of their respective Assets.

     (c)  No notice to, filing with or Consent of any public body or authority is necessary for the consummation by Polk of the Merger and the transaction contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, (iv) under the HSR Act, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk.

     5.3 Capital Stock and Other Securities.

          (a) The authorized capital stock of Polk consists of 5,000,000 shares of Polk Common Stock. As of November 19, 2003, there were 1,484,029 shares of Polk Common Stock issued and outstanding. All of the issued and outstanding shares of capital stock of Polk are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Polk has been issued in violation of any preemptive rights of the current or past shareholders of Polk.

          (b) There are no shares of capital stock or other equity securities of Polk outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Polk or contracts, commitments, understandings or arrangements by which Polk is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     5.4 Polk’s Subsidiary. Other than Bank, Polk has no subsidiaries.

     5.5 Financial Statements, etc.

          (a) Polk has Previously Disclosed, and delivered to Upson prior to the execution of this Agreement, copies of all Polk Financial Statements for periods ended prior to the date hereof and will deliver to Upson copies of all Polk Financial Statements and monthly financial statements for Polk prepared subsequent to the date hereof. The Polk Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be, if dated after the date of this Agreement, in accordance with the books and records of Polk, which are or will be, materially complete and correct and which have been or will have been maintained in accordance with good business practices, and (ii) present or will present fairly the financial position of Polk as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of Polk for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring period-end adjustments that are not Material). To the Knowledge of Polk, (i) the Polk Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the Polk Financial Statements not misleading with respect to the periods covered by them and (ii) the Polk Financial Statement fairly present, in all material respects, the financial condition, results of operations and cash flows of Polk as of, and for, the periods covered by them.

          (b) Each Polk Company maintains accurate books and records reflecting its respective assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Polk and to maintain accountability for Polk’s consolidated assets; (iii) access to Polk’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the reporting of Polk’s consolidated assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately; and (vi) proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     5.6 Absence of Undisclosed Liabilities. No Polk Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Polk Company, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Polk as of December 31, 2002 and September 30, 2003 included in the Polk Financial Statements or reflected in the notes thereto. No Polk Company has incurred or paid any Liability since September 30, 2003, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk.

     5.7 Absence of Certain Changes or Events. Since September 30, 2003, except as Previously Disclosed, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk (ii) no Polk Company has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Polk provided in Article 7 of this Agreement, and (iii) each Polk Company has conducted its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.8 Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any Polk Company have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 2002, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Polk, and all returns filed are complete and accurate in all Material respects to the Knowledge of Polk. All Taxes shown on filed returns have been paid as of the date of this Agreement, and there is no audit, examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Polk, except as reserved against in the Polk Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) No Polk Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Polk Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk.

          (c) Adequate provision for any Taxes due or to become due by any Polk Company for the period or periods through and including the date of the respective Polk Financial Statements has been made and is reflected on such Polk Financial Statements.

          (d) Deferred Taxes of each Polk Company has been provided for in accordance with GAAP. Effective January 1, 1993, each Polk Company adopted Financial Accounting Standards Board Statement 109, “Accounting for Income Taxes.”

          (e) Each Polk Company is in compliance with, and their respective records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax

Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk.

          (f) No Polk Company has made any payments, is obligated to make any payments or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (g) There are no Material Liens with respect to Taxes upon any of the Assets of any Polk Company.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of any Polk Company that occurred during or after any Taxable Period in which any Polk Company incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2002.

          (i) No Polk Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

          (j) No Polk Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9 Allowance. The Allowance shown on the consolidated balance sheets of Polk included in the most recent Polk Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Polk included in the Polk Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Bank and other extensions of credit by Bank as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Polk.

     5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the Polk Financial Statements, each Polk Company has good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of each Polk Company are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each Polk Company’s past practices except for deficiencies that are not likely to have individually or in the aggregate a Material Adverse Effect on the Polk Companies. All Assets which are Material to the Polk Companies’ respective businesses held under leases or subleases by each Polk Company, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Management believes that the policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of each Polk Company provide adequate coverage against loss or Liability, and the fidelity and blanket bonds in effect as to which the Polk Companies are a named insured are, in the reasonable belief of Polk’s management, reasonably sufficient. No Polk Company has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Polk Companies include all assets required to operate the respective businesses of the Polk Companies as presently conducted.

     5.11 Environmental Matters.

          (a) To the Knowledge of Polk, the Polk Companies, their respective Participation Facilities and Loan Properties are, and have been, in full compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies.

          (b) There is no Litigation pending or, to the Knowledge of Polk, threatened before any court, governmental agency, board, authority or other forum in which the Polk Companies or any of their respective

Participation Facilities and Loan Properties has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by the Polk Companies or any of their respective Participation Facilities and Loan Properties, except for such Litigation pending or threatened which is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies.

     (c)  To the Knowledge of Polk there is no reasonable basis for any Litigation of a type described in subsection (b), except such as is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies.

     (d)  To the Knowledge of Polk during the period of (i) the Polk Companies; ownership or operation of any of their respective current properties, (ii) the Polk Companies’ participation in the management of any Participation Facility or (iii) the Polk Companies’ holding of a security interest in a Loan Property, there have been no releases, spills or discharges of Hazardous Material or other conditions involving Hazardous Materials in, on, under or affecting any Participation Facility or Loan Property, except such as are not likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies.

     5.12 Compliance with Laws. Each Polk Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk. No Polk Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies; nor

          (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any Polk Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Polk Company, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Polk Company, or (iii) requiring any Polk Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its businesses, or in any manner relates to their respective capital adequacy, credit or reserve policies, management or the payment of dividends.

     5.13 Labor Relations. No Polk Company is the subject of any Litigation asserting that any of them has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel any Polk Company to bargain with any labor organization as to wages or conditions of employment, nor is any Polk Company a party to or bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving either of them, pending or to their respective Knowledge threatened, nor to their respective Knowledge, is there any activity involving any Polk Companies’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans.

          (a) The Polk Companies have Previously Disclosed, and delivered or made available to Upson prior to the execution of this Agreement, correct and complete copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, “employee benefit plans” as that term is defined in Section 3(3) of ERISA currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Polk Companies or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which such persons are eligible to participate (collectively, the “Polk Benefit Plans”). Any of the Polk Benefit Plans which is an “employee welfare benefit plan,” as that term is defined in Section 3(l) of ERISA, or an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “Polk ERISA Plan.” Each Polk ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a “Polk Pension Plan”. No Polk Pension Plan is or has been a “multi-employer plan” within the meaning of Section 3(37) of ERISA. The Polk Companies do not participate in either a multi-employer plan or a multiple employer plan.

          (b) The Polk Companies have delivered or made available to Upson prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Polk Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Polk Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters or Material advisory opinions issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 2002, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Polk Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

          (c) All Polk Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk. Each Polk ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and no Polk Company is aware of any circumstances likely to reasonably result in revocation of any such favorable determination letter or failure of a Polk ERISA Plan intended to satisfy Internal Revenue Code Section 401 to satisfy the Tax qualification provisions of the Internal Revenue Code applicable thereto. No Polk Company has engaged in a transaction with respect to any Polk Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date hereof, would subject any Polk Company to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Polk Company.

          (d) No Polk Pension Plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan’s most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Polk Pension Plan, (ii) no change in the actuarial assumptions with respect to any Polk Pension Plan, and (iii) no increase in benefits under any Polk Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk or materially affect the funding status of any such plan. Neither any Polk Pension Plan nor any “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Polk Companies or the single-employer plan of any entity which is considered one employer with the Polk Companies under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an “ERISA Affiliate”) has an “accumulated funding deficiency” within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Polk. Polk has not provided, and is not required to provide, security to a Polk Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by any Polk Companies except to the extent any failure to do so would not have a Material Adverse Effect on the Polk Companies.

          (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Polk Companies with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on the Polk Companies. Except as Previously Disclosed, no Polk Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on the Polk Companies. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Polk Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (f) Except as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980 B, no Polk Company has any obligations to provide health and life benefits under any of the Polk Benefit Plans to former employees, and there are no restrictions on the rights of Polk to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on the Polk Companies.

          (g) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby solely as a result of such actions, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of the Polk Companies from the Polk Companies under any Polk Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Polk Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies.

          (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of directors and employees and former directors and employees of the Polk Companies and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Polk Financial Statements to the extent required by and in accordance with GAAP.

     5.15 Material Contracts. Except as Previously Disclosed or otherwise reflected in the Polk Financial Statements, no Polk Company nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Polk Company or the guarantee by any Polk Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, letters of credit and Contracts relating to borrowings or guarantees made in the ordinary course of business), or (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to an Polk Regulatory Report filed by Polk with any Regulatory Authority as of the date of this Agreement and that has not been filed by Polk with any Regulatory Authority as an exhibit to any Polk Regulatory Report for the fiscal year ended December 31, 2002 (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the “Polk Contracts”). With respect to each Polk Contract, (i) the Contract is in full force and effect, (ii) no Polk Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies, (iii) no Polk Company has repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the knowledge of the Polk Companies, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies, or has repudiated or waived any Material provision thereunder. Except as Previously Disclosed, all of the indebtedness of the Polk Companies for money borrowed is prepayable at any time by the Polk Companies without penalty or premium.

     5.16 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of the Polk Companies, threatened against any Polk Company, or against any Asset, interest or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against the Polk Companies, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Polk.

     5.17 Reports. The Polk Companies have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Polk Companies. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by the Polk Companies or any Affiliate thereof to Upson pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by the Polk Companies or any Affiliate thereof for inclusion in the Registration Statement to be filed by Upson with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Polk Companies or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to the Polk Companies’ shareholders and Upson shareholders in connection with the Polk Meeting and the Upson Meeting, respectively, and any other documents to be filed by any Polk Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of the Polk Companies and Upson be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Polk Meeting and the Upson Meeting be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either of such shareholders’ meetings. All documents that any Polk Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19 Tax and Regulatory Matters. No Polk Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section.

     5.20 State Takeover Laws. The Polk Companies have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable “moratorium,” “control share,” “fair price,” “business combination” or other state takeover Law.

     5.21 Articles of Incorporation Provisions. The Polk Companies have taken all actions so that the entering into of this Agreement and the consummation of the Merger contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of the Polk Companies (other than voting, dissenters’ rights of appraisal or other similar rights) or restrict or impair the ability of Upson or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Polk Common Stock that may be acquired or controlled by it.

     5.22 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Polk Companies’ own account, or for the account of Bank or its customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF UPSON

     Upson hereby represents and warrants to Polk as follows:

     6.1 Organization, Standing and Power. Upson is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. The Bank of Upson is a state bank organized under the laws of the State of Georgia. Upson has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.

No Upson Company owns any property or conducts any business outside the State of Georgia which would require any of them to be qualified as a foreign corporation in any jurisdiction.

     6.2 Authority; No Breach By Agreement.

          (a) Upson has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Upson subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Upson Common Stock entitled to vote at the Upson Meeting. Subject to the Consents of Regulatory Authorities and Upson shareholder approval, this Agreement represents a legal, valid, and binding obligation of Upson, enforceable against Upson in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Upson, nor the consummation by Upson of the transactions contemplated hereby, nor compliance by Upson with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Upson’s Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Upson Companies under, any Contract or Permit of any Upson Companies, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (a) and (b) of this Agreement, violate any Law or Order applicable to any Upson Companies or any of their respective Assets.

          (c) No notice to, filing with or Consent of any public body or authority is necessary for the consummation by Upson of the Merger and the other transactions contemplated in this Agreement other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, (iv) under the HSR Act, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

     6.3 Capital Stock.

          (a) The authorized capital stock of Upson consists of 10,000,000 shares of Upson Common Stock. As of November 19, 2003, there were 2,092,832 shares of Upson Common Stock issued and outstanding. All of the issued and outstanding shares of Upson Common Stock are, and all of the shares of Upson Common Stock to be issued in exchange for shares of Polk Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Upson Common Stock has been, and none of the shares of Upson Common Stock to be issued in exchange for shares of Polk Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Upson.

          (b) Except as set forth in Section 6.3(a) of this Agreement, or as Previously Disclosed, as of the date of this Agreement, there are no shares of capital stock or other equity securities of Upson outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Upson or contracts, commitments, understandings or arrangements by which Upson is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     6.4 Financial Statements, etc.

          (a) Upson has Previously Disclosed, and delivered to Polk prior to the execution of this Agreement, copies of all Upson Financial Statements for periods ended prior to the date hereof and will deliver to Polk copies of all Upson Financial Statements and monthly financial statements for Upson prepared subsequent to the date hereof. The Upson Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be, if dated after the date of this Agreement, in accordance with the books and records of Upson, which are or will be, materially complete and correct and which have been or will have been maintained in accordance with good business practices, and (ii) present or will present fairly the financial position of Upson as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of Upson for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring period-end adjustments that are not Material). To the Knowledge of Upson, (i) the Upson Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the Upson Financial Statements not misleading with respect to the periods covered by them and (ii) the Upson Financial Statement fairly present, in all material respects, the financial condition, results of operations and cash flows of Upson as of, and for, the periods covered by them.

          (b) Upson maintains accurate books and records reflecting its respective assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Upson and to maintain accountability for Upson’s consolidated assets; (iii) access to Upson’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the reporting of Upson’s consolidated assets is compared with existing assets at regular intervals; (v) accounts, notes and other receivables and inventory are recorded accurately; and (vi) proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     6.5 Absence of Undisclosed Liabilities. None of the Upson Companies have any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Upson Company, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Upson as of December 31, 2002 and September 30, 2003 included in the Upson Financial Statements or reflected in the notes thereto. No Upson Companies have incurred or paid any Liability since September 30, 2003, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

     6.6 Absence of Certain Changes or Events. Since September 30, 2003, except as Previously Disclosed, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, and (ii) the Upson Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Upson provided in Article 7 of this Agreement, and (iii) the Upson Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     6.7 Allowance. The Allowance shown on the consolidated balance sheets of Upson included in the most recent Upson Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Upson included in the Upson Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Upson Companies and other extensions of credit by the Upson Companies as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Upson.

     6.8 Assets. Except as Previously Disclosed or as disclosed or reserved against in the Upson Financial Statements, the Upson Companies each have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the business of the Upson Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the Upson Companies’ past practices except for deficiencies that are not likely to have individually or in the aggregate a

Material Adverse Effect on the Upson Companies. All Assets which are Material to the Upson Companies’ respective businesses held under leases or subleases by the Upson Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Management believes that the policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Upson Companies provide adequate coverage against loss or Liability, and the fidelity and blanket bonds in effect as to which the Upson Companies are a named insured are, in the reasonable belief of the Upson Companies’ management, reasonably sufficient. No Upson Company has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Upson Companies include all assets required to operate the business of the Upson Companies as presently conducted.

     6.9 Environmental Matters.

          (a) To the Knowledge of the Upson Companies, their respective Participation Facilities and Loan Properties are, and have been, in full compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Upson Companies.

          (b) There is no Litigation pending or, to the Knowledge of Upson, threatened before any court, governmental agency, board, authority or other forum in which the Upson Companies or any of their respective Participation Facilities and Loan Properties has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by either the Upson Companies or any of their respective Participation Facilities and Loan Properties, except for such Litigation pending or threatened which is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Upson Companies.

          (c) To the Knowledge of Upson there is no reasonable basis for any Litigation of a type described in subsection (b), except such as is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Upson Companies.

          (d) To the Knowledge of Upson during the period of (i) the Upson Companies’ ownership or operation of any of their respective current properties, (ii) the Upson Companies’ participation in the management of any Participation Facility or (iii) the Upson Companies’ holding of a security interest in a Loan Property, there have been no releases, spills or discharges of Hazardous Material or other conditions involving Hazardous Materials in, on, under or affecting any Participation Facility or Loan Property, except such as are not likely to have, individually or in the aggregate, a Material Adverse Effect on the Upson Companies.

     6.10 Compliance with Laws. Each of the Upson Companies has in effect all Permits necessary to own, lease or operate their Assets and to carry on their business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson. None of the Upson Companies:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson; nor

          (b) except as Previously Disclosed, has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any of the Upson Companies are not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, or (iii) requiring any Upson Companies to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.11 Labor Relations. No Upson Company is the subject of any Litigation asserting that any of them has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel the Upson Companies to bargain with any labor organization as to wages or conditions of employment, nor is any Upson Company a party to or bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving either of them, pending or to their respective Knowledge threatened, nor to their respective Knowledge, is there any activity involving the Upson Companies employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.12 Material Contracts. Except as Previously Disclosed or otherwise reflected in the Upson Financial Statements, neither the Upson Companies nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Upson Company or the guarantee by any Upson Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, letters of credit and Contracts relating to borrowings or guarantees made in the ordinary course of business), or (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to an Upson Regulatory Report filed by Upson with any Regulatory Authority as of the date of this Agreement and that has not been filed by Upson with any Regulatory Authority as an exhibit to any Upson Regulatory Report for the fiscal year ended December 31, 2002 (together with all Contracts referred to in Section 6.8 of this Agreement, the “Upson Contracts”). With respect to each Upson Contract, (i) the Contract is in full force and effect, (ii) no Upson Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, (iii) no Upson Company has repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the knowledge of Upson, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, or has repudiated or waived any Material provision thereunder. Except as Previously Disclosed, all of the indebtedness of any Upson Company for money borrowed is prepayable at any time by Upson without penalty or premium.

     6.13 Legal Proceedings. Except as Previously Disclosed, there is no Litigation instituted or pending, or, to the Knowledge of the Upson Companies, threatened against any Upson Company, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Upson Companies, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

     6.14 Reports. The Upson Companies have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities and any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.15 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any Upson Companies or any Affiliate thereof to Polk pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Upson Companies or any Affiliate thereof for inclusion in the Registration Statement to be filed by Upson with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Upson Companies or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Polk shareholders and Upson shareholders in connection with the Polk Meeting and the Upson Meeting, respectively, and any other documents to be filed by any Upson Companies or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Polk and Upson, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Polk Meeting and the Upson Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for either of such shareholders’ meetings. All documents that any Upson Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.16 Tax and Regulatory Matters. No Upson Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section 9.1(b).

     6.17 State Takeover Laws. Upson has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable “moratorium,” “control share,” “fair price,” “business combination” or other state takeover Law.

     6.18 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Upson’s own account, or for the account of any Upson Company or its customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     6.19 Upson’s Subsidiary. Other than Bank of Upson, Upson has no subsidiaries.

     6.20 Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of Upson have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 2002, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Upson, and all returns filed are complete and accurate in all Material respects to the Knowledge of Upson. All Taxes shown on filed returns have been paid as of the date of this Agreement, and there is no audit, examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Upson, except as reserved against in the Upson Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Upson has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to Upson, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

          (c) Adequate provision for any Taxes due or to become due by Upson for the period or periods through and including the date of the respective Upson Financial Statements has been made and is reflected on such Upson Financial Statements.

          (d) Deferred Taxes of Upson have been provided for in accordance with GAAP. Effective January 1, 1993, Upson adopted Financial Accounting Standards Board Statement 109, “Accounting for Income Taxes.”

          (e) Upson is in compliance with, and their respective records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

          (f) Upson has not made any payments, is obligated to make any payments or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (g) There are no Material Liens with respect to Taxes upon any of the Assets of Upson.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of Upson that occurred during or after any Taxable Period in which Upson incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2002.

          (i) No Upson Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

          (j) No Upson Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     6.21 Employee Benefit Plans.

          (a) Upson has Previously Disclosed, and delivered or made available to the Polk Companies prior to the execution of this Agreement, correct and complete copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, “employee benefit plans” as that term is defined in Section 3(3) of ERISA currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Upson or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which such persons are eligible to participate (collectively, the “Upson Benefit Plans”). Any of the Upson Benefit Plans which is an “employee welfare benefit plan,” as that term is defined in Section 3(l) of ERISA, or an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “Upson ERISA Plan.” Each Upson ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a “Upson Pension Plan”. No Upson Pension Plan is or has been a “multi-employer plan” within the meaning of Section 3(37) of ERISA. Upson does not participate in either a multi-employer plan or a multiple employer plan.

          (b) Upson has delivered or made available to the Polk Companies prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Upson Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Upson Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters or Material advisory opinions issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 2002, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Upson Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

          (c) All Upson Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson. Each Upson ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and no Upson Company is aware of any circumstances likely to reasonably result in revocation of any such favorable determination letter or failure of an Upson ERISA Plan intended to satisfy Internal Revenue Code Section 401 to satisfy the Tax qualification provisions of the Internal Revenue Code applicable thereto. Upson has not engaged in a transaction with respect to any Upson Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date hereof, would subject Upson to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

          (d) No Upson Pension Plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan’s most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Upson Pension Plan, (ii) no change in the actuarial assumptions with respect to any Upson Pension Plan, and (iii) no increase in benefits under any Upson Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson or materially affect the funding status of any such plan. Neither any Upson Pension Plan nor any “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Upson or the single-employer plan of any entity which is considered one employer with Upson under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an “ERISA Affiliate”) has an “accumulated funding deficiency” within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Upson. Upson has not provided, and is not required to provide, security to an Upson Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Upson except to the extent any failure to do so would not have a Material Adverse Effect on Upson.

          (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Upson with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Upson. Except as Previously Disclosed, Upson has not incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Upson. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Upson Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (f) Except as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980 B, Upson has no obligations to provide health and life benefits under any of the Upson Benefit Plans to former employees, and there are no restrictions on the rights of Upson to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Upson.

          (g) Except as Previously Disclosed or set forth herein, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby solely as a result of such actions, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any officer, director or any employee of Upson from Upson under any Upson Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Upson Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Upson.

          (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of directors and employees and former directors and employees of Upson and its respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Upson Financial Statements to the extent required by and in accordance with GAAP.

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Polk. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement unless the prior written consent of Upson shall have been obtained, and except as otherwise contemplated herein, Polk agrees: (i) to operate its business and cause any Polk Company to operate its business in the usual, regular and ordinary course; (ii) to preserve intact its business organizations and Assets and maintain its rights and franchises; (iii) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) to take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (b) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of Polk. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Polk covenants and agrees that any Polk Company will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of Upson, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Polk or the Articles of Association, Bylaws or other governing instruments of any Polk Company; or

          (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of any Polk Company consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of any Polk Company held by the Polk Companies of any Lien or permit any such Lien to exist other than in connection with deposits, repurchase agreements, bankers’ acceptances, Federal Home Loan Bank advances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that have been Previously Disclosed; or

          (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Polk Company, or declare or pay any dividend or make any other distribution in respect of any Polk Company capital stock; or

          (d) except for this Agreement, or as Previously Disclosed, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Polk Common Stock, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of Polk or issue or authorize the issuance of any other securities in respect of or in substitution for shares of either Polk Common Stock or Bank’s common stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any real property, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Polk in its fiduciary capacity; or

          (g) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of 15 years or less, or of mortgage-backed securities of maturity or grade consistent with past practices Previously Disclosed, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers or purchase of any Assets, in any Person other than any Polk Company, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new, wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (h) grant any increase in compensation or benefits to the employees or officers of any Polk Company (including such discretionary increases as may be contemplated by existing employment agreements) exceeding 5% individually or in the aggregate on an annual basis, except in accordance with past practice Previously Disclosed or as required by Law, pay any bonus other than pursuant to a written policy or Contract in effect on the date of this Agreement and Previously Disclosed enter into or amend any severance agreements with officers of any Polk Company, grant any increase in fees or other increases in compensation or other benefits to directors of any Polk Company except in accordance with past practice Previously Disclosed; or

          (i) enter into or amend any employment Contract between any Polk Company and any Person (unless such amendment is required by Law) that any Polk Company, as the case may be, does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (j) adopt any new employee benefit plan of any Polk Company or make any Material change in or to any existing employee benefit plans of any Polk Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws, regulatory accounting requirements or GAAP; or

          (l) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any Polk Company for money damages in excess of $25,000 or Material restrictions upon the operations of any Polk Company; or

          (m) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

          (n) make any loan or extension of credit to any borrower of any Polk Company in excess of an aggregate of $1 million; or

          (o) make any Material election with respect to Taxes.

     7.3 Affirmative Covenants of Upson. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement unless the prior written consent of Polk shall have been obtained, and except as otherwise contemplated herein, Upson agrees: (i) to operate its business and cause any Upson Company to operate its business in the usual, regular and ordinary course; (ii) to preserve intact its business organizations and Assets and maintain its rights and franchises; (iii) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) to take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (b) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4 Negative Covenants of Upson. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Upson covenants and agrees that any Upson Company will not do or agree or commit to do, any of the following without the prior written consent of the Chief Executive Officer of Polk, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Upson or the Articles of Association, Bylaws or other governing instruments of any Upson Company; or

          (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of any Upson Company consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of any Upson Company held by Upson of any Lien or permit any such Lien to exist, other than in connection with deposits, repurchase agreements, bankers’ acceptances, Federal Home Loan Bank advances,

“treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that have been Previously Disclosed; or

          (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Upson, or declare or pay any dividend or make any other distribution in respect of Upson capital stock other than that certain stock dividend of .042 shares of Upson Common Stock declared on each share of Upson Common Stock distributed to Upson shareholders as of the Upson record date set forth in the Joint Proxy Statement, with any fractional shares payable in cash based on a per share price of $16 to each shareholder of Upson as of the Upson record date (the “Upson Stock Dividend”); or

          (d) except for this Agreement, or in connection with the Upson Stock Dividend or as Previously Disclosed, issue or sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Upson Common Stock, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock; or

          (e) except in connection with the Upson Stock Dividend, adjust, split, combine or reclassify any capital stock of Upson or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Upson Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over any real property, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Upson in its fiduciary capacity; or

          (g) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of 15 years or less or of mortgage-backed securities of maturity or grade consistent with past practices Previously Disclosed, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers or purchase of any Assets, in any Person other than any Upson Company, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new, wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (h) grant any increase in compensation or benefits to the employees or officers of any Upson Company (including such discretionary increases as may be contemplated by existing employment agreements) exceeding 5% individually or in the aggregate on an annual basis, except in accordance with past practice Previously Disclosed or as required by Law, pay any bonus other than pursuant to a written policy or Contract in effect on the date of this Agreement and Previously Disclosed, enter into or amend any severance agreements with officers of any Upson Company, grant any increase in fees or other increases in compensation or other benefits to directors of any Upson Company except in accordance with past practice Previously Disclosed; or

          (i) enter into or amend any employment Contract between any Upson Company and any Person (unless such amendment is required by Law) that any Upson Company, as the case may be, does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (j) adopt any new employee benefit plan of any Upson Company or make any Material change in or to any existing employee benefit plans of any Upson Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws, regulatory accounting requirements or GAAP; or

          (l) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Upson Company for money damages in excess of $25,000 or Material restrictions upon the operations of any Upson Company; or

          (m) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

          (n) make any loan or extension of credit to any borrower of any Upson Company in excess of an aggregate of $1 million; or

          (o) make any Material election with respect to Taxes.

     7.5 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a Material breach of any of its representations, warranties or covenants contained herein and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Regulatory Authorities, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring period-end adjustments that are not Material). As of their respective dates, such reports filed with the Regulatory Authorities will comply in all Material respects with applicable Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

ARTICLE 8
ADDITIONAL AGREEMENTS

     8.1 Shareholder Approvals. Each of Upson and Polk shall take, in accordance with applicable Law and its respective Articles of Incorporation and Bylaws, all action necessary to convene, respectively, the Upson Meeting to consider and vote upon the issuance of the shares of Upson Common Stock to be issued in the Merger and any other matters required to be approved by Upson shareholders for consummation of the Merger and the Polk Meeting to consider and vote upon the approval of this Agreement and any other matters required to be approved by Polk shareholders for consummation of the Merger, as promptly as practicable after the Registration Statement is declared effective. The respective Boards of Directors of Upson and Polk shall (subject to compliance with their fiduciary duties as advised by counsel) unanimously recommend such approval to their respective shareholders, and the respective Boards of Directors of Upson and Polk (subject to compliance with their fiduciary duties as advised by counsel) shall use their best efforts to obtain such approval by their respective shareholders.

     8.2 Registration Statement.

          (a) Each of Upson and Polk agrees to cooperate in the preparation of a Registration Statement to be filed by Upson with the SEC in connection with the issuance of Upson Common Stock in the Merger (including the Joint Proxy Statement and all related documents). Provided Polk has cooperated as required above, Upson agrees to file the Registration Statement with the SEC as promptly as practicable, but in no event later than 60 days after the date of this Agreement. Each of Polk and Upson agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as reasonably practicable after filing thereof. Upson also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Polk agrees to furnish Upson all information concerning Polk, Bank and their respective officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (b) Each of Polk and Upson agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the 1933 Act, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Polk shareholders and the Upson shareholders and at the time of the Polk Meeting and the Upson Meeting, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading with respect to any Material fact, or which will omit to state any Material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto. Each of Polk and Upson further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Joint Proxy Statement to be false or misleading with respect to any Material fact, or to omit to state any Material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Joint Proxy Statement.

          (c) In the case of Upson, Upson will advise Polk, promptly after Upson receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, or of the issuance of any stop order or the suspension of the qualification of the Upson Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          (d) Nothing in this Section 8.2 or elsewhere in this Agreement shall prohibit accurate disclosure by Polk of information that is required to be disclosed in the Registration Statement of the Joint Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law.

     8.3 Applications. Upson shall promptly prepare and file, and the Polk Companies shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Upson shall permit the Polk Companies to review (and approve with respect to information relating to the Polk Companies) such applications prior to filing same.

     8.4 Filings with State Office. Upon the terms and subject to the conditions of this Agreement, Upson shall execute and file the Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing. Such Articles will, among other things, change the name of Upson to SouthCrest Financial Group, Inc.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take all actions, and to do all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Upson in connection with the Upson Common Stock to be issued in the Merger), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transaction contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all Confidential Information furnished to it by any other Party concerning its and its Subsidiaries’ businesses, operations and financial condition except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable Law or valid court process to disclose any such Confidential Information, then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section 8.6. If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises such Party is legally required to be disclosed; provided that such disclosing Party use its best efforts to preserve the confidentiality of such Confidential Information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information by such tribunal. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing Confidential Information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

          (e) Notwithstanding Section 8.6(b) or any other written or oral understanding or agreement to which the Parties are parties or by which they are bound, the Parties acknowledge and agree that any obligations of confidentiality contained herein and therein that relate to the tax treatment and tax structure of the Merger (and any related transaction or arrangements) have not applied from the commencement of discussions between the Parties and will not hereafter apply to the Parties; and each Party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Merger and all materials of any kind that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, however, that each Party recognizes that the other Party has a right to maintain, in its sole discretion, any privilege that would protect the confidentiality of a communication relating to the Merger, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code and that such privilege is not intended to be affected by the foregoing. These principles are meant to be interpreted so as to prevent the Merger from being treated as offered under “conditions of confidentiality” within the meaning the Treasury Regulations promulgated under Internal Revenue Code Sections 6011 and 6111(d)(2).

     8.7 Press Releases. Prior to the Effective Time, Polk and Upson shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Party nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, the “Representatives”) retained by such Party shall directly or indirectly solicit or engage in negotiations concerning any Acquisition Proposal by any Person, or provide any Confidential Information or assistance to, or have any discussions with, any Person with respect to an Acquisition Proposal. Except to the extent necessary to comply with the fiduciary duties of such Party’s Board of Directors as determined by such Party’s Board of Directors after consulting with and considering the advice of counsel, neither Party nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but any Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel; provided that such Party shall promptly advise the other Party verbally and in writing following the receipt of any Acquisition Proposal and the Material details thereof. Each Party shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 Agreement of Affiliates. Polk has Previously Disclosed all Persons whom it reasonably believes is an “affiliate” of Polk for purposes of Rule 145 under the 1933 Act. Polk shall use its reasonable efforts to cause each such Person to deliver to Upson not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit B, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Polk Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Upson Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and Upson shall be entitled to place restrictive legends upon certificates for shares of Upson Common Stock issued to affiliates of Polk pursuant to this Agreement to enforce the provisions of this Section 8.10). Upson shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Upson Common Stock by such affiliates.

     8.11 Employee Benefits and Contracts. Following the Effective Time, Upson shall provide generally to officers and employees of the Polk Companies, who at or after the Effective Time become employees of a Upson Company (collectively, “New Upson Employees”), employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Upson Companies to their similarly situated officers and employees. Subject to the requirements of the immediately succeeding sentence, Upson may apply any pre-existing condition exclusion or waiting period under any Upson employee health plan for which any employees and/or officers and dependents covered by Polk Benefit Plans as of Closing shall become eligible but that portion of any such existing condition exclusion or waiting period shall not be enforced to the extent it exceeds in duration to the corresponding provision in effect under the Polk Benefit Plans immediately prior to the Closing. For purposes of participation, vesting and benefit accrual under all qualified benefit plans, the service of the employees of the Polk Companies prior to the Effective Time shall be treated as service with the Upson Companies participating in all qualified benefit plans. Upson shall credit New Upson Employees for amounts paid under Polk Benefit Plans for the plan year including the Effective Time for purposes of applying deductibles, co-payments and out of pocket maximums under the Upson Benefit Plans.

     8.12 D&O Coverage. At the Effective Time and subject to applicable Law, Upson will provide directors and officers insurance coverage for Polk’s directors and officers either, at Upson’s election, (i) by purchasing continuation coverage under Polk’s current policy for directors and officers for a period not less than three years after the Effective Time, or (ii) if Upson’s current directors’ and officers’ policy provides substantially similar coverage as Polk’s current policy, obtain coverage under Upson’s current policy to provide coverage for Polk’s directors and officers on a prior acts basis for a period not less than three years prior to the Effective Time.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approvals. The shareholders of each of Polk and Upson shall have approved this Agreement and the consummation of the Merger as and to the extent required by Law and by the provisions of any of its governing instruments.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable judgment of the Board of Directors of either of the Parties would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either of the Parties would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Upson Common Stock issuable pursuant to the Merger shall have been received.

          (f) Tax Matters. Each of the parties shall have received a written opinion of counsel from Troutman Sanders LLP in form reasonably satisfactory to each of them (the “Tax Opinion”), substantially to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Polk Common Stock for Upson Common Stock will not give rise to gain or loss to the shareholders of Polk with respect to such exchange (except to the extent of any cash received), and (iii) neither of Polk nor Upson will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code. In rendering such Tax Opinion, Troutman Sanders LLP shall be entitled to rely upon representations of officers of Polk and Upson reasonably satisfactory in form and substance to such counsel.

          (g) Employment Agreements. Larry T. Kuglar and Daniel W. Brinks shall have entered into the employment agreements with Upson in substantially the form set forth in Exhibits B and C to this Agreement and shall have terminated any existing employment agreements with the Polk Companies and the Upson Companies.

     9.2 Conditions to Obligations of Upson. The obligations of Upson to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Upson pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Polk as set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Polk set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect).

There shall not exist inaccuracies in the representations and warranties of Polk set forth in this Agreement (excluding the representations and warranties set forth in Section 5.3) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Polk or would reasonably likely result in Upson’s inability to comply with the Sarbanes-Oxley Act of 2002; provided that, for purposes of this sentence only, those representations and warranties which are qualified by referenced to “Material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Polk to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates. Polk shall have delivered to Upson (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Polk Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Upson and its counsel shall request.

          (d) Opinion of Counsel. Upson shall have received a written opinion from Powell, Goldstein, Frazer & Murphy LLP, counsel to the Polk Companies, dated as of the Closing, in form reasonably satisfactory to Upson, as to the matters set forth in Exhibit C hereto.

          (e) Accountant’s Letters. Upson shall have received from Mauldin & Jenkins LLC letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding the Polk Companies, in form and substance reasonably satisfactory to Upson, which letters shall be based upon customary specified procedures undertaken by such firm.

          (f) Affiliate Agreements. Upson shall have received from each affiliate of Polk the affiliate agreement referred to in Section 8.10 hereof, in substantially the form attached hereto as Exhibit A.

     9.3 Conditions to Obligations of Polk The obligations of Polk to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Polk pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Upson as set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Upson set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). There shall not exist inaccuracies in the representations and warranties of Upson set forth in this Agreement (excluding the representations and warranties set forth in Section 6.3) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Upson; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “Material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Upson to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates. Upson shall have delivered to Polk (i) a certificate, dated as of the Effective Time and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Upson’s Board of Directors and Upson’s shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Polk and its counsel shall request.

          (d) Opinion of Counsel. Polk shall have received an opinion of Troutman Sanders LLP, counsel to the Upson Companies, dated as of the Effective Time, in form reasonably satisfactory to Polk, as to matters set forth in Exhibit E hereto.

          (e) Resignations. Polk shall have received copies of the resignations of all but five members of the board of directors of Upson, dated as of the Effective Time.

          (f) Elections. Effective as of the Effective Time and its acceptance of the resignations described in Section 9.3(e) above, Upson’s Board of Directors shall have filled the resulting vacancies with the four Polk nominees described in Section 2.3(b) of this Agreement.

ARTICLE 10
TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Polk and Upson respectively, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the respective Boards of Directors of Upson and Polk; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a breach by the other Parties of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Upson and Section 9.3(a) of this Agreement in the case of Polk; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Polk fail to vote their approval of this Agreement and the transaction contemplated hereby at the Polk Meeting where the transaction was presented to such shareholders for approval and voted upon; or (iii) the shareholders of Upson fail to vote their approval of this Agreement and the transaction contemplated hereby at the Upson Meeting where the transaction was presented to such shareholders for approval and voted upon; or

          (d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2004, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

          (e) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(d) of this Agreement; or

          (f) By the Board of Directors of either Party in the event that the Board of Directors of the other Party shall have failed to reaffirm, following a written request by such Party for such reaffirmation after the other Party shall have received any inquiry or proposal with respect to an Acquisition Proposal, its approval of the Merger (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, (ii) a termination pursuant to Sections 10.1(b) or 10.1(e) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; and (iii) a termination pursuant to Section 10.1(f) shall not relieve the Party whose Board of Directors does not reaffirm its approval of the Merger Agreement from Liability for any loss incurred by the other Party as a result of such termination provided that in either case such Liability shall be determined solely in accordance with the effect of Section 11.2(b) of this Agreement.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.6(b), 8.10, 8.11, 8.12 and 8.13 of this Agreement.

ARTICLE 11
MISCELLANEOUS

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     “Acquisition Proposal” with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

     “Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     “Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     “Allowance” shall mean the allowance for loan or credit losses for the periods set forth in Sections 5.9 and 6.7 of this Agreement.

     “Articles of Merger” shall mean the Articles or Certificate of Merger to be executed in accordance with the provisions of the GBCC and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     “Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     “Bank” shall have the meaning set forth in the Preamble of this Agreement.

     “BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

     “Closing” shall mean the closing of the transaction contemplated hereby, as described in Section 1.2 of this Agreement.

     “Confidential Information” shall mean any data or information, which is material to a Party and not generally known by the public. Confidential Information shall include, but not be limited to, business opportunities of a Party, the details of this Agreement, the identity and addresses of customers of such Party, the whole or any portion or phase of any scientific or technical information, design process, procedure, formula or improvement that is valuable and secret and which is defined as a “trade secret” under Georgia law pursuant to the Georgia Trade Secrets Act.

     “Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     “Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     “Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of control or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

     “Effective Time” shall mean the date and time at which the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia.

     “Environmental Laws” shall mean all federal, state, municipal and local laws, statutes, orders, regulations, decrees, resolutions, proclamations, permits, licenses, approvals, authorizations, consents, judgments, judicial decisions and other governmental requirements, limitations and standards relating to the environment, health and safety issues, including, without limitation, the manufacture, generation, use, processing, treatment, recycling, storage, handling, “Release” (as hereinafter defined), investigation, removal, remediation and cleanup of or other corrective action for “Hazardous Materials” (as hereinafter defined), exposure to Hazardous Materials and personal injury, natural resource damage, property damage and interference with the use of property caused by or resulting from Hazardous Materials.

     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

     “ERISA Affiliate” shall have the meaning provided in Sections 5.14 and 6.21 of this Agreement.

     “ERISA Plan” shall have the meaning provided in Sections 5.14 and 6.21 of this Agreement.

     “Exchange Ratio” shall mean the ratio formed by the number of shares of Upson Common Stock Polk shareholders will receive for each share of Polk Common Stock as set forth herein to one.

     “Exhibits” A through E, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     “GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

     “GBCC” shall mean the Georgia Business Corporation Code.

     “Hazardous Materials” shall mean all hazardous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic and volatile substances, materials, compounds, chemicals and waste, and all other industrial waste, sanitary waste, pollutants and contaminants, and all constituents thereof, including, without limitation, petroleum hydrocarbons, asbestos-containing materials, lead-based paints and all substances, materials, wastes, chemicals, compounds, contaminants and pollutants regulated or addressed by Environmental Laws.

     “IRS” shall mean the Internal Revenue Service.

     “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     “Joint Proxy Statement” shall mean the joint proxy statement used by Polk and Upson to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement and shall include the prospectus of Upson relating to shares of Upson Common Stock to be issued to the shareholders of Polk.

     “Knowledge” as used with respect to a Person shall mean the knowledge, after all appropriate due inquiry, of the President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, or any Executive Vice President of such Person.

     “Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute and all Environmental Laws applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     “Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     “Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party; and (iv) Liens which have been Previously Disclosed.

     “Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, request for information, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it) or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     “Loan Property” shall mean any property owned, leased or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     “Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     “Material Adverse Effect” on a Party shall mean an event, change, condition or occurrence which has a Material adverse impact on (i) the financial position, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities and (y) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies.

     “Merger” shall mean the merger of Polk with and into Upson referred to in the Preamble of this Agreement.

     “Merger Consideration” shall mean the aggregate consideration to be received for all of the shares of Polk Common Stock.

     “NASD” shall mean the National Association of Securities Dealers, Inc.

     “1933 Act” shall mean the Securities Act of 1933, as amended.

     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     “Participation Facility” shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     “Party” shall mean either Polk or Upson, and “Parties” shall mean Polk and Upson.

     “Permit” shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities or business.

     “Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

     “Polk Benefit Plans” shall have the meaning set forth in Section 5.14 of this Agreement.

     “Polk Common Stock” shall mean the One Dollar ($1.00) par value common stock of Polk.

     “Polk Companies” shall mean, collectively, Polk and Bank.

     “Polk Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Polk as of September 30, 2003 and as of December 31, 2002, 2001, 2000, and 1999, and the related statements of income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) for the six months ended September 30, 2003 and 2002 and each of the four fiscal years ended December 31, 2002, 2001, 2000, and 1999, as filed by Polk in SEC Documents, and (ii) the consolidated statements of condition of Polk (including related notes and schedules if any) and related statements of income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2002.

     “Polk Meeting” shall mean the special meeting of the shareholders of Polk or any adjournment thereof to vote on the matters set forth in the Joint Proxy Statement.

     “Polk Regulatory Report” shall mean any form, report, or document either (i) filed or required to be filed by Polk or Bank or both with any Regulatory Authority, or (ii) received by Polk or Bank or both from any Regulatory Authority.

     “Previously Disclosed” shall mean information delivered in writing prior to the date of this Agreement in the manner and to the Party or counsel described in Section 11.8 of this Agreement or to the Party’s Financial Advisor in response to its due diligence request describing in reasonable detail the matters contained therein or identifying the information disclosed; provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition.

     “Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Upson under the 1933 Act in connection with the transactions contemplated by this Agreement.

     “Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Department of Banking and Finance, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, NASD and the SEC.

     “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into or migration within the environment.

     “Representatives” shall have the meaning set forth in Section 8.8.

     “SEC” shall mean the Securities and Exchange Commission.

     “SEC Documents” shall mean all forms, proxy statements, reports, registration statements, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws or similar requirement of any Regulatory Authority.

     “Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     “Subsidiaries” shall mean all those corporations, banks, association, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     “Surviving Corporation” shall mean Upson as the surviving corporation resulting from the Merger.

     “Tax” or “Taxes” shall mean all federal, state, county, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including interest and penalties thereon or additions with respect thereto.

     “Taxable Period” shall mean any period prescribed by any governmental authority, including the United States or any state, local or foreign government or subdivision or agency thereof for which a Tax Return required to be filed or Tax is required to be paid.

     “Tax Return” shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     “Upson Benefit Plans” shall have the meaning set forth in Section 6.21 of this Agreement.

     “Upson Common Stock” shall mean the no par value common stock of Upson.

     “Upson Companies” shall mean, collectively, Upson and all Upson Subsidiaries.

     “Upson Financial Statements” shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Upson as of September 30, 2003, and as of December 31, 2002, 2001, 2000 and 1999, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the six months ended September 30, 2003 and 2002, and for each of the four years ended December 31, 2002, 2001, 2000 and 1999, as filed by Upson in SEC Documents and (ii) the consolidated statements of condition of Upson (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2002.

     “Upson Meeting” shall mean the special meeting of the shareholders of Upson or any adjournment or adjournments thereof to vote on the matters set forth in the Joint Proxy Statement.

     “Upson Subsidiaries” shall mean the subsidiaries of Upson.

     11.2 Expenses.

          (a) General. Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial advisors or other consultants, investment bankers, accountants, and counsel except that Upson shall bear and pay the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

          (b) Breach by either Party or Fiduciary Duty Termination. In addition to the foregoing, if prior to the Effective Time, this Agreement is terminated by either Party as a result of (i) the other Party’s willful breach of such Party’s representations, warranties or agreements set forth herein of this Agreement or (ii) the failure of the other Party’s Board of Directors to reaffirm its approval of the Merger pursuant to Section 10.1(f), such Party shall pay to the non-breaching Party or Party requesting the reaffirmation as its sole and exclusive remedy resulting from such termination, an amount in cash equal to the sum of the reasonable direct costs and expenses incurred by or on behalf of the non-breaching Party or Party requesting the reaffirmation in connection with the transactions contemplated by this Agreement, which sum represents compensation for the loss incurred by the non-breaching Party or Party requesting the reaffirmation as the result of the transactions contemplated by this Agreement not being consummated.

     11.3 Brokers and Finders. Each Party represents and warrants to the other Party that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any Party, such Party shall indemnify and hold the other Party harmless of and from any Liability in respect of any such claim and increase or decrease the Merger Consideration, as the case may be, by an amount equal to such claim as determined by the non-breaching Party.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transaction contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; whether before or after shareholder approval of the Merger has been obtained provided, however, that after any such approval by the holders of (i) Polk Common Stock, there shall be made no amendment decreasing the consideration to be received by Polk shareholders without the further approval of such shareholders; and (ii) Upson Common Stock, there shall be made no amendment increasing the consideration to be paid by Upson without the further approval of Upson shareholders.

     11.6 Waivers.

          (a) Prior to or at the Effective Time, Upson, acting through its Board of Directors, Chief Executive Officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Polk, to waive or extend the time for the compliance or fulfillment by Polk of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of Upson under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Upson.

          (b) Prior to or at the Effective Time, Polk, acting through its Board of Directors, shall have the right to waive any Default in the performance of any term of this Agreement by Upson, to waive or extend the time for the compliance or fulfillment by Upson of any and all of its obligations under this Agreement and to waive any or all of the conditions precedent to the obligations of Polk under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Polk.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Upson:	Upson Bankshares, Inc.
108 South Church Street
Thomaston, Georgia 30286-3166
706-647-2573 — FAX
Attn: Daniel W. Brinks, President

Copy to Counsel:	Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2218
404-962-6658 — FAX
Attn: Thomas O. Powell, Esquire

Polk and Bank:	First Polk Bankshares, Inc.
The First National Bank of Polk County
967 North Main Street
Cedartown, Georgia 30125-3495
770-749-2713- FAX
Attn: Larry T. Kuglar, President

Copy to Counsel:	Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, Suite 1600
Atlanta, Georgia 30303
404-572-6999 — FAX
Attn: Walter G. Moeling, IV, Esquire

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity other than for willful breach of a Party’s representations, warranties or agreements as provided for in Section 11.2(b) of this Agreement.

     11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Interpretation of Agreement. The Parties hereto acknowledge and agree that each Party has participated in the drafting of this Agreement and that this document has been reviewed, negotiated and accepted by all parties and their respective counsel, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

“POLK”

ATTEST:	FIRST POLK BANKSHARES, INC.

Patsy Campbell, Secretary	Harold W. Wyatt, Jr., Chairman

(CORPORATE SEAL)
Larry T. Kuglar, President

“UPSON”

ATTEST:	Upson Bankshares, Inc.

Robert P. Cravey, Secretary	Robert P. Cravey, Chairman

(CORPORATE SEAL)
Daniel W. Brinks, President

LIST OF EXHIBITS

Exhibit A	Form of Affiliate Agreement

Exhibit B	Employment Agreement for Larry T. Kuglar

Exhibit C	Employment Agreement for Daniel W. Brinks

Exhibit D	Matters to which Powell, Goldstein, Frazer & Murphy LLP will opine

Exhibit E	Matters to which Troutman Sanders LLP will opine

APPENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTE

14-2-1301. Definitions.

As used in this article, the term:

     (1)  “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2)  “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

     (3)  “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4)  “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14- 2-1327.

     (5)  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6)  “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7)  “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8)  “Shareholder” means the record shareholder or the beneficial shareholder. (Code 1981, § 14-2-1301, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p.1231, § 16.)

14-2-1302. Right to dissent.

     (a)  A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

               (A) Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b)  A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

     (c)  Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, § 14-2-1302, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 58; Ga. L. 1999, p. 405, § 11.)

14-2-1303. Dissent by nominees and beneficial owners.

     A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, § 14-2-1303, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1320. Notice of dissenters’ rights.

     (a)  If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

     (b)  If corporate action creating dissenters’ rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, § 14-2-1320, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 17.)

14-2-1321. Notice of intent to demand payment.

     (a)  If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b)  A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1321, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1322. Dissenters’ notice.

     (a)  If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b)  The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article. (Code 1981, § 14-2-1322, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1323. Duty to demand payment.

     (a)  A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b)  A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c)  A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1323, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1324. Share restrictions.

     (a)  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b)  The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, § 14-2-1324, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1325. Offer of payment.

     (a)  Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation’s estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

          (5) A copy of this article.

     (c)  If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, § 14-2-1325, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 59; Ga. L. 1993, p. 1231, § 18.)

14-2-1326. Failure to take action.

     (a)  If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b)  If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, § 14-2-1326, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1990, p. 257, § 20.)

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

     (a)  A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14- 2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b)  A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c)  If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, § 14-2-1327, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 60; Ga. L. 1990, p. 257, § 21; Ga. L. 1993, p. 1231, § 19.)

14-2-1330. Court action.

     (a)  If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b)  The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c)  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d)  The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

     (e)  Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, § 14-2-1330, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 61; Ga. L. 1993, p. 1231, § 20; Ga. L. 2000, p. 1589, § 3.)

14-2-1331. Court costs and counsel fees.

     (a)  The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b)  The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c)  If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, § 14-2-1331, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1332. Limitation of actions.

     No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, § 14-2-1332, enacted by Ga. L. 1988, p. 1070, § 1.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The provisions of the Georgia Business Corporation Code and the Registrant’s bylaws set forth the extent to which the Registrant’s directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under these indemnification provisions, the Registrant is required to indemnify any of its directors or officers against any reasonable expenses (including attorneys’ fees) incurred by such director or officer in defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, to which such director or officer was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director of the Registrant, is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant may indemnify any of its directors or its officers, against any liability incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, if such director or officer acted in a manner such director or officer believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe such director’s or officer’s conduct was unlawful, if a determination has been made that the director or officer has met these standards of conduct. No indemnification shall be made in respect of any claim, issue, or matters as to which such person shall have been adjudged liable to the Registrant unless and only to the extent that the Superior Court or court in which such action or suit was brought shall determine upon application that, despite the adjudication of the liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit, or proceeding upon receipt of a written affirmation of such officer or director that such director or officer has met certain standards of conduct and an undertaking by or on behalf of such director or officer to repay such advances unless it is ultimately determined that such director or officer is entitled to indemnification by the Registrant.

     The Registrant’s articles of incorporation contain a provision which provides that, to the fullest extent permitted by the Business Corporation Code of Georgia, directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of his duty of care or any other duty as a director.

     The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit
Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of November 24, 2003, by and between First Polk Bankshares, Inc. and Upson Bankshares, Inc. (included as Appendix A to the joint proxy statement/prospectus and incorporated by reference herein)

3.1	Articles of Incorporation of Upson Bankshares, Inc.

3.2	Amended and Restated Bylaws of Upson Bankshares, Inc.

4.1	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of Upson Bankshares, Inc., defining rights of holders of common stock of Upson Bankshares, Inc.

5.1	Securities Opinion of Troutman Sanders LLP*

8.1	Tax Opinion of Troutman Sanders LLP*

10.1	Lease Contract, dated September 14, 1993, between Truitt A. Mallory and Bank of Upson

10.2	Form of Executive Supplemental Retirement Plan Agreement

23.1	Consents of Troutman Sanders LLP (included in Exhibits 5 and 8)

23.2	Consent of Mauldin & Jenkins, LLC as to Upson Bankshares, Inc.

23.3	Consent of Mauldin & Jenkins, LLC as to First Polk Bankshares, Inc.

23.4	Consent of Financial Advisor

24.1	Power of Attorney (included in the original signature page to this Registration Statement)

99.1	Form of Proxy Card for First Polk Bankshares, Inc.

99.2	Form of Proxy Card for Upson Bankshares, Inc.

*To be filed by amendment.

(b)	Financial Statement Schedules.

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant’s articles of incorporation or bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e)  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f)  (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona bide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomaston, State of Georgia, on February 13, 2004.

UPSON BANKSHARES, INC.

By:	/s/ Daniel W. Brinks

Daniel W. Brinks, President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints jointly and severally, Daniel W. Brinks and Robert P. Cravey, their respective attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their respective substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard T. Bridges	Director	February 13, 2004

Richard T. Bridges

/s/ Daniel W. Brinks	President and Director	February 13, 2004

Daniel W. Brinks

/s/ Dr. Benjamin S. Brown	Director	February 13, 2004

Dr. Benjamin S. Brown

/s/ Robert P. Cravey	Chairman, Secretary and Director	February 13, 2004

Robert P. Cravey

/s/ Zack D. Cravey, Jr.	Director	February 13, 2004

Zack D. Cravey, Jr.

/s/ Dr. W. M. Oxford	Director	February 13, 2004

Dr. W. M. Oxford

/s/ Dr. Warren Patrick	Director	February 13, 2004

Dr. Warren Patrick

Signature	Title	Date

	Director	February 13, 2004
/s/ W. Gaines Wilson
W. Gaines Wilson

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation of Upson Bankshares, Inc.

3.2	Amended and Restated Bylaws of Upson Bankshares, Inc.

10.1	Lease Contract, dated September 14, 1993, between Truitt A. Mallory and Bank of Upson

10.2	Form of Executive Supplemental Retirement plan Agreement

23.2	Consent of Mauldin & Jenkins, LLC as to Upson Bankshares, Inc.

23.3	Consent of Mauldin & Jenkins, LLC as to First Polk Bankshares, Inc.

23.4	Consent of Financial Advisor

99.1	Form of Proxy Card for First Polk Bankshares, Inc.

99.2	Form of Proxy Card for Upson Bankshares, Inc.